As filed with the Securities and Exchange Commission on October 12, 2023.

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Sadot Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	5810	47-2555533
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

1751 River Run, Suite 200

Fort Worth, Texas 76107

516.274.8700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael J. Roper

Chief Executive Officer

1751 River Run, Suite 200

Fort Worth, Texas 76107

516.274.8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

30 Wall Street, 8th Floor

New York, New York 10005

Tel: 516.833.5034

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date hereof.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 12, 2023

PROSPECTUS

36,468,392 Shares

Sadot Group Inc.

Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholders identified below, or their permitted transferees, of up to 36,468,392 shares of our common stock, par value $0.0001 per share (“common stock”), including (i) up to 34,087,810 shares of our common stock that we may issue and sell to YA II PN, LTD., a Cayman Islands exempt limited partnership (“Yorkville”) fund managed by Yorkville Advisors Global, LP from time to time after the date of this prospectus, pursuant to the Standby Equity Purchase Agreement (“SEPA”) dated September 22, 2023, entered into with Yorkville, (ii) 227,273 shares of common stock (the “Yorkville Commitment Shares”) issued to Yorkville as consideration for its irrevocable commitment under the SEPA, and (iii) 2,153,309 shares of common stock issuable upon exercise of a Common Stock Purchase Warrant held by Altium Growth Fund Ltd. (“Altium” and collectively with Yorkville, the “Selling Stockholders”).

Yorkville

The shares of our common stock being offered by Yorkville have been and may be issued pursuant to the Standby Equity Purchase Agreement, dated September 22, 2023, that we entered into with Yorkville. Under the SEPA, the Company agreed to issue and sell to Yorkville, from time to time, and Yorkville agreed to purchase from the Company, up to $25 million of the Company’s common stock. The Company shall not affect any sales under the SEPA and Yorkville shall not have any obligation to purchase shares of common stock under the SEPA to the extent that after giving effect to such purchase and sale (i) Yorkville would beneficially own more than 4.99% of the Company’s outstanding common stock at the time of such issuance (the “Ownership Limitation”), or (ii) the aggregate number of shares of common stock issued under the SEPA together with any shares of common stock issued in connection with any other related transactions that may be considered part of the same series of transactions, would exceed 19.9% of the outstanding voting common stock as of September 22, 2023 (the “Exchange Cap”). Thus, the Company may not have access to the right to sell the full $25 million of shares of common stock to Yorkville.

In connection with the SEPA, and subject to the condition set forth therein, Yorkville has agreed to advance us an aggregate principal amount of $4.0 million (the “Pre-Paid Advance”) which shall be evidenced by convertible promissory notes (the “Convertible Notes”) to be issued to Yorkville at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On September 22, 2203, Yorkville advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to Yorkville in the principal amount of $3.0 million. The balance of $1.0 million of the Pre-Paid Advance will be advanced by Yorkville to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note will be September 22, 2024, 12-months after the closing of the initial Pre-Paid Advance. Yorkville may convert the Convertible Notes into shares of our common stock at a conversion price equal to the lower of (A) (i) with respect to the initial Convertible Note issued on September 22, 2023, $1.1495, and (ii) with respect to the Convertible Note to be issued at the closing of the subsequent Pre-Paid Advance, a price per share equal to 110% of the daily volume weighted average price (“VWAP”) of the common stock on Nasdaq on the last trading day prior to the issuance of such Convertible Note, or (B) 95% of the lowest daily VWAP during the seven consecutive trading days immediately preceding the conversion (the “Conversion Price”), which in no event may the Conversion Price be lower than $0.33 (the “Floor Price”). Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Yorkville at a price per share equivalent to the Conversion Price as determined in accordance with the Convertible Notes in consideration of an offset to the Convertible Notes (“Yorkville Advance”). Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the Ownership Limitation, does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

In connection with the SEPA, we are registering herein 34,315,083 shares of common stock, comprised of (i) 227,273 Yorkville Commitment Shares and (ii) 34,087,810 shares of common stock issuable pursuant to the SEPA. The shares may be issued and sold to Yorkville, either (i) at the election of the Company, at 97% of the Market Price (as defined below) for the three consecutive trading days (the “Pricing Period”) commencing on the date that we direct Yorkville to purchase amounts of our common stock that we specify in a written notice (an “Advance Notice”), or (ii) pursuant to a Yorkville Advance, at a price per share equivalent to the Conversion Price as determined in accordance with the Convertible Notes. “Market Price” is defined as, for any Pricing Period, the daily VWAP of the common stock on Nasdaq during the Pricing Period.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our common stock by Yorkville.

Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our common stock by Yorkville and any discounts, commissions, or concessions received by Yorkville are deemed to be underwriting discounts and commissions under the Securities Act. Yorkville may offer and sell the securities covered by this prospectus from time to time. Yorkville may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

Altium

On July 27, 2023, we entered into the Exercise Agreement with Altium, the holder of outstanding warrants to purchase 2,153,309 shares of our common stock issued in November 2021 (collectively, the “Original Warrants”), whereby Altium and our company agreed that Altium would exercise the Original Warrants in consideration of 2,153,309 shares of common stock. In order to induce Altium to exercise the Original Warrants, we agreed to reduce the exercise price on the Original Warrants from $1.385 to $1.00 per share.

In connection with the exercise of the Original Warrants, we issued an additional warrant to Altium that is exercisable to acquire 2,153,309 shares of common stock (the “Additional Warrant”) exercisable at a per share price of $2.40.

We will bear all costs, expenses and fees in connection with the registration of the common stock. The Selling Stockholders will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholders pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the shares included in this prospectus by Selling Stockholders. See “Plan of Distribution.”

Our common stock is traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SDOT”. On October 10, 2023, the last reported sale price on Nasdaq of our common stock was $0.7943 per share.

Our principal executive office is located at 1751 River Run, Suite 200, Fort Worth, Texas 76107, and our telephone number is (832) 604-9568.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholder of the securities offered by it described in this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Sadot Group,” “Sadot,” “we,” “us,” “our,” and similar terms refer to Sadot Group Inc., a Nevada corporation. Effective July 27, 2023, the Company changed its name from “Muscle Maker Inc.” to “Sadot Group Inc.”. Any reference herein to “Muscle Maker Inc.” refers to the Company.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus may constitute “forward-looking statements” for purposes of federal securities laws. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the section titled “Business.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus and our managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” our periodic filings with the SEC and the following:

●	Our goals and strategies.

●	Our future business development, financial condition and results of operations.

●	Expected changes in our revenue, costs or expenditures.

●	Our ability to obtain financing in amounts sufficient to fund our operations and continue as a going concern.

●	Growth of and competition trends in our industry.

●	Our expectations regarding demand for, and market acceptance of, our products and services.

●	Our expectations regarding our relationships with investors, institutional funding partners and other parties we collaborate with.

●	Fluctuations in general economic and business conditions in the markets in which we operate.

●	Our ability to raise capital when needed.

●	Relevant government policies and regulations relating to our industry.

Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized, except as may be required by law.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus.

Overview

Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain sector. The Company provides innovative and sustainable supply chain solutions that address the world’s growing food security challenges. The Sadot Group currently operates within three key verticals of the global food supply chain including 1) global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, 2) farm operations producing grains and tree crops in Southern Africa, and 3) food service operations with more than 45 restaurants across the U.S. and Kuwait. The Sadot Group is headquartered in Ft. Worth, Texas with subsidiary operations in Miami, Dubai, Singapore, Kyiv and Zambia.

Sadot Agri-Foods Origination and Trading Operations (Sadot LLC, our wholly-owned subsidiary), is an international agri-commodities company engaged in the trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships to/from markets across the globe. Sadot Agri-Foods originates food supply chain transactions from the point of origination (producers) to point of consumption (customers), taking advantage of arbitrages between currencies, origins and products. Sadot Agri-Foods executes agri-commodity trades between producing geographies such as the Americas, Africa, and the Black Sea to consumer markets in Southeast Asia, China, and the Middle East/North Africa (MENA) region, coordinating with headquarters to ensure that each transaction is appropriately financed and risk management is applied. Sadot Agri-Foods seeks to drive growth through new product lines, new geographies and new verticals within the food supply chain. The organization is powered by a global team of deeply experienced agri-commodity consultants at Aggia LLC FZ, a major shareholder of Sadot Group. Sadot Agri-Foods was formed as part of our diversification strategy to own and operate, through its subsidiaries, business lines throughout the food value chain and is our largest operating unit.

Sadot Food Service Operations, which is operated through various wholly-owned subsidiaries, has three unique concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, plus one subscription-based fresh prep meal concept, SuperFit Foods. Following our strategic pivot to the global food supply chain sector, we are fully engaged in the restructuring of these legacy restaurant operations. By refranchising company-owned units and closing underperforming locations while growing Pokémoto through franchising, the Company is continuing its restructuring efforts with the goal of reducing annualized restaurant operating expenses and overhead while potentially increasing franchise royalty revenue at Pokémoto. The Pokémoto concept has garnered significant interest among potential franchisees owing to its low cost of entry and straightforward operational model. Currently, there are 34 Pokémoto units in operation across 15 states, with a pipeline of over 45 franchise locations already sold but not yet opened.

Sadot Farm Operations (Sadot Zambia LLC) includes ~5,000 acres of farmland in the Mkushi Region of Zambia which was acquired August of 2023. Farm operations are expected to provide a reliable supply of grains and tree crops (mango and avocado), which are currently experiencing constant demand and yielding higher margins. Sadot Zambia has had its first successful harvest in September 2023 of 987 metric tons of premium-grade wheat and is gearing up for additional planting phases this year including more than 1,300 acres of maize and 775 acres of soybean.

Yorkville Transaction

On September 22, 2023, we entered into the SEPA with Yorkville. Under the SEPA, we agreed to issue and sell to Yorkville, from time to time, and Yorkville agreed to purchase from us, up to $25 million of our common stock. We shall not affect any sales under the SEPA and Yorkville shall not have any obligation to purchase shares of common stock under the SEPA to the extent that after giving effect to such purchase and sale Yorkville would exceed the Ownership Limitation or the Exchange Cap. Thus, we may not have access to the right to sell the full $25 million of shares of common stock to Yorkville.

In connection with the SEPA, and subject to the condition set forth therein, Yorkville has agreed to advance us the Pre-Paid Advance which shall be evidenced by the Convertible Notes to be issued to Yorkville at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On September 22, 2203, Yorkville advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to Yorkville in the principal amount of $3.0 million. The balance of $1.0 million of the Pre-Paid Advance will be advanced by Yorkville to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note will be September 22, 2024, 12-months after the closing of the initial Pre-Paid Advance. Yorkville may convert the Convertible Notes into shares of our common stock at the Conversion Price, which in no event may the Conversion Price be lower than the Floor Price. Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring a Yorkville Advance. Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the Ownership Limitation, does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

1

Altium Transaction

On July 27, 2023, we entered into the Exercise Agreement with Altium, the holder of outstanding warrants to purchase the Original Warrants, whereby Altium and our company agreed that Altium would exercise the Original Warrants in consideration of 2,153,309 shares of common stock. In order to induce Altium to exercise the Original Warrants, we agreed to reduce the exercise price on the Original Warrants from $1.385 to $1.00 per share. In connection with the exercise of the Original Warrants, we issued the Additional Warrant to Altium exercisable at a per share price of $2.40.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues. Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act, (ii) scaled executive compensation disclosures, and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Risk Factors Summary

An investment in our common shares involves a high degree of risk. You should carefully consider the risks summarized below. The risks are more fully discussed in the “Risk Factors” section of this prospectus.

●	Risks relating to our strategy, such as those associated with our ability to deploy capital effectively, execute our business strategy, compete in highly competitive markets, develop our new products and services, and protect our intellectual property.

●	Risks relating to our operations, such as those associated with our limited operating history, attracting and retaining experienced personnel, changes in technology and customer requirements, the adaption of our solutions by our customers, ability to manage growth and confront cybersecurity challenges.

●	Risks relating to our liquidity, including those associated with our ability to generate sufficient cash flow from operations, obtain additional funding on market terms to continue our current level of operations and growth, and forecast our cash needs.

●	Risks relating to compliance and regulation, including those associated with our ability to develop and maintain an effective system of internal controls, management’s ability to significantly influence matters submitted to our stockholders for approval, our ability to comply with current and future regulations.

●	Risks relating to this offering and investing in our Common Stock, including those associated with the limited public market for our common stock, the dilutive effect of our outstanding warrants on our common stockholders, our ability to maintain listing of our Common Stock on Nasdaq, government and FINRA rules to limit a stockholder’s ability to buy and sell our common stock, securities or industry analysts not following or negatively reporting on us, restrictions on third party seeking to acquire us, our dividend policy, restrictions on the exclusive forum for stockholders’ actions, the cost and our time devoted to being a public company, and our status as an “emerging growth company”.

Corporate Information

Our common stock is listed on Nasdaq under the symbol “SDOT”. Our principal executive office is located at 1751 River Run, Suite 200, Fort Worth, Texas 76107, and our telephone number is (832) 604-9568. Our website address is www.sadotgroupinc.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

2

THE OFFERING

Yorkville

On September 22, 2023, we entered into the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”) pursuant to which we have the right to sell to Yorkville up to $25 million of our shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to Yorkville under the SEPA, and the timing of any such sales, are at our option, and we are under no obligation to sell any shares of common stock to Yorkville under the SEPA except in connection with notices that may be submitted by Yorkville, in certain circumstances as described below.

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, we will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Yorkville to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to Yorkville ( “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance that we deliver will be purchased at a price equal to 97.0% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by us in the Advance Notice or there is no VWAP on the subject trading day. We may establish a minimum acceptable price in each Advance Notice below which we will not be obligated to make any sales to Yorkville. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P. Accordingly, as may otherwise be limited by Yorkville’s 4.99% beneficial ownership limitation, assuming we submits an Advance requiring Yorkville to provide $100,000 in funding and assuming an applicable VWAP of $0.79 and, in turn, a purchase price of $0.7663 (97.0% of the VWAP), the Company would be required to issue 130,497 shares of common stock and Yorkville would receive a profit of approximately $0.0237 per share, or approximately $3,092.78, if it sold all of such shares at $0.79 per share.

In connection with the SEPA, and subject to the condition set forth therein, Yorkville has agreed to advance us an aggregate principal amount of $4.0 million (the “Pre-Paid Advance”) which shall be evidenced by convertible promissory notes (the “Convertible Notes”) to be issued to Yorkville at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On September 22, 2203, Yorkville advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to Yorkville in the principal amount of $3.0 million. The balance of $1.0 million of the Pre-Paid Advance will be advanced by Yorkville to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note will be September 22, 12-months after the closing of the initial Pre-Paid Advance. Yorkville may convert the Convertible Notes into shares of our common stock at a conversion price equal to the lower of (A) (i) with respect to the initial Convertible Note issued on September 22, 2023, $1.1495, and (ii) with respect to the Convertible Note to be issued at the closing of the subsequent Pre-Paid Advance, a price per share equal to 110% of the daily volume weighted average price (“VWAP”) of the common stock on Nasdaq on the last trading day prior to the issuance of such Convertible Note, or (B) 95% of the lowest daily VWAP during the seven consecutive trading days immediately preceding the conversion (the “Conversion Price”), which in no event may the Conversion Price be lower than $0.33 (the “Floor Price”).. In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes shall become immediately due and payable and we shall pay to Yorkville the principal and interest due thereunder. In no event shall Yorkville be allowed to effect a conversion if such conversion, along with all other shares of common stock beneficially owned by Yorkville and its affiliates would exceed 4.99% of the outstanding shares of our common stock. If any time on or after October 22, 2023 (i) the daily VWAP is less than the Floor Price for seven trading days during a period of nine consecutive trading days (“Floor Price Trigger”), or (ii) the Company has issued in excess of 99% of the shares of common stock available under the Exchange Cap (as defined below) (“Exchange Cap Trigger” and collectively with the Floor Price Trigger, the “Trigger”)), then we shall make monthly payments to Yorkville beginning on the seventh trading day after the Trigger and continuing monthly in the amount of $500,000 plus an 8.0% premium and accrued and unpaid interest. The Exchange Cap Trigger will not apply in the event we have obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of 19.99% of the aggregate number of shares of common stock issued and outstanding as of the effective date of the SEPA (the “Exchange Cap”).

Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Yorkville at a price per share equivalent to the Conversion Price as determined in accordance with the Convertible Notes in consideration of an offset of the Convertible Notes (“Yorkville Advance”). Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the 4.99% ownership limitation, does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

We will control the timing and amount of any sales of shares of common stock to Yorkville, except with respect to Yorkville Advances. Actual sales of shares of common stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the date of the SEPA or (ii) the date on which Yorkville shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to $25 million. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and we have paid all amounts owed to Yorkville pursuant to the Convertible Notes. Together with Yorkville, we may also agree to terminate the SEPA by mutual written consent. Neither our company nor Yorkville may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Yorkville other than by an instrument in writing signed by both parties.

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As consideration for Yorkville’s commitment to purchase the shares of common stock pursuant the SEPA, the Company paid Yorkville, (i) a due diligence fee in the amount of $25,000 and (ii) a commitment fee equal to 227,273 shares of common stock.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The net proceeds we generate under the SEPA will depend on the frequency and prices at which we sell our shares of common stock to Yorkville. We expect that any proceeds received from such sales to Yorkville will be used for working capital and general corporate purposes.

While Yorkville may experience a positive rate of return based on the current trading price of our shares of common stock, our shareholders may not experience a similar rate of return on the shares of common stock they purchased due to differences in the purchase prices and the then-current trading price at the time of any sale. The purchase price for the shares of common stock under the SEPA and the number of shares we might issue to Yorkville under the SEPA cannot be known. There are substantial risks to our stockholders as a result of the sale and issuance of common stock to Yorkville under the SEPA. These risks include substantial dilution, significant declines in our stock price and our inability to draw sufficient funds when needed. See the section entitled “Risk Factors” included elsewhere in this prospectus. Issuances of our common stock under the SEPA will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuances pursuant to the SEPA.

Altium

On July 27, 2023, we entered into the Exercise Agreement with Altium, the holder of the Original Warrants, whereby Altium and our company agreed that Altium would exercise the Original Warrants in consideration of 2,153,309 shares of common stock (the “Shares”). In order to induce Altium to exercise the Original Warrants, we agreed to reduce the exercise price on the Original Warrants from $1.385 to $1.00 per share. In connection with the exercise of the Original Warrants, we issued an additional warrant to Altium that is exercisable to acquire 2,153,309 shares of common stock (the “Additional Warrant”). The Additional Warrant is exercisable at a per share price of $2.40.

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SECURITIES OFFERED

Shares of Common Stock Offered by the Selling Stockholders
Yorkville

227,273 shares of common stock issued to Yorkville as the Yorkville Commitment Shares We have not and will not receive any cash proceeds from the issuance of these Commitment Shares.

up to 34,087,810 shares of our common stock issuable to Yorkville under the SEPA from time to time.

We have not and will not receive any cash proceeds from the issuance of these shares to Yorkville.

Altium

On July 27, 2023, we entered into the Exercise Agreement with Altium, the holder of the Original Warrants, whereby Altium and our company agreed that Altium would exercise the Original Warrants in consideration of the Shares. In order to induce Altium to exercise the Original Warrants, we agreed to reduce the exercise price on the Original Warrants from $1.385 to $1.00 per share. In connection with the exercise of the Original Warrants, we issued an additional warrant to Altium that is exercisable to acquire 2,153,309 shares of common stock exercisable at a per share price of $2.40.

Shares of Common Stock Outstanding Prior to this Offering
46,148,386 shares of common stock (as of October 10, 2023).

Shares of Common Stock Outstanding After this Offering
36,468,392 shares of common stock, assuming (i) the sale of a total of 34,315,083 shares of common stock to Yorkville (including the 227,273 Commitment Shares issued to Yorkville) and (ii) the exercise of the Additional Warrant by Altium to acquire 2,153,309 shares of common stock. The actual number of shares will vary depending upon the number of shares we sell under the SEPA.

Use of Proceeds
We will not receive any proceeds from the sale of shares of common stock included in this prospectus by Yorkville. We may receive up to $25.0 million aggregate gross proceeds under the SEPA from sales of common stock that we elect to make to Yorkville pursuant to the SEPA, if any, from time to time in our sole discretion, although the actual amount of proceeds that we may receive cannot be determined at this time and will depend on the number of shares we sell under the SEPA and market prices at the times of such sales. Yorkville has agreed to advance us in the form of Convertible Notes the Pre-Paid Advance. The Pre-Paid Advance was disbursed on September 22, 2023 with respect to $3.0 million and the balance of $1.0 million will be disbursed upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for the Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. The proceeds from the Pre-Paid Advance will be used for working capital and general corporate purposes.

We expect that any proceeds that we receive from sales of our common stock to Yorkville under the SEPA or from Altium as a result of the exercise of their Additional Warrant will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Market for Common Stock
Our common stock is currently traded on the Nasdaq Capital Market under the symbol “SDOT.”

Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering

Substantial blocks of our common stock may be sold into the market as a result of the shares sold to Yorkville under the SEPA, which may cause the price of our common stock to decline.

The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.

On September 22, 2023, we entered into the SEPA with Yorkville. Under the SEPA, we agreed to issue and sell to Yorkville, from time to time, and Yorkville agreed to purchase from us, up to $25 million of our common stock. We shall not affect any sales under the SEPA and Yorkville shall not have any obligation to purchase shares of common stock under the SEPA to the extent that after giving effect to such purchase and sale Yorkville would exceed the Ownership Limitation or the Exchange Cap. Thus, we may not have access to the right to sell the full $25 million of shares of common stock to Yorkville. In connection with the SEPA, and subject to the condition set forth therein, Yorkville has agreed to advance us the Pre-Paid Advance which shall be evidenced by the Convertible Notes to be issued to Yorkville at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On September 22, 2023, Yorkville advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to Yorkville in the principal amount of $3.0 million. The balance of $1.0 million of the Pre-Paid Advance will be advanced by Yorkville to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note will be September 22, 2024, 12-months after the closing of the initial Pre-Paid Advance. Yorkville may convert the Convertible Notes into shares of our common stock at the Conversion Price, which in no event may the Conversion Price be lower than the Floor Price. Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring a Yorkville Advance. Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the Ownership Limitation, does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

Any issuance of shares of common stock pursuant to this facility will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

It is not possible to predict the actual number of shares we will sell under the SEPA to Yorkville at any one time or in total, or the actual gross proceeds resulting from those sales.

We generally have the right to control the timing and amount of any sales of our shares of common stock to Yorkville under the SEPA. Sales of our common stock, if any, to Yorkville under the SEPA will depend upon market conditions and other factors. We may ultimately decide to sell to Yorkville all, some or none of the shares of our common stock that may be available for us to sell to Yorkville pursuant to the SEPA. In connection with the SEPA, and subject to the condition set forth therein, Yorkville has agreed to advance us the Pre-Paid Advance which shall be evidenced by the Convertible Notes to be issued to Yorkville at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On September 22, 2023, Yorkville advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to Yorkville in the principal amount of $3.0 million. The balance of $1.0 million of the Pre-Paid Advance will be advanced by Yorkville to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note will be September 22, 2024, 12-months after the closing of the initial Pre-Paid Advance. Yorkville may convert the Convertible Notes into shares of our common stock at the Conversion Price, which in no event may the Conversion Price be lower than the Floor Price. Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring a Yorkville Advance. Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the Ownership Limitation, does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

Because the purchase price per share to be paid by Yorkville for the shares of common stock that we may elect to sell to Yorkville under the SEPA, if any, will fluctuate based on the market prices of our common stock during the applicable Pricing Period for each Advance made pursuant to the SEPA, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to Yorkville under the SEPA, the purchase price per share that Yorkville will pay for shares purchased from us under the SEPA, or the aggregate gross proceeds that we will receive from those purchases by Yorkville under the SEPA, if any.

In addition, unless we obtain stockholder approval, we will not be able to issue shares of common stock in excess of the Exchange Cap under the SEPA in accordance with applicable Nasdaq rules. Depending on the market prices of our common stock in the future, this could be a significant limitation on the amount of funds we are able to raise pursuant to the SEPA. Other limitations in the SEPA, including the Ownership Limitation, and our ability to meet the conditions necessary to deliver an Advance Notice, could also prevent us from being able to raise funds up to the Commitment Amount.

Moreover, although the SEPA provides that we may sell up to an aggregate of $25.0 million of our common stock to Yorkville, only 34,315,083 shares of our common stock are being registered for resale by Yorkville under the registration statement that includes this prospectus, consisting of (i) the 227,273 Commitment Shares that we issued to Yorkville upon execution of the SEPA as consideration for its commitment to purchase our common stock under the SEPA and (ii) up to 34,087,810 shares of common stock that we may elect to sell to Yorkville, in our sole discretion, from time to time from and after the date of, and pursuant to, the SEPA or that Yorkville may require that we sell pursuant to a Yorkville Advance. Even if we elect to sell to Yorkville all of the shares of common stock being registered for resale under this prospectus, depending on the market prices of our common stock at the time of such sales, the actual gross proceeds from the sale of all such shares may be substantially less than the $25.0 million Commitment Amount under the SEPA, which could materially adversely affect our liquidity.

6

If we desire to issue and sell to Yorkville under the SEPA more than the 34,087,810 shares being registered for resale under this prospectus, and the Exchange Cap provisions and other limitations in the SEPA would allow us to do so, we would need to file with the SEC one or more additional registration statements to register under the Securities Act the resale by Yorkville of any such additional shares of our common stock and the SEC would have to declare such registration statement or statements effective before we could sell additional shares.

Further, the resale by Yorkville of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile.

The sale and issuance of our shares of Common Stock to Yorkville will cause dilution to our existing shareholders, and the sale of the shares of Common Stock acquired by Yorkville, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

The purchase price for the shares that we may sell to Yorkville under the SEPA will fluctuate based on the price of our shares of Common Stock. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of our Common Stock to fall. If and when we do sell shares to Yorkville or when Yorkville requires a Yorkville Advance, Yorkville may resell all, some, or none of those shares at its discretion, subject to the terms of the SEPA. Therefore, sales to Yorkville by us could result in substantial dilution to the interests of other holders of our shares of Common Stock. Additionally, the sale of a substantial number of shares of Common Stock to Yorkville, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price. The resale of shares of Common Stock by Yorkville in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could also harm the prevailing market price of our shares of Common Stock.

Following these issuances described above and as restrictions on resale end and registration statements are available for use, the market price of our shares of Common Stock could decline if the holders of restricted shares sell them or are perceived by the market as intending to sell them. As such, sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our shares of Common Stock.

Once we receive a Pre-Paid Advance, we do not have the right to control the timing and amount of the issuance of our Ordinary Shares to the Investor under the PPA and, accordingly, it is not possible to predict the actual number of shares we will issue pursuant to the Pre-Paid Advance Agreement at any one time or in total.

Once we receive any of the Pre-Paid Advances, including the initial Pre-Paid Advance, we do not have the right to control the timing and amount of any issuances of our shares of Common Stock to Yorkville under the SEPA. Sales of our shares of Common Stock, if any, to Yorkville under the SEPA will depend upon market conditions and other factors, and the discretion of Yorkville. We may ultimately decide to sell to Yorkville all, some or none of the shares of Common Stock that may be available for us to sell to Yorkville pursuant to the SEPA. Each Pre-Paid Advance matures within one year.

Because the purchase price per share to be paid by Yorkville for the shares of Common Stock that we may elect to sell to Yorkville under the SEPA, if any, will fluctuate based on the market prices of our shares of Common Stock, if any, it is not possible for us to predict, as of the date of this prospectus supplement and prior to any such sales, the number of shares of Common Stock that we will sell to Yorkville under the SEPA, the purchase price per share that Yorkville will pay for shares purchased from us under the SEPA, or the aggregate gross proceeds that we will receive from those purchases by Yorkville under the SEPA, if any.

Further, the resale by Yorkville of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our shares of Common Stock to decline and to be highly volatile.

Upon a trigger event, we may be required to make payments that could cause us financial hardship.

In connection with the SEPA, and subject to the condition set forth therein, Yorkville has agreed to advance us the Pre-Paid Advance which shall be evidenced by the Convertible Notes to be issued to Yorkville at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On September 22, 2203, Yorkville advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to Yorkville in the principal amount of $3.0 million. The balance of $1.0 million of the Pre-Paid Advance will be advanced by Yorkville to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note will be September 22, 2024, 12-months after the closing of the initial Pre-Paid Advance. Yorkville may convert the Convertible Notes into shares of our common stock at the Conversion Price, which in no event may the Conversion Price be lower than the Floor Price. Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring a Yorkville Advance. Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the Ownership Limitation, does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

This financial obligation may be an undue and unsustainable burden and may cause a material adverse effect on our operations and financial condition.

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Investors who buy shares at different times will likely pay different prices.

Pursuant to the SEPA, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Yorkville. If and when we do elect to sell shares of our common stock to Yorkville pursuant to the SEPA, Yorkville may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Yorkville in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Yorkville in this offering as a result of future sales made by us to Yorkville at prices lower than the prices such investors paid for their shares in this offering.

Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

The extent to which we rely on Yorkville as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, our ability to meet the conditions necessary to deliver Advance Notices under the SEPA, the impacts of the Exchange Cap and the Ownership Limitation and the extent to which we are able to secure funding from other sources. In addition to the amount of funds we ultimately raise under the SEPA, if any, we expect to continue to seek other sources of funding, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. We expect to expend capital with significant outlays directed towards servicing our Sadot agri-foods, Sadot restaurant group and Sadot farming operations. The fact that we have a limited operating history with respect to the agri-foods and farming operations business means we have limited historical data on the demand for our services. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. In addition, new opportunities for growth in future product lines and markets may arise and may require additional capital.

As of June 30, 2023, our principal source of liquidity is our cash balance in the amount of approximately $5.1 million. We entered into the SEPA whereby we will have the right, but not the obligation, to sell to Yorkville up to $25.0 million of our shares of common stock. However, our right to sell shares under the SEPA is subject to certain conditions that may not be satisfied. Accordingly, we may not be able to utilize this facility to raise additional capital when, or in the amounts, we may require. In addition, under the SEPA, we have received $3.0 in Pre-Paid Advance and may receive an additional $1.0 million upon this registration statement being declared effective. The Pre-Paid Advances were made in the form of Convertible Notes. In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes shall become immediately due and payable and we shall pay to Yorkville the principal and interest due thereunder. If any time on or after October 22, 2023 (i) the daily VWAP is less than the Floor Price for seven trading days during a period of nine consecutive trading days (“Floor Price Trigger”), or (ii) the Company has issued in excess of 99% of the shares of common stock available under the Exchange Cap (“Exchange Cap Trigger” and collectively with the Floor Price Trigger, the “Trigger”)), then we shall make monthly payments to Yorkville beginning on the seventh trading day after the Trigger and continuing monthly in the amount of $500,000 plus an 8.0% premium and accrued and unpaid interest. The Exchange Cap Trigger will not apply in the event we have obtained the approval from our stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of 19.99% of the aggregate number of shares of common stock issued and outstanding as of the effective date of the SEPA (the “Exchange Cap”). Any debt we incur from Yorkville or other parties could make us more vulnerable to a downturn in our operating results or a downturn in economic conditions. If our cash flow from operations is insufficient to meet any debt service requirements including the repayment of the Convertible Notes in the event of a Trigger, we could be required to refinance our obligations, or dispose of assets in order to meet debt service requirements.

As an early-stage growth company, our ability to access capital is critical. We expect that we will need to raise additional capital in order to continue to execute our business plans in the future, and we plan to use the SEPA, if the conditions for its use are satisfied and seek additional equity and/or debt financing, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.

Management will have broad discretion as to the use of the proceeds from the SEPA, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the SEPA to be used for any particular purpose, our management will have broad discretion as to the application of such proceeds. Our management may use the proceeds for working capital and general corporate purposes that may not improve our financial condition or advance our business objectives.

Risks Related to Our Business and Industry

Inflationary pressures across all services, equipment, commodities, labor, rent and other areas of the business may cause a negative impact on our financial results if we are not able to pass these increased costs in the form of price increases to consumers or find alternative options to reduce costs.

The global supply chain is currently experiencing extensive inflationary pressures across most segments of the economy. While these increases may be temporary, we may have to implement price increases in order to maintain acceptable margins. We have no ability to predict how long these increased costs will last and if consumers will be able or willing to accept retail price increases, decreased portion sizes, alternative ingredients or other measures to offset the overall rise in our cost structure. Without being able to pass along these increases in costs to consumers, we may experience a negative impact on our margins.

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We may need additional capital to fund our operations, which, if obtained, could result in substantial dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

In order to continue operating, we may need to obtain additional financing, either through borrowings, private placements, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

We require significant capital in relation to our operations, including continuing access to credit markets, to operate our current business and fund our growth strategy. Moreover, the expansion of our business and pursuit of acquisitions or other business opportunities may require significant amounts of capital. Access to credit markets and pricing of our capital is dependent upon maintaining sufficient credit ratings from credit rating agencies. Sufficient credit ratings will allow us to access cost competitive commercial paper markets. If we are unable to maintain sufficiently high credit ratings, access to these commercial paper and other debt markets and costs of borrowings could be adversely affected. If we are unable to generate sufficient cash flow or maintain access to adequate external financing, including as a result of significant disruptions in the global credit markets, it could restrict our current operations and our growth opportunities. Assuming we are able to access traditional credit markets, we intend to manage this risk with constant monitoring of credit/liquidity metrics, cash forecasting, and routine communications with credit rating agencies regarding risk management practices.

If we need to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities could dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

Our Company is subject to numerous laws, regulations, and mandates globally which could adversely affect our operating results and forward strategy.

Our Company does business globally, connecting crops and markets in various countries, and is required to comply with laws and regulations administered by the United States federal government as well as state, local, and non-U.S. governmental authorities in numerous areas including: accounting and income taxes, anti-corruption, anti-bribery, global trade, trade sanctions, environmental, product safety, and handling and production of regulated substances. Our Company might face challenges from U.S. and foreign tax authorities regarding the amount of taxes due including questions regarding the timing, amount of deductions, the allocation of income among various tax jurisdictions and further risks related to changing tax laws domestically and globally. Any failure to comply with applicable laws and regulations or appropriately resolve these challenges could subject our Company to administrative, civil, and criminal remedies, including fines, penalties, disgorgement, injunctions, and recalls of its products and damage to its reputation.

Government policies, mandates, and regulations specifically affecting the agricultural sector and related industries; regulatory policies or matters that affect a variety of businesses; taxation polices; and political instability could adversely affect our Company’s operating results.

Agricultural production and trade flows are subject to government policies, mandates, regulations and trade agreements, including taxes, tariffs, duties, subsidies, incentives, foreign exchange rates and import and export restrictions, including policies related to genetically modified organisms, traceability standards, sustainable practices, product safety and labeling, renewable fuels, and low carbon fuel mandates. These policies can influence the planting of certain crops; the location and size of crop production; whether unprocessed or processed commodity products are traded; the volume and types of imports and exports; the availability and competitiveness of feedstocks as raw materials; the viability and volume of production of certain of our products; and industry profitability. International trade regulations can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions. Regulations of financial markets and instruments, including the Dodd-Frank Act, Consumer Protection Act, and the European Market Infrastructure Regulation, create uncertainty and may lead to additional risks and costs, and could adversely affect our futures commission merchant business and our agricultural commodity risk management practices. Future government policies may adversely affect the supply of, demand for, and prices of our products; adversely affect our ability to deploy adequate hedging programs; restrict our ability to do business in our existing and target markets; and adversely affect our revenues and operating results.

Our Company’s operating results could be affected by political instability and by changes in monetary, fiscal, trade, and environmental policies, laws, regulations, and acquisition approvals, creating risks including, but not limited to: changes in a country’s or region’s economic or political conditions, local labor conditions and regulations, and safety and environmental regulations; reduced protection of intellectual property rights; changes in the regulatory or legal environment; restrictions on currency exchange activities; currency exchange fluctuations; burdensome taxes and tariffs; enforceability of legal agreements and judgments; adverse tax, administrative agency or judicial outcomes; and regulation or taxation of greenhouse gases. International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities, and war, could limit our ability to transact business in these markets. Our Company benefits from the free flow of agricultural and food and feed ingredient products from the U.S. and other sources to markets around the world. Increases in tariff and restrictive trade activities around the world (e.g., the U.S.-China trade relations dispute, Iran sanctions) could negatively impact our ability to enter certain markets or the price of products may become less competitive in those markets.

Our strategy involves expanding the volume and diversity of crops it merchandises and processes, expanding the global reach of our core model, expanding our value-added product portfolio, and expanding the sustainable agriculture programs and partnerships it participates in. Government policies including, but not limited to, antitrust and competition law, trade restrictions, food safety regulations, sustainability requirements and traceability, can impact our ability to execute this strategy successfully.

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With the expansion of our operations internationally, we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws.

We have expanded our operations outside the United States for Sadot agri-foods, Sadot restaurant group and our Sadot farming operations. We also employ consultants, advisors and Board of Director members who are located outside the United States. The U.S. Foreign Corrupt Practices Act, and other similar anti-bribery and anti-kickback laws and regulations, generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. We cannot assure you that we will be successful in preventing our franchisees or other agents from taking actions in violation of these laws or regulations. Such violations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our financial condition, results of operations and cash flows.

In the event our consulting agreement with Aggia were to terminate, our food origination and trading operations would be negatively impacted and we may be forced to curtail or cease operations in this business segment.

Sadot Agri-Foods Origination and Trading Operations (Sadot LLC, our wholly-owned subsidiary), is an international agri-commodities company engaged in the trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships to/from markets across the globe. Sadot Agri-Foods was formed as part of our diversification strategy to own and operate, through its subsidiaries, business lines throughout the food value chain and is our largest operating unit. Sadot Agri-Foods has engaged Aggia LLC FZ, a major shareholder of Sadot Group (“Aggia”) to provide critical consulting services. On November 14, 2022, the Company, Sadot Agri-Foods and Aggia entered into the Services Agreement pursuant to which Aggia agreed to provide services with respect to the operations of Sadot LLC. In the event Aggia were to terminate their agreement, our food origination and trading operations would be negatively impacted and we may be forced to curtail or cease operations in this business segment.

The availability and prices of the agricultural commodities and agricultural commodity products we procure, transport, store, process, and merchandise can be affected by climate change, weather conditions, disease, government programs, competition, and various other factors beyond our control and could adversely affect our operating results.

The availability and prices of agricultural commodities are subject to wide fluctuations, including impacts from factors outside our control, such as changes in weather conditions, climate change, rising sea levels, crop disease, plantings, government programs and policies, competition and changes in global demand, which could adversely affect our operating results. Our Company uses a global network of procurement, processing, as well as robust communications between global commodity merchandiser teams, to continually assess price and basis opportunities. Management-established limits (including a corporate wide value-at-risk metric), with robust internal reporting, help to manage risks in pursuit of driving performance. Additionally, we depend globally on agricultural producers to ensure an adequate supply of agricultural commodities.

Reduced supply of agricultural commodities could adversely affect our profitability by increasing the cost of raw materials and/or limiting our ability to procure, transport, store, process, and merchandise agricultural commodities in an efficient manner. High and volatile commodity prices can place more pressures on short-term working capital funding. Conversely, if supplies are abundant and crop production globally outpaces demand for more than one or two crop cycles, price volatility is somewhat diminished. This could result in reduced operating results due to the lack of supply chain dislocations and reduced market spread and basis opportunities.

Advances in technology, such as seed and crop protection, farming techniques, storage and logistics, and speed of information flow, may reduce the significance of dislocations and arbitrage opportunities in the agricultural global markets, which may reduce the earnings potential of agricultural merchandisers and processors.

We are exposed to potential business disruption including, but not limited to, disruption of transportation services, disruption in the supply, and other impacts resulting from acts of terrorism or war, natural disasters, pandemics, severe weather conditions, accidents, or other planned disruptions, which could adversely affect our operating results.

Our operations rely on dependable and efficient transportation services the disruption of which could result in difficulties supplying materials to our facilities and impair our ability to deliver products to our customers in a timely manner. Certain factors which may impact the availability of agricultural commodity raw materials are out of our control including, but not limited to, disruptions resulting from weather, high or low river water conditions, economic conditions, manufacturing delays or disruptions at suppliers, shortage of materials, interruption of energy supply and unavailable or poor supplier credit conditions.

We are required to carry significant amounts of inventory across all of our businesses. If a substantial portion of our inventory becomes damaged or obsolete, its value would decrease, and have an adverse impact on the Company’s financial results.

We are exposed to the risk of a decrease in the value of our inventories due to a variety of circumstances in all of our businesses. For example, within our Sadot agri-business, there is the risk that the quality of our inventory could deteriorate due to damage, moisture, insects, disease or foreign material. If the quality of our inventory were to deteriorate below an acceptable level, the value of our inventory could decrease significantly. In our Sadot farming operations business, planted acreage, and consequently the volume of fertilizer and crop protection products applied, is partially dependent upon government programs and the producer’s perception of demand. Technological advances in agriculture, such as genetically engineered seeds that resist disease and insects, or that meet certain nutritional requirements, could also affect the demand for our crop nutrients and crop protection products. Either of these factors could render some of our inventory obsolete or reduce its value.

We face increasing exposure to country risk in countries that face financial, political, and economic unrest through unsecured credit, inventory, forward contract risk or payment origination that could adversely affect our future results of operations, financial position, and cash flows.

We have increased our international supply chain operations and exposure. With the increased international presence comes additional country risk through trade flows around the globe with direct exposure to the counterparty, via contract mark-to-market exposure, unsecured accounts receivable or inventory in the country. In certain areas in which we trade (both origination and destination) country risk is more prevalent given the country’s political and/or economic situations like Russia’s invasion of Ukraine. The addition of purchases and sales of grain in vessel sized quantities to support the Sadot agri-business or Sadot framing operations in Zambia increases the size and potential severity of our country risk. Additionally, there could be a rapid increase in interest rates creating difficulty for our counterparties to access U.S. dollars making it difficult to collect accounts receivable timely.

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Adverse weather conditions, including as a result of climate change, may adversely affect the availability, quality and price of agricultural commodities and agricultural commodity products, as well as our operations and operating results.

Adverse weather conditions have historically caused volatility in the agricultural commodity industry and consequently in our operating results by causing crop failures or significantly reduced harvests, which may affect the supply and pricing of the agricultural commodities that we sell and use in our business, and negatively affect the creditworthiness of agricultural producers who do business with us. Our farming operations are currently solely located in the Mkushi region of Zambia. In this region, adverse weather during the fertilizer application, planting, and harvest seasons can have negative impacts on our crop yields. Adverse crop conditions in the Mkushi region can increase the input costs or lower the market value of our products relative to other market participants that do not have the same geographic concentration.

Additionally, the potential physical impacts of climate change are uncertain and may vary by region. These potential effects could include changes in rainfall patterns, water shortages, changing sea levels, changing storm patterns and intensities, and changing temperature levels that could adversely impact our costs and business operations, the location, costs and competitiveness of agricultural commodity production and related storage and processing facilities and the supply and demand for agricultural commodities. These effects could be material to our results of operations, liquidity or capital resources.

The Company may not be able to effectively integrate businesses it acquires.

We continuously look for opportunities to enhance our existing businesses through strategic acquisitions. The process of integrating an acquired business into our existing business and operations may result in unforeseen operating difficulties and expenditures as well as require a significant amount of management resources. There is also the risk that our due diligence efforts may not uncover significant business flaws or hidden liabilities. In addition, we may not realize the anticipated benefits of an acquisition and they may not generate the anticipated financial results. Additional risks may include the inability to effectively integrate the operations, products, technologies and personnel of the acquired companies. The inability to maintain uniform standards, controls, procedures and policies would also negatively impact operations.

We face intense competition in our markets, which could negatively impact our business.

Our Company faces significant competition in each of its businesses and has numerous competitors, who can be different depending upon each of the business segments in which we participate. We compete for the acquisition of inputs such as raw materials, transportation services, and other materials and supplies, as well as for workforce and talent.

Our restaurant operations face intense competition, and we compete with many well-established food service companies on the basis of product choice, quality, affordability, service and location. We expect competition in each of our markets to continue to be intense because consumer trends are favoring limited-service restaurants that offer healthy-inspired menu items made with better quality products, and many limited-service restaurants are responding to these trends. With few barriers to entry, our competitors include a variety of independent local operators, in addition to well-capitalized regional, national and international restaurant chains, meal prep and franchises, and new competitors may emerge at any time. Furthermore, delivery aggregators and food delivery services provide consumers with convenient access to a broad range of competing restaurant chains and food retailers, particularly in urbanized areas. Each of our brands also competes for qualified franchisees, suitable restaurant locations and management and personnel. Our ability to compete will depend on the success of our plans to improve existing products, to develop and roll-out new products, to effectively respond to consumer preferences and to manage the complexity of restaurant operations as well as the impact of our competitors’ actions. In addition, our long-term success will depend on our ability to strengthen our customers’ digital experience through expanded mobile ordering, delivery and social interaction. Some of our competitors have substantially greater financial resources, higher revenues and greater economies of scale than we do. These advantages may allow them to implement their operational strategies more quickly or effectively than we can or benefit from changes in technologies, which could harm our competitive position. These competitive advantages may be exacerbated in a difficult economy, thereby permitting our competitors to gain market share. There can be no assurance that we will be able to successfully respond to changing consumer preferences, including with respect to new technologies and alternative methods of delivery. If we are unable to maintain our competitive position, we could experience lower demand for products, downward pressure on prices, reduced margins, an inability to take advantage of new business opportunities, a loss of market share, reduced franchisee profitability and an inability to attract qualified franchisees in the future. Any of these competitive factors may materially adversely affect our business, financial condition or results of operations.

Competition in our Sadot agri-food and Sadot farming operations divisions impacts our ability to generate and increase our gross profit as a result of the following factors: Pricing of our products is partly dependent upon industry processing capacity, which is impacted by competitor actions to bring idled capacity on-line, build new production capacity or execute aggressive consolidation; many of the products bought and sold by our Company are global commodities or are derived from global commodities that are highly price competitive and, in many cases, subject to substitution; significant changes in exchange rates of foreign currencies versus the U.S. dollar, particularly the currencies of major crop growing countries, could also make goods and products of these countries more competitive than U.S. products; improved yields in different crop growing regions may reduce the reliance on origination territories in which we have a significant presence; and continued merger and acquisition activities resulting in further consolidations could result in greater cost competitiveness and global scale of certain players in the industry, especially when acquirers are state-owned and/or backed by public funds and have profit and return objectives that may differ from publicly traded enterprises. To compete effectively, our Company focuses on safely improving efficiency in its production and distribution operations, developing and maintaining appropriate market presence, maintaining a high level of product safety and quality, supporting socially responsible and sustainable practices, promoting environmental responsibility, and working with customers to develop new products and tailored solutions.

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We are vulnerable to changes in consumer preferences and economic conditions that could harm our business, financial condition, results of operations and cash flow within our Sadot restaurant group.

Food service businesses depend on consumer discretionary spending and are often affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. Factors such as traffic patterns, weather, fuel prices, local demographics, location closures specific to our military and university locations and the type, number and locations of competing restaurants may adversely affect the performances of individual locations. In addition, economic downturns, wage rates, health insurance costs, third-party delivery services and fees, supplies of key ingredients especially tuna and salmon at our Pokemoto division or chicken at our Muscle Maker Grill locations, inflation or increased food or energy costs could harm the restaurant industry in general and our locations in particular. Adverse changes in any of these factors could reduce consumer traffic or impose practical limits on pricing that could harm our business, financial condition, results of operations and cash flow. There can be no assurance that consumers will continue to regard healthy-inspired fast food favorably or that we will be able to develop new menu items that appeal to consumer preferences. Our business, financial condition and results of operations depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions. In addition, the restaurant industry is currently under heightened legal and legislative scrutiny related to menu labeling and resulting from the perception that the practices of restaurant companies have contributed to nutritional, caloric intake, obesity or other health concerns of their guests. If we are unable to adapt to changes in consumer preferences and trends, we may lose customers and our revenues may decline or our costs to produce our products could significantly increase.

Our Sadot restaurant group division growth strategy depends in part on opening new restaurants in existing and new markets and expanding our franchise system, especially in our Pokemoto division. We may be unsuccessful in opening new Company-operated or franchised restaurants or establishing new markets, which could adversely affect our growth.

One of the key means to achieving our restaurant growth strategy will be through opening new restaurants to seed the market and selling franchises. Our ability to open new restaurants and sell franchises is dependent upon a number of factors, many of which are beyond our control, including our and our franchisees’ ability to:

●	identify available and suitable restaurant sites;

●	compete for restaurant sites;

●	reach acceptable agreements regarding the lease or purchase of locations;

●	obtain or have available the financing required to acquire and operate a restaurant, including construction and opening costs, which includes access to build-to-suit leases and equipment financing leases at favorable interest and capitalization rates;

●	respond to unforeseen engineering or environmental problems with leased premises;

●	avoid the impact of inclement weather, natural disasters, the continued impact of the COVID-19 pandemic and other calamities;

●	hire, train and retain the skilled management and other employees necessary to meet staffing needs;

●	obtain, in a timely manner and for an acceptable cost, required licenses, permits and regulatory approvals and respond effectively to any changes in local, state or federal law and regulations that adversely affect our and our franchisees’ costs or ability to open new restaurants; and

●	control construction and equipment cost increases for new restaurants.

There is no guarantee that a sufficient number of suitable restaurant sites will be available in desirable areas or on terms that are acceptable to us in order to achieve our growth plan. If we are unable to open new restaurants or sign new franchisees, or if existing franchisees do not open new restaurants, or if restaurant openings are significantly delayed, our revenues or earnings growth could be adversely affected, and our business negatively affected.

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Our sales growth and ability to achieve profitability could be adversely affected if comparable restaurant sales are less than we expect.

The level of comparable restaurant sales, which reflect the change in year-over-year sales for restaurants in the fiscal month following 15 months of operation using a mid-month convention, will affect our sales growth and will continue to be a critical factor affecting our ability to generate profits because the profit margin on comparable restaurant sales is generally higher than the profit margin on new restaurant sales.

Our marketing programs may not be successful, and our new menu items, advertising campaigns and restaurant designs or remodels may not generate increased sales or profits.

We incur costs and expend other resources in our marketing efforts on new menu items, advertising campaigns and restaurant designs and remodels to raise brand awareness and attract and retain customers. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenues. Additionally, some of our competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising and other initiatives than we are able to. Should our competitors increase spending on marketing and advertising and other initiatives, or our marketing funds decrease for any reason, or should our advertising, promotions, new menu items and restaurant designs and remodels be less effective than our competitors, there could be a material adverse effect on our results of operations and financial condition. Our SuperFit Foods division relies heavily on web based, social media and local marketing to generate new clients. The meal prep industry has a high cost of customer acquisition, and our marketing efforts may not prove to be successful in generating new clients.

Failure to receive timely deliveries of food or other supplies could result in a loss of revenues and materially and adversely impact our operations.

Our Company-operated restaurants and franchisees’ ability to maintain consistent quality menu items and prices significantly depends upon our ability to acquire quality food products from reliable sources in accordance with our specifications on a timely basis. Shortages or interruptions in the supply of food products caused by unanticipated demand, worker shortages, inflation, problems in production or distribution, contamination of food products, an outbreak of protein-based diseases, inclement weather, fuel supplies, governmental actions or other conditions could materially adversely affect the availability, quality and cost of ingredients, which would adversely affect our business, financial condition, results of operations and cash flows. We have contracts with a limited number of suppliers, and, in some cases, a sole supplier, for certain products, supplies and ingredients. If that distributor or any supplier fails to perform as anticipated or seeks to terminate agreements with us, or if there is any disruption in any of our supply or distribution relationships for any reason, our business, financial condition, results of operations and cash flows could be materially adversely affected. If we or our franchisees temporarily close a restaurant or remove popular items from a restaurant’s menu due to a supply shortage, that restaurant may experience a significant reduction in revenues during the time affected by the shortage and thereafter if our customers change their dining habits as a result.

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Failure to manage our growth effectively could harm our business and operating results

Our growth plan includes expansion into multiple verticals of the food supply chain, including expansion into new commodity trade routes and geographies, farming & warehousing, logistics & transportation, food processing, restaurant franchising, sustainability and carbon offsets. Our existing management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and team members. We may not respond quickly enough to the changing demands that our expansion will impose on our management, restaurant teams and existing infrastructure, which could harm our business, financial condition and results of operations.

The financial performance of our franchisees can negatively impact our business as we rely on an aggressive unit sales strategy.

Our revenue projections consist of both Company-operated and franchised locations. Our growth plans call for an aggressive approach to Pokemoto franchise unit level sales and subsequent openings. As the majority of our restaurants are franchised as of December 31, 2022, our financial results are dependent in significant part upon the operational and financial success of our franchisees. In the event we cannot meet these forecasts due to the inability to sell franchise locations in certain states, are prevented from selling franchises due to historical performance, government regulations, licensing, state registrations, or other factors, we will have a material negative impact on future revenues. Our revenue model and cash flows rely heavily on initial franchise fees, ongoing 2% to 6% royalties of total net sales and vendor rebates on total purchases and services from franchised locations. A significant reduction in the total number of units sold and subsequently opened would have a material adverse effect on future revenues. We also collect rebates from some vendors supplying franchisees for food purchases, services and materials. We have established operational standards and guidelines for our franchisees; however, we have limited control over how our franchisees’ businesses are run. While we are responsible for the anticipated success of our entire system of restaurants and for taking a longer-term view with respect to system improvements, our franchisees have individual business strategies and objectives, which might conflict with our interests. Our franchisees may not be able to secure adequate financing to open or continue operating their Muscle Maker Grill or Pokemoto restaurants. If they incur too much debt or if economic or sales trends deteriorate such that they are unable to repay existing debt, our franchisees could experience financial distress or even bankruptcy. If a significant number of franchisees become financially distressed, it could harm our operating results through reduced royalty revenues and the impact on our profitability could be greater than the percentage decrease in the royalty revenues. Closure of franchised restaurants would reduce our royalty revenues and other sources of income and could negatively impact margins, since we may not be able to reduce fixed costs which we continue to incur.

Within the Sadot restaurant group, the interests of our franchisees may conflict with ours or yours in the future and we could face liability from our franchisees or related to our relationship with our franchisees.

Franchisees, as independent business operators, may from time to time disagree with us and our strategies regarding the business or our interpretation of our respective rights and obligations under the franchise agreement and the terms and conditions of the franchisee/franchisor relationship. This may lead to disputes with our franchisees, and we expect such disputes to occur from time to time in the future as we continue to offer franchises. Such disputes may result in legal action against us. To the extent we have such disputes, the attention, time and financial resources of our management and our franchisees will be diverted from our restaurants, which could have a material adverse effect on our business, financial condition, results of operations and cash flows even if we have a successful outcome in the dispute.

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In addition, various state and federal laws govern our relationship with our franchisees and our potential sale of a franchise. A franchisee and/or a government agency may bring legal action against us based on the franchisee/franchisor relationships that could result in the award of damages to franchisees and/or the imposition of fines or other penalties against us.

We have limited control with respect to the operations of our franchisees, which could have a negative impact on our business.

Franchisees are independent business operators and are not our employees, and we do not exercise control over the day-to-day operations of their restaurants. We provide training and support to franchisees, and set and monitor operational standards, but the quality of franchised restaurants may be diminished by any number of factors beyond our control. Consequently, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements or may not hire and train qualified managers and other restaurant personnel. If franchisees do not operate to our expectations, our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could decline significantly, which would reduce our royalty and other revenues, and the impact on profitability could be greater than the percentage decrease in royalties and fees.

The challenging economic environment may affect our franchisees, with adverse consequences to us.

We rely in part on our franchisees and the manner in which they operate their locations to develop and promote the Sadot restaurant group. Due to the continuing challenging economic environment, it is possible that some franchisees could file for bankruptcy or become delinquent in their payments to us, which could have a significant adverse impact on our restaurant group business due to loss or delay in payments of royalties, elimination of vendor rebates on franchisee purchases, contributions to our marketing development fund and brand development/advertising funds and other fees. Bankruptcies by our franchisees could prevent us from terminating their franchise agreements so that we can offer their territories to other franchisees, negatively impact our market share and operating results as we may have fewer well-performing restaurants, and adversely impact our ability to attract new franchisees.

We cannot be certain that the developers and franchisees we select will have the business acumen or financial resources necessary to open and operate successful franchises in their franchise areas, and state franchise laws may limit our ability to terminate or modify these franchise arrangements. Moreover, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements or may not hire and train qualified managers and other restaurant personnel. The failure of developers and franchisees to open and operate franchises successfully could have a material adverse effect on us, our reputation, our brand and our ability to attract prospective franchisees and could materially adversely affect our business, financial condition, results of operations and cash flows.

Franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with us or be able to find suitable sites on which to develop them. Franchisees may not be able to negotiate an acceptable lease or purchase terms for restaurant sites, obtain the necessary permits and government approvals or meet construction schedules. Any of these problems could slow our growth and reduce our franchise revenues. Additionally, our franchisees typically depend on financing from banks and other financial institutions, which may not always be available to them, in order to construct and open new restaurants. For these reasons, franchisees operating under development agreements may not be able to meet the new restaurant opening dates required under those agreements.

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Negative publicity could reduce sales at some or all of our restaurants.

We may, from time to time, be faced with negative publicity relating to food quality, the safety, sanitation and welfare of our restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of our or our suppliers’ food processing and other policies, practices and procedures, employee relationships and welfare or other matters at one or more of our restaurants. Negative publicity may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. In addition, the negative impact of adverse publicity relating to one restaurant may extend far beyond the restaurant involved, especially due to the high geographic concentration of many of our restaurants, to affect some or all of our other restaurants, including our franchised restaurants. The risk of negative publicity is particularly great with respect to our franchised restaurants because we are limited in the manner in which we can regulate them, especially on a real-time basis and negative publicity from our franchised restaurants may also significantly impact Company-operated restaurants. A similar risk exists with respect to food service businesses unrelated to us, if customers mistakenly associate such unrelated businesses with our operations. Employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. These types of employee claims could also be asserted against us, on a co-employer theory, by employees of our franchisees. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition, results of operations and cash flows.

Food safety and quality concerns may negatively impact our business and profitability, our internal operational controls and standards may not always be met, and our employees may not always act professionally, responsibly and in our and our customers’ best interests. Any possible instances of food-borne illness could reduce our restaurant sales.

Food-borne illnesses, such as E. coli, Listeria, Salmonella, Cyclospora and Trichinosis, and food safety issues, such as food tampering, contamination (including with respect to allergens) and adulteration or food- or beverage-borne illness, occur or may occur within our system from time to time. Furthermore, due to the COVID-19 pandemic, there are now stricter health regulations and guidelines and increased public concern over food safety standards and controls. Any report or publicity linking us or one of our Concepts’ restaurants or linking our competitors or the retail food industry generally, to instances of food- or beverage-borne illness or food safety issues, could adversely affect us and possibly lead to product liability claims, litigation, governmental investigations or actions, and damages. Moreover, the reliance of our concepts’ restaurants on third-party food suppliers and distributors and increasing reliance on food delivery aggregators increases the risk that food or beverage-borne illness incidents and food safety issues could be caused by factors outside of our direct control. If a customer of one of our Concepts’ restaurants becomes ill from food or beverage-borne illnesses or as a result of food safety issues, restaurants in our system may be temporarily closed, which could disrupt our operations and materially and adversely affect our business. In addition, instances or allegations of food or beverage-borne illness or food safety issues, real or perceived, involving our restaurants, restaurants of competitors, or our suppliers or distributors (regardless of whether we use or have used those suppliers or distributors), or otherwise involving the types of food served at our restaurants, could result in negative publicity that could adversely affect either our or our concepts’ franchisees’ revenues and profits. The occurrence of food or beverage-borne illnesses or food safety issues could also adversely affect the price and availability of affected ingredients, which could result in disruptions in our supply chain and/or lower margins for us and our Concepts’ franchisees.

The volatile credit and capital markets could have a material adverse effect on our financial condition.

Our ability to manage our debt is dependent on our level of cash flow from our Sadot agri-foods, Sadot restaurant group and Sadot farming operations. An economic downturn may negatively impact our cash flows. Credit and capital markets can be volatile, which could make it more difficult for us to refinance our existing debt or to obtain additional debt or equity financings in the future. Such constraints could increase our costs of borrowing and could restrict our access to other potential sources of future liquidity. Our failure to have sufficient liquidity to make interest and other payments required by our debt could result in a default of such debt and acceleration of our borrowings, which would have a material adverse effect on our business and financial condition. The lack of availability or access to build-to-suit leases and equipment financing leases could result in a decreased number of new restaurants and have a negative impact on our growth.

The personal information that we collect may be vulnerable to breach, theft or loss that could adversely affect our reputation, results of operation and financial condition.

In the ordinary course of our business, we collect, process, transmit and retain personal information regarding our employees and their families, our franchisees, vendors and consumers, which can include social security numbers, social insurance numbers, banking and tax identification information, health care information, usernames and passwords and credit card information and our franchisees collect similar information. Some of this personal information is held and managed by our franchisees and certain of our vendors. A third-party may be able to circumvent the security and business controls we use to limit access and use of personal information, which could result in a breach of employee, consumer or franchisee privacy. A major breach, theft or loss of personal information regarding our employees and their families, our franchisees, vendors or consumers that is held by us or our vendors could result in substantial fines, penalties, indemnification claims and potential litigation against us which could negatively impact our results of operations and financial condition. As a result of legislative and regulatory rules, we may be required to notify the owners of the personal information of any data breaches, which could harm our reputation and financial results, as well as subject us to litigation or actions by regulatory authorities. Furthermore, media or other reports of existing or perceived security vulnerabilities in our systems or those of our franchisees or vendors, even if no breach has been attempted or has occurred, can adversely impact our brand and reputation, and thereby materially impact our business.

Significant capital investments and other expenditures could be required to remedy a breach and prevent future problems, including costs associated with additional security technologies, personnel, experts and credit monitoring services for those whose data has been breached. These costs, which could be material, could adversely impact our results of operations during the period in which they are incurred. The techniques and sophistication used to conduct cyber-attacks and breaches, as well as the sources and targets of these attacks, change frequently and are often not recognized until such attacks are launched or have been in place for a period of time. Accordingly, our expenditures to prevent future cyber-attacks or breaches may not be successful.

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Information technology system failures or interruptions or breaches of our network security may interrupt our operations, subject us to increased operating costs and expose us to litigation.

As our reliance on technology has increased, so have the risks posed to our systems. We rely heavily on our computer systems and network infrastructure across operations including, but not limited to, point-of-sale processing at our restaurants, online/web-based transactions at SuperFit Foods and third-party delivery and loyalty apps as well as the systems of our third-party vendors to whom we outsource certain administrative functions. Despite our implementation of security measures, all of our technology systems are vulnerable to damage, disruption or failures due to physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from problems with transitioning to upgraded or replacement systems, internal and external security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. If any of our technology systems were to fail, and we were unable to recover in a timely way, we could experience an interruption in our operations. Furthermore, if unauthorized access to or use of our systems were to occur, data related to our proprietary information could be compromised. The occurrence of any of these incidents could have a material adverse effect on our future financial condition and results of operations. To the extent that some of our reporting systems require or rely on manual processes, it could increase the risk of a breach due to human error.

In addition, we receive and maintain certain personal information about our customers, franchisees and employees, and our franchisees receive and maintain similar information. For example, in connection with credit card transactions, we and our franchisees collect and transmit confidential credit card information by way of retail networks. We also maintain important internal data, such as personally identifiable information about our employees and franchisees and information relating to our operation. Our use of personally identifiable information is regulated by applicable laws and regulations. If our security and information systems or those of our franchisees are compromised or our business associates fail to comply with these laws and regulations and this information is obtained by unauthorized persons or used inappropriately, it could adversely affect our reputation, as well as our restaurant operations and results of operations and financial condition. As privacy and information security laws and regulations change, we may incur additional costs to ensure that we remain in compliance.

Further, the standards for systems currently used for transmission and approval of electronic payment transactions, including international wire transfers and ACH transactions and the technology utilized in electronic payment themselves, all of which can put electronic payment data at risk, are determined and controlled by the payment card industry, not by us. If someone is able to circumvent our data security measures or that of third parties with whom we do business, including our franchisees, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation, liability, and could seriously disrupt our operations. Any resulting negative publicity could significantly harm our reputation and could materially and adversely affect our business and operating results.

A number of our systems and processes are not fully integrated and, as a result, require us to manually estimate and consolidate certain information that we use to manage our business. To the extent that we are not able to obtain transparency into our operations from our systems, it could impair the ability of our management to react quickly to changes in the business or economic environment.

We anticipate expanding, upgrading and developing our information technology capabilities. If we are unable to successfully upgrade or expand our technological capabilities, we may not be able to take advantage of market opportunities, manage our costs and transactional data effectively, satisfy customer requirements, execute our business plan or respond to competitive pressures.

We outsource certain aspects of our business to third-party vendors and consultants which subjects us to risks, including disruptions in our business and increased costs.

We have outsourced certain administrative functions for our business to third-party service providers. We also outsource certain information technology support services and benefit plan administration. Furthermore, we outsource delivery services to multiple third-party vendors including UberEats, DoorDash and GrubHub to fulfill delivery orders from both Company-owned and franchise locations. Our SuperFit Foods division outsources home and pick up location deliveries to independent contractors. Our Pokemoto division outsources online ordering and loyalty programs to Snackpass. Our Sadot agri-foods and Sadot farming operations rely on AGGIA LLC FZ as third-party consultants to execute commodity trades and conduct farming operations. In the future, we may outsource other functions to achieve cost savings and efficiencies. If the service providers to which we outsource these functions do not perform effectively or are negatively impacted by the COVID-19 pandemic, we may not be able to achieve the expected cost savings and may have to incur additional costs in connection with such failure to perform. Depending on the function involved, such failures may also lead to business disruption, transaction errors, processing inefficiencies, the loss of sales and customers, the loss of or damage to intellectual property through security breach, and the loss of sensitive data through security breach or otherwise. Any such damage or interruption could have a material adverse effect on our business, cause us to face significant fines, customer notice obligations or costly litigation, harm our reputation with our customers or prevent us from paying our collective suppliers or employees or receiving payments on a timely basis.

The failure to enforce and maintain our trademarks and protect our other intellectual property could materially adversely affect our business, including our ability to establish and maintain brand awareness.

We have registered Sadot, Muscle Maker Grill®, Pokemoto®, SuperFit Foods and certain other names used by our restaurants as trademarks or service marks with the United States Patent and Trademark Office. The Muscle Maker Grill® trademark is also registered in some form in one foreign country. Our current brand campaign, “Great Food with Your Health in Mind” has also been approved for registration with the United States Patent and Trademark Office. We have also filed for the for the trademarks “get in the aloha state of mind” and “meal prep and chill”, which are currently pending with the United States Patent and Trademark Office. In addition, the Sadot Group, Muscle Maker Grill, Pokemoto and SuperFit Foods logos, recipes, trade dress, packaging, website names and addresses (www.sadotgroupinc.com, www.musclemakergrill.com, www.pokemoto.com and www.superfitfoods.com) and Facebook, Instagram, Linkedin, Twitter and other social media and internet accounts are our intellectual property. The success of our business strategy depends on our continued ability to use our existing trademarks and service marks in order to increase brand awareness and develop our branded products. If our efforts to protect our intellectual property are not adequate, or if any third-party misappropriates or infringes on our intellectual property, whether in print, on the Internet or through other media, the value of our brands may be harmed, which could have a material adverse effect on our business, including the failure of our brands and branded products to achieve and maintain market acceptance. There can be no assurance that all of the steps we have taken to protect our intellectual property in the United States and in foreign countries will be adequate. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

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Third-party claims with respect to intellectual property assets, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues.

There can be no assurance that third parties will not assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, service marks, trade dress and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us or our franchisees if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property which, in turn, could lead to a decline in overall or restaurant revenues. If the intellectual property became subject to third-party infringement, misappropriation or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims.

We depend on our executive officers, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of our executive officers, significant employees and expertise of our hired consultants. Our executive officers, significant employees and hired consultants have significant experience in food service, international and agri-foods industries. If they were to leave us or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results. We also do not maintain any key man life insurance policies for any of our employees.

Risks Related to Ownership of Our Common Stock and Lack of Liquidity

As a smaller reporting company, we are exempt from certain disclosure requirements, which could make our Common Stock less attractive to the potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

We are an emerging growth company and subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	Taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	Being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	Being exempt from the requirement to hold a non-binding advisory vote on executive compensations and stockholder approval of a golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues. Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

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We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company, we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

As a public company, we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we have incurred significant legal, accounting and other expenses that we did not incur as a private company. In addition, the rules of the SEC and those of The NASDAQ Stock Market LLC (“NASDAQ “), NASDAQ Capital Market has imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costlier. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the exchange we are listed on, the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our common stock, and could adversely affect our ability to access the capital markets.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Our stock price may be volatile.

The market price of our Common Stock has been highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the following:

●	services by us or our competitors;

●	additions or departures of key personnel;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

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In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depends on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future, which could reduce the attractiveness of our stock to some investors.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases. In addition, we may incur debt financing to further finance our operations, the governing documents of which may contain restrictions on our ability to pay dividends.

If we are unable to maintain listing of our securities on the NASDAQ Capital Market or another reputable stock exchange, it may be more difficult for our stockholders to sell their securities.

NASDAQ requires listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, NASDAQ should delist our securities from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders.

As previously reported, on February 1, 2022, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ therein indicating that, based upon the closing bid price of the Company’s common stock for the prior 30 consecutive business days, the Company was not in compliance with the requirement to the minimum bid price of $1.00 per share for continued listing on NASDAQ as set forth in NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), the Company was granted 180 calendar days, or until August 1, 2022, to regain compliance. On August 2, 2022, the Company received a second letter from the Staff advising that the Company had been granted an additional 180 calendar days, or to January 30, 2023, to regain compliance with the Minimum Bid Price Requirement, in accordance with NASDAQ Listing Rule 5810(c)(3)(A).

On January 31, 2023, we received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ notifying us that, based upon our non-compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on NASDAQ as set forth in NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) as of January 31, 2023, we would need to request a hearing to appeal the determination.

We requested a hearing before a NASDAQ Hearings Panel (the “Panel”) on February 7, 2023. The hearing was scheduled for March 23, 2023.

On March 2, 2023, the Company received notice from Nasdaq confirming that the Company has cured its bid price deficiency and has fully regained compliance with the Minimum Bid Price Rule.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the NYSE American or NASDAQ Capital Market and if the price of our Common Stock is less than $5.00 per share, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive; (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Provisions in our articles of incorporation and bylaws and Nevada law may discourage, delay or prevent a change of control of our Company and, therefore, may depress the trading price of our stock.

Our articles of incorporation and bylaws contain certain provisions that may discourage, delay or prevent a change of control that our stockholders may consider favorable. These provisions:

●	prohibit stockholder action to elect or remove directors by majority written consent;

●	provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

●	prohibit our stockholders from calling a special meeting of stockholders; and

●	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Yorkville. All of the common stock offered by Yorkville pursuant to this prospectus will be sold by Yorkville for its own account. We will not receive any of the proceeds from these sales.

On September 22, 2023, we entered into the SEPA with Yorkville. Under the SEPA, we agreed to issue and sell to Yorkville, from time to time, and Yorkville agreed to purchase from us, up to $25 million of our common stock. We shall not affect any sales under the SEPA and Yorkville shall not have any obligation to purchase shares of common stock under the SEPA to the extent that after giving effect to such purchase and sale Yorkville would exceed the Ownership Limitation or the Exchange Cap. Thus, we may not have access to the right to sell the full $25 million of shares of common stock to Yorkville.

In connection with the SEPA, and subject to the condition set forth therein, Yorkville has agreed to advance us the Pre-Paid Advance which shall be evidenced by the Convertible Notes to be issued to Yorkville at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On September 22, 2203, Yorkville advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to Yorkville in the principal amount of $3.0 million. The balance of $1.0 million of the Pre-Paid Advance will be advanced by Yorkville to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note will be September 22, 2024, 12-months after the closing of the initial Pre-Paid Advance. Yorkville may convert the Convertible Notes into shares of our common stock at the Conversion Price, which in no event may the Conversion Price be lower than the Floor Price. Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring a Yorkville Advance. Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the Ownership Limitation, does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

We expect to use any proceeds that we receive under the SEPA, in connection with the Pre-Paid Advances and from the exercise of the Additional Warrants by Altium for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

MARKET FOR OUR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock has traded on the NASDAQ’s Capital Market under the symbol “SDOT” since July 27, 2023. Prior to July 27, 2023, our common stock traded on Nasdaq under the symbols “GRIL”.

Stockholders

As of February 10, 2023, there were 6,383 holders of record of our common stock. Our transfer agent is Computershare, Inc., located at 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is 1-877-373-6374.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This Report contains forward-looking statements as defined in the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s management’s control. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “forecast,” “model,” “proposal,” “should,” “may,” “intend,” “estimate,” and “continue,” and similar expressions (or the negative versions of such words or expressions), are intended to identify forward-looking statements. These forward-looking statements include, without limitation, information concerning Sadot’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment and possible growth opportunities. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Reference is made to “Factors That May Affect Future Results and Financial Condition” in this Item 2 for a discussion of some of the uncertainties, risks and assumptions associated with these statements.

OVERVIEW

Sadot Group Inc. (“Sadot Group”) is our parent company and is headquartered in Ft. Worth, Texas. In late 2022, Sadot Group began a transformation from a U.S.-centric restaurant business into a global, food-focused organization. As of September 30, 2023, Sadot Group consisted of three distinct operating units. Effective July 27, 2023, we changed our name to Sadot Group Inc.

1.	Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global agri-commodities company engaged in trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships to/from markets such as Argentina, Brazil, Canada, China, Egypt, Guinea, India, Indonesia, Japan, Kenya, Malaysia, Philippines, Poland, Romania, Sri Lanka, Ukraine and Vietnam. Sadot Agri-Foods competes with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the food value chain. Sadot Agri-Foods seeks to diversify over time into a sustainable and forward-looking global agri-foods company.

2.	Sadot Restaurant Group: has three unique “healthier for you” concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, plus one subscription-based fresh prep meal concept, SuperFit Foods. Our Company was founded on the belief of taking every-day menu options and converting them into “healthier for you” menu choices. Consumers are demanding healthier choices, customization, flavor and convenience. Each of our three concepts offers different menus that are tailored to specific consumer segments. We believe our concepts deliver highly differentiated customer experiences.

3.	Sadot Farming Operations: Sadot Group owns and operates, through a joint venture, a roughly 5,000 acre crop producing farm in Zambia with a focus on major commodities such as wheat, soy and corn alongside high-value tree crops such as avocado and mango.

The Company has expanded its Sadot Agri-Foods subsidiary within the agri-commodity sourcing and trading operations into North, Central and South America, further diversifying the Company’s geographic reach beyond its existing operations in Europe, Asia, the Middle East and Africa. The expansion was facilitated by a strategic agreement between Sadot Agri-Foods’ agri-food operations and newly-formed Buenaventura Trading LLC (“Buenaventura”) based in Miami FL. Buenaventura’s team brings a wealth of experience and exposure to new trade routes throughout the Americas by adding multiple sourcing and trading consultants to Sadot Agri-Foods with backgrounds from several of the largest international food supply chain organizations.

In order to support the expansion into the Americas and our agreement with Buenaventura, Sadot LLC has formed a new subsidiary, Sadot Latam LLC. This agreement marks a significant milestone for Sadot Agri-Foods as it provides access to new trade routes originating in North America to markets in Central and South America. The planned Americas trade routes are intended to generate accretive value for the Company by tapping into the thriving market demand for agricultural products across Central and South America. This planned expansion is expected to further enhance Sadot Agri-Foods’ position as an emerging entity in the global commodity trading industry.

As of June 30, 2023, the Company had a cash balance, a working capital surplus and an accumulated deficit of $5.1 million, $7.7 million and $80.2 million, respectively. During the three and six months ended June 30, 2023, the Company incurred a Pre-tax net income of $0.2 million and loss $0.9 million, respectively. Net cash used in operations of $4.2 million was reported for the six months ended June 30, 2023. The Company believes that our existing cash on hand and future cash flows from our commodity trades and franchise operations, will be sufficient to fund our operations, anticipated capital expenditures and repayment obligations over the next 12 months.

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Key Financial Definitions

We review a number of financial and operating metrics, including the following key metrics and non-GAAP measures, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Governmental and other economic factors affecting our operations may vary.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
	$’000	$’000	$’000	$’000
Revenues:
Commodity sales	157,559	—	367,925	—
Company restaurant sales, net of discounts	2,487	2,751	4,788	5,445
Franchise royalties and fees	238	163	522	371
Franchise advertising fund contributions	20	16	36	34
Other revenues	13	—	13	—
Total revenues	160,317	2,930	373,284	5,850
Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	153,240	—	358,295	—
Labor	852	—	1,472	—
Other commodity operating expenses	485	—	639	—
Total commodity operating expenses	154,577	—	360,406	—
Restaurant operating expenses:			—	—
Food and beverage costs	867	1,117	1,706	2,143
Labor	956	903	1,836	1,976
Rent	290	327	564	667
Other restaurant operating expenses	551	688	1,023	1,338
Total restaurant operating expenses	2,664	3,035	5,129	6,124
Depreciation and amortization expenses	441	489	1,074	965
Franchise advertising fund expenses	20	16	36	34
Preopening expenses	—	—	36	—
Post-closing expenses	19	—	113	—
Stock-based consulting expenses	1,068	—	4,427	—
Sales, general and administrative expenses	1,888	1,127	4,030	2,451
Loss from operations	(360)	(1,737)	(1,967)	(3,724)
EBITDA	656	(1,263)	223	(2,653)
Adjusted EBITDA	1,149	(1,248)	3,534	(2,759)

The breakout of our main revenue streams by business segment is shown below:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Sadot agri-foods	98.3%	—	98.6%	—
Restaurant division	1.7%	100.0%	1.4%	100.0%

Our key business and financial metrics are explained in detail below.

Revenues

Our revenues are derived from four primary sources: Physical Commodity sales, Company restaurant sales, Franchise revenues and vendor rebates from Franchisees. Franchise revenues are comprised of Franchise royalty revenues collected based on 2% to 6% of franchisee net sales and other franchise revenues which include initial and renewal franchisee fees. Vendor rebates are received based on volume purchases or services from franchise owned locations. In addition, we have Other revenues which consists of gift card breakage, which is recognized when we determine that there is no further legal obligation to remit the unredeemed gift card balance.

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Commodity Operating Expenses

Commodity Cost

Commodity costs include the direct cost associated with purchasing the physical food commodities. The cost includes the cost of the inventory, insurance, shipping and other cost associated with transporting the physical food commodity. The components of Commodity cost are variable in nature, change with sales volume, logistics and are subject to fluctuations in Commodity costs.

Labor

Commodity labor cost consists of consulting fees paid for traders, logistics, and operations personnel to perform the purchases and sale of physical food commodities. Similar to other cost items, we expect total Commodity labor costs to increase as our Commodity sales revenues grows.

Other Commodity Operating Expenses

Other commodity operating expenses consist of food commodity purchase and sales expenses not inclusive of Commodity cost and Labor. These expenses are generally travel and office expenses.

Restaurant Operating Expenses

Food and Beverage Costs

Food and beverage costs include the direct costs associated with food, beverage and packaging of our menu items at Company-operated restaurants partially offset by vendor rebates from Company-owned stores. The components of food, beverages and supplies are variable in nature, change with sales volume, are affected by menu mix and are subject to fluctuations in Commodity costs.

Labor

Restaurant labor costs, consists of Company-operated restaurant-level management and hourly labor costs, including salaries, wages, payroll taxes, workers’ compensation expense, benefits and bonuses paid to our Company-operated restaurant-level team members. Like other cost items, we expect total restaurant labor costs at our Company-operated restaurants to increase due to inflation and as our Company restaurant revenues grow. Factors that influence labor costs include minimum wage and employer payroll tax legislation, mandated health care costs and operational productivity established by the management team.

Rent

Restaurant rent consist of Company-operated restaurant-level rental or lease payments applicable to executed rental or lease agreements. In many cases these rental payments may include payments for common area maintenance as well as property tax assessments. Our rent strategy in some locations consists of a variable rent structure calculated on net sales of the restaurant. While this can have a negative effect on higher volume locations where we cannot leverage a fixed rent, it provides downside protection for lower volume locations.

Other Restaurant Operating Expenses

Other restaurant operating expenses consist of Company-operated restaurant-level ancillary expenses not inclusive of Food and beverage, Labor and Rent expense. These expenses are generally marketing, advertising, merchant and bank fees, utilities, leasehold and equipment repairs, insurance and maintenance. A portion of these costs are associated with third party delivery services such as Uber Eats, Grub Hub, DoorDash and others. The fees associated with these third-party delivery services can range up to 25% of the total order being delivered. Management believes delivery is a critical component of our business model and industry trends will continue to push consumers towards delivery. We have adjusted our cost structure to reflect different pricing models, portion sizes, menu offerings and other considerations to potentially partially offset these rising costs of delivery.

Depreciation and Amortization Expenses

Depreciation and amortization expenses primarily consist of the depreciation of property and equipment and amortization of intangible assets.

Franchise Advertising Expenses

Franchise advertising expenses are recognized sales-based advertising contributions from franchisees as franchise revenue when the underlying franchisee incurs the corresponding advertising expense. The Company records the related advertising expenses as incurred under Sales, general and administrative expenses.

Pre-Opening Expenses

Pre-opening expenses primarily consist of expenses associated with opening a Company-operated location and expenses related to Company-operated locations prior to the location opening.

Post-Closing Expenses

Post-closing expenses primarily consist of expenses associated with closing a Company-operated location and expenses related to Company-operated locations after the location has closed.

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Stock-based Consulting Expenses

Stock-based consulting expenses are related to consulting fees due to Aggia for Sadot Agri-Foods operations. Based on the servicing agreement with Aggia, the consulting fees are calculated at approximately 40.0% of the Net income generated by the Sadot Agri-Foods business segment. For the three and six months ended June 30, 2023, $1.1 million and $4.4 million respectively, are recorded as Stock-based consulting expense in the accompanying Unaudited Condensed Consolidated Statements of Operations and a corresponding liability is recorded as Accrued stock-based consulting expense in the accompanying Unaudited Condensed Consolidated Balance Sheets. This expense was paid in stock.

Sales, General and Administrative Expenses

Sales, general and administrative expenses include expenses associated with corporate and administrative functions that support our operations, including wages, benefits, travel expense, stock-based compensation expense, legal and professional fees, training, investor relations and other corporate costs. We incur incremental Sales, general and administrative expenses as a result of being a publicly listed company on the NASDAQ capital market. A certain portion of these expenses are related to the preparation of an initial stock offering and subsequent capital raises and should be considered one-time expenses.

Other (Expense) / Income

Other (expense) / income consists of amortization of debt discounts on the convertible notes, interest expense related to notes payable, Change in fair value of accrued compensation and gains on debt extinguishments in connection with the Paycheck Protection Program, (“PPP”) loan forgiveness.

Income Taxes

Income taxes represent federal, state and local current and deferred income tax expenses.

Other (Expense) / Income

Other (expense) / income consists of amortization of debt discounts on the convertible notes, interest expense related to notes payable, Change in fair value of accrued compensation and gains on debt extinguishments in connection with the Paycheck Protection Program, (“PPP”) loan forgiveness.

Non-GAAP Measures

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. We define EBITDA as Net loss, adjusted for depreciation, amortization, interest income / (expense), and income taxes. We define Adjusted EBITDA as Net loss, adjusted for depreciation, amortization, net interest (income) expense, income taxes, impairment expenses, stock-based consulting expense, derived from amounts presented in the Unaudited Condensed Consolidated Statement of Operations and the associated Notes to the Unaudited Condensed Consolidated Financial Statements. We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin, (collectively, the “Non-GAAP Measures”) are useful metrics for investors to understand and evaluate our operating results and ongoing profitability because they permit investors to evaluate our recurring profitability from our ongoing operating activities.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin, have certain limitations, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of any of the Non-GAAP Measures may not be comparable to similar measures disclosed by other issuers, because some issuers calculate certain of the Non-GAAP Measures differently or not at all, limiting their usefulness as direct comparative measures.

Reconciliations of EBITDA, Adjusted EBITDA and Other Non-GAAP Measures

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from the most comparable U.S. GAAP measure, Net loss, and the calculations of the Net loss Margin and Adjusted EBITDA Margin for the three and six months ended June 30, 2023 and 2022:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
	$’000	$’000	$’000	$’000
Net income / (loss)	190	(1,774)	(876)	(3,660)

Adjustments to EBITDA:
Depreciation and amortization expenses	441	489	1,074	965
Interest expense, net	22	10	19	28
Income tax	3	12	6	14
EBITDA	656	(1,263)	223	(2,653)
Adjustments to Adjusted EBITDA:
Other (income) / expense	(251)	15	(251)	34
Change in fair value of accrued compensation	(324)	—	(865)	—
Gain on debt extinguishment	—	—	—	(140)
Stock-based consulting expenses	1,068	—	4,427	—
Adjusted EBITDA	1,149	(1,248)	3,534	(2,759)
Total revenue	160,317	2,930	373,284	5,850

Net income / (loss) Margin	0.1%	(60.5)%	(0.2)%	(62.6)%
Adjusted EBITDA Margin	0.7%	(42.6)%	0.9%	(47.2)%

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Unaudited Condensed Consolidated Results of Operations - Three Months Ended June 30, 2023 Compared to the Three Months Ended June 30, 2022

The following table represents selected items in our Unaudited Condensed Consolidated Statements of Operations for the three months ended June 30, 2023 and 2022, respectively:

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Revenues:
Commodity sales	157,559	—	157,559	NM
Company restaurant sales, net of discounts	2,487	2,751	(264)	(9.6)%
Franchise royalties and fees	238	163	75	46.0%
Franchise advertising fund contributions	20	16	4	24.2%
Other revenues	13	—	13	NM
Total revenues	160,317	2,930	157,387	5371.4%
Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	153,240	—	153,240	NM
Labor	852	—	852	NM
Other commodity operating expenses	485	—	485	NM
Total commodity operating expenses	154,577	—	154,577	NM
Restaurant operating expenses:
Food and beverage costs	867	1,117	(250)	(22.4)%
Labor	956	903	53	5.9%
Rent	290	327	(37)	(11.3)%
Other restaurant operating expenses	551	688	(137)	(19.9)%
Total restaurant operating expenses	2,664	3,035	(371)	(12.2)%
Depreciation and amortization expenses	441	489	(48)	(9.8)%
Franchise advertising fund expenses	20	16	4	24.2%
Post-closing expenses	19	—	19	NM
Stock-based consulting expenses	1,068	—	1,068	NM
Sales, general and administrative expenses	1,888	1,127	761	67.5%
Total costs and expenses	160,677	4,667	156,010	3342.8%
Loss from operations	(360)	(1,737)	1,377	(79.3)%
Other Income / (Expense):
Other income / (expense)	251	(15)	266	(1773.3)%
Interest income / (expense), net	(22)	(10)	(12)	120.0%
Change in fair value of accrued compensation	324	—	324	NM
Total other income / (expense), net	553	(25)	578	(2312.0)%
Income / (Loss) Before Income Tax	193	(1,762)	1,955	(111.0)%
Income tax	3	12	(9)	(75.0)%
Net income / (loss)	190	(1,774)	1,964	(110.7)%
NM= not meaningful

The following table sets forth our results of operations as a percentage of total revenue for each period presented preceding:

	Three Months Ended June 30,
	2023	2022
Revenues:
Commodity sales	98.3%	—
Company restaurant sales, net of discounts	1.6%	93.9%
Franchise royalties and fees	0.1%	5.6%
Franchise advertising fund contributions	—	0.5%
Other revenues	—	—
Total revenues	100.0%	100.0%
Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	95.6%	—
Labor	0.5%	—
Other commodity operating expenses	0.3%	—
Total commodity operating expenses	96.4%	—
Restaurant operating expenses:
Food and beverage costs	0.5%	38.1%
Labor	0.6%	30.8%
Rent	0.2%	11.2%
Other restaurant operating expenses	0.3%	23.5%
Total restaurant operating expenses	1.7%	103.6%
Depreciation and amortization expenses	0.3%	16.7%
Franchise advertising fund expenses	—	0.5%
Post-closing expenses	—	—
Stock-based consulting expenses	0.7%	—
Sales, general and administrative expenses	1.2%	38.5%
Total costs and expenses	100.2%	159.3%
Loss from operations	(0.2)%	(59.3)%
Other Income / (Expense):
Other income / (expense)	—	(0.5)%
Interest income / (expense), net	—	(0.3)%
Change in fair value of accrued compensation	0.2%	—
Gain on debt extinguishment	—	—
Total other income / (expense), net	0.3%	(0.9)%
Income / (Loss) Before Income Tax	0.1%	(60.1)%
Income tax	—	0.4%
Net income / (loss)	0.1%	(60.5)%

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Revenues

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Revenues:
Commodity sales	157,559	—	157,559	NM
Company restaurant sales, net of discounts	2,487	2,751	(264)	(9.6)%
Franchise royalties and fees	238	163	75	46.0%
Franchise advertising fund contributions	20	16	4	24.2%
Other revenues	13	—	13	NM
Total revenues	160,317	2,930	157,387	5371.4%
NM= not meaningful

Our revenues totaled $160.3 million for the three months ended June 30, 2023, compared to $2.9 million for the three months ended June 30, 2022. The $157.4 million increase is primarily attributed to an increase in Commodity sales as a direct result of the formation of Sadot Agri-Foods and its added revenue.

We generated Commodity sales of $157.6 million for the three months ended June 30, 2023. We did not have any Commodity sales for the three months ended June 30, 2022. This represented an increase of $157.6 million, which is attributable to Sadot Agri-Foods sales generated from physical food related commodities.

We generated Company restaurant sales, net of discounts, of $2.5 million for the three months ended June 30, 2023, compared to $2.8 million for the three months ended June 30, 2022. This represented a decrease of $0.3 million, or 9.6%, which is mainly attributable to the closures of certain unprofitable Muscle Maker Grill locations.

Franchise royalties and fees for the three months ended June 30, 2023 totaled $238.0 thousand compared to $163.0 thousand for the three months ended June 30, 2022. This represents an increase of $0.1 million, or 46.0%. In 2023, the franchise fees were higher, primarily due to the sales and opening of new Pokemoto franchises.

Franchise advertising fund contributions for the three months ended June 30, 2023 totaled $20.0 thousand compared to $16.1 thousand for the three months ended June 30, 2022. The Company recognizes these sales-based advertising contributions from franchisees as franchise revenue when the underlying franchisee Company incurs the corresponding advertising expense. The increase of $3.9 thousand or 24.2%, is a direct result of the increase in Muscle Maker Grill national advertising services to benefit the brand as a whole.

Other revenues for the three months ended June 30, 2023 totaled $13.0 thousand. There was no other revenues for the three months ended June 30, 2022. Other revenues consisted of gift card breakage recognized.

Operating Costs and Expenses

Operating costs and expenses primarily consist of Commodity costs, Restaurant food and beverage costs, Restaurant labor expense, Restaurant rent expense, Other restaurant operating expenses, Depreciation and amortization expenses and Sales, general and administrative expenses.

Commodity Costs

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Commodity cost	153,240	—	153,240	NM

Commodity costs for the three months ended June 30, 2023, totaled $153.2 million or 97.3% as a percentage of Commodity sales. There was no Commodity cost for the three months ended June 30, 2022. The $153.2 million increase resulted from a new line of business operated by Sadot Agri-Foods.

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Commodity Labor Cost

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Labor	852	—	852	NM

Commodity labor costs for the three months ended June 30, 2023, totaled $0.9 million or 0.5% as a percentage of Commodity sales. There were no Commodity labor costs for the three months ended June 30, 2022. The $0.9 million increase resulted from a new line of business operated by Sadot Agri-Foods.

Other Commodity Operating Expenses

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Other commodity operating expenses	485	—	485	NM

Other commodity operating expenses for the three months ended June 30, 2023 totaled $0.5 million or 0.3% as a percentage of Commodity sales There were no Other commodity operating expenses for the three months ended June 30, 2022. The $0.5 million increase resulted from a new line of business operated by Sadot Agri-Foods.

Restaurant Food and Beverage Costs

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Food and beverage costs	867	1,117	(250)	(22.4)%

Restaurant food and beverage costs for the three months ended June 30, 2023 totaled $0.9 million or 34.9% as a percentage of Company restaurant net sales, and $1.1 million or 40.6%, as a percentage of Company restaurant net sales, for the three months ended June 30, 2022. The $0.3 million decrease resulted from a decrease in sales due to the closures of certain unprofitable Muscle Maker Grill locations. Total restaurant food and beverage cost as a percentage of sales decreased by 5.7% as a operational efficiencies in 2023.

Restaurant Labor Expense

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Labor	956	903	53	5.9%

Restaurant labor expense for the three months ended June 30, 2023 totaled $1.0 million, or 38.4%, as a percentage of Company restaurant net sales, and $0.9 million, or 32.8%, as a percentage of Company restaurant net sales, for the three months ended June 30, 2022. The $0.1 million increase is due to higher cost of labor in 2023.

Restaurant Rent Expense

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Rent	290	327	(37)	(11.3)%

Restaurant rent expense for the three months ended June 30, 2023 totaled $0.3 million, or 11.7% as a percentage of restaurant sales, and $0.3 million, or 11.9%, as a percentage of restaurant sales, for the three months ended June 30, 2022. The decrease of $37.0 thousand is directly attributed to the closure of a nonperforming corporate location. The percentage of total sales decreased by 0.2% as sales decreased overall.

Other Restaurant Operating Expenses

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Other restaurant operating expenses	551	688	(137)	(19.9)%

Other restaurant operating expenses for the three months ended June 30, 2023 totaled $0.6 million, or 22.2% as a percentage of restaurant sales, and $0.7 million, or 25.0% as a percentage of restaurant sales, for the three months ended June 30, 2022. The $0.1 million decrease is primarily due to a decrease in insurance costs resulting from a consolidation in insurance companies and a decrease in third party processing fees, partially offset by an increase in merchant processing fees. The Other restaurant operating expenses as a percent of total sales decreased by 2.9%.

Depreciation and Amortization Expenses

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Depreciation and amortization expenses	441	489	(48)	(9.8)%

Depreciation and amortization expenses for the three months ended June 30, 2023 totaled $0.4 million compared to $0.5 million, for the three months ended June 30, 2022. The $48.0 thousand decrease is mainly attributed to the closing of nonperforming locations and the disposal of the corresponding assets.

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Franchise Advertising Fund Expenses

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Franchise advertising fund expenses	20	16	4	24.2%

Franchise advertising fund expenses for the three months ended June 30, 2023 totaled $20.0 thousand compared to $16.1 thousand, for the three months ended June 30, 2022. The $3.9 thousand or 24.2% increase is mainly attributed to the increase in Muscle Maker Grill national advertising services to benefit the brand.

Post-Closing Expenses

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Post-closing expenses	19	—	19	NM

Post-closing expenses for the three months ended June 30, 2023 totaled $19.0 thousand. There were no Post-closing expenses for the three months ended June 30, 2022. The increase in Post-closing expenses resulted from expenses incurred after the closing of underperforming Company-owned stores.

Stock-Based Consulting Expenses

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Stock-based consulting expenses	1,068	—	1,068	NM

Stock-based consulting expenses for the three months ended June 30, 2023, totaled $1.1 million. There were no Stock-based consulting expenses for the three months ended June 30, 2022. The increase in Stock-based consulting expenses is the result of consulting fees due to Aggia for Sadot Agri-Foods operations. Based on the servicing agreement with Aggia, the consulting fees are calculated at approximately 40.0% of the Net income generated by the Sadot Agri-Foods business segment. This expense is expected to be paid in stock in 2023.

Sales, General and Administrative Expenses

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Sales, general and administrative expenses	1,888	1,127	761	67.5%

Sales, general and administrative expenses for the three months ended June 30, 2023 totaled $1.9 million, or 1.2% of total revenue, compared to $1.1 million, or 38.5% of total revenue, for the three months ended June 30, 2022. The $0.8 million increase was primarily attributable to an increase in professional and consulting fees and employee salaries and benefits.

Total Other Income, Net

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Total other income / (expense), net	553	(25)	578	(2312.0)%

Total other income / (expense), net for the three months ended June 30, 2023 totaled $0.6 million income compared to $25.0 thousand expense, for the three months ended June 30, 2022. The $0.6 million increase in Total other income / (expense), net was primarily attributable to a increase of $0.3 million in the Change in fair value of accrued compensation and a $0.3 million increase in Other income, partially offset by a $12.0 thousand increase in Interest expense.

Income Tax

	Three Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Income tax	3	12	(9)	(75.0)%

Our Income tax for the three months ended June 30, 2023, was $3.0 thousand which was an increase of $9.0 thousand as compared to Income taxes of $12.0 thousand for the three months ended June 30, 2022 due to an increase in current state taxes.

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The following table represents selected items in our Condensed Consolidated Statements of Operations for the three months ended June 30, 2023, by our operating segments:

	Three Months Ended June 30, 2023
	Restaurant division	Sadot agri-foods	Corporate adj.	Consolidated
	$’000	$’000	$’000	$’000
Revenues:
Commodity sales	—	157,559	—	157,559
Company restaurant sales, net of discounts	2,487	—	—	2,487
Franchise royalties and fees	238	—	—	238
Franchise advertising fund contributions	20	—	—	20
Other revenues	13	—	—	13
Total revenues	2,758	157,559	—	160,317
Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	—	153,240	—	153,240
Labor	—	852	—	852
Other commodity operating expenses	—	485	—	485
Total commodity operating expenses	—	154,577	—	154,577
Restaurant operating expenses:
Food and beverage costs	867	—	—	867
Labor	956	—	—	956
Rent	290	—	—	290
Other restaurant operating expenses	551	—	—	551
Total restaurant operating expenses	2,664	—	—	2,664
Depreciation and amortization expenses	153	—	288	441
Franchise advertising fund expenses	20	—	—	20
Post-closing expenses	19	—	—	19
Stock-based consulting expenses	—	—	1,068	1,068
Sales, general and administrative expenses	88	301	1,499	1,888
Total costs and expenses	2,944	154,878	2,855	160,677
(Loss) / income from operations	(186)	2,681	(2,855)	(360)
Other Income:
Other income	—	—	251	251
Interest expense, net	(1)	(20)	(1)	(22)
Change in fair value of accrued compensation	—	—	324	324
Total other income, net	(1)	(20)	574	553
(Loss) / Income Before Income Tax	(187)	2,661	(2,281)	193
Income tax	1	—	2	3
Net (loss) / income	(188)	2,661	(2,283)	190

The following table represents selected items in our Unaudited Condensed Consolidated Statements of Operations for the three months ended June 30, 2022, by our operating segments:

	Three Months Ended June 30, 2022
	Restaurant division	Sadot agri-foods	Corporate adj.	Consolidated
	$’000	$’000	$’000	$’000
Revenues:
Company restaurant sales, net of discounts	2,751	—	—	2,751
Franchise royalties and fees	70	—	93	163
Franchise advertising fund contributions	—	—	16	16
Total revenues	2,821	—	109	2,930
Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	1,137	—	(20)	1,117
Labor	903	—	—	903
Rent	327	—	—	327
Other restaurant operating expenses	688	—	—	688
Total restaurant operating expenses	3,055	—	(20)	3,035
Depreciation and amortization expenses	124	—	365	489
Franchise advertising fund expenses	—	—	16	16
Sales, general and administrative expenses	30	—	1,097	1,127
Total costs and expenses	3,209	—	1,458	4,667
Loss from operations	(388)	—	(1,349)	(1,737)
Other Income:
Other income / (expense)	10	—	(25)	(15)
Interest expense, net	(5)	—	(5)	(10)
Total other income, net	5	—	(30)	(25)
Loss Before Income Tax	(383)	—	(1,379)	(1,762)
Income tax	—	—	12	12
Net loss	(383)	—	(1,391)	(1,774)

30

Unaudited Condensed Consolidated Results of Operations - Six Months Ended June 30, 2023 Compared to the Six Months Ended June 30, 2022

The following table represents selected items in our Unaudited Condensed Consolidated Statements of Operations for the six months ended June 30, 2023 and 2022, respectively:

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Revenues:
Commodity sales	367,925	—	367,925	NM
Company restaurant sales, net of discounts	4,788	5,445	(657)	(12.1)%
Franchise royalties and fees	522	371	151	40.7%
Franchise advertising fund contributions	36	34	2	5.9%
Other revenues	13	—	13	NM
Total revenues	373,284	5,850	367,434	6280.9%
Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	358,295	—	358,295	NM
Labor	1,472	—	1,472	NM
Other commodity operating expenses	639	—	639	NM
Total commodity operating expenses	360,406	—	360,406	NM
Restaurant operating expenses:
Food and beverage costs	1,706	2,143	(437)	(20.4)%
Labor	1,836	1,976	(140)	(7.1)%
Rent	564	667	(103)	(15.4)%
Other restaurant operating expenses	1,023	1,338	(315)	(23.5)%
Total restaurant operating expenses	5,129	6,124	(995)	(16.2)%
Depreciation and amortization expenses	1,074	965	109	11.3%
Franchise advertising fund expenses	36	34	2	5.9%
Pre-opening expenses	36	—	36	NM
Post-closing expenses	113	—	113	NM
Stock-based consulting expenses	4,427	—	4,427	NM
Sales, general and administrative expenses	4,030	2,451	1,579	64.4%
Total costs and expenses	375,251	9,574	365,677	3819.5%
Loss from operations	(1,967)	(3,724)	1,757	(47.2)%
Other Income / (Expense):
Other income / (expense)	251	(34)	285	(838.2)%
Interest income / (expense), net	(19)	(28)	9	(32.1)%
Change in fair value of accrued compensation	865	—	865	NM
Gain on debt extinguishment	—	140	(140)	(100.0)%
Total other income / (expense), net	1,097	78	1,019	1306.4%
Income / (Loss) Before Income Tax	(870)	(3,646)	2,776	(76.1)%
Income tax	6	14	(8)	(57.1)%
Net income / (loss)	(876)	(3,660)	2,784	(76.1)%
NM= not meaningful

The following table sets forth our results of operations as a percentage of total revenue for each period presented preceding:

	For the Six Months Ended June 30,
	2023	2022
Revenues:
Commodity sales	98.6%	—
Company restaurant sales, net of discounts	1.3%	93.1%
Franchise royalties and fees	0.1%	6.3%
Franchise advertising fund contributions	—	0.6%
Other revenues	—	—
Total revenues	100.0%	100.0%
Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	96.0%	—
Labor	0.4%	—
Other commodity operating expenses	0.2%	—
Total commodity operating expenses	96.6%	—
Restaurant operating expenses:
Food and beverage costs	0.5%	36.6%
Labor	0.5%	33.8%
Rent	0.2%	11.4%
Other restaurant operating expenses	0.3%	22.9%
Total restaurant operating expenses	1.4%	104.7%
Depreciation and amortization expenses	0.3%	16.5%
Franchise advertising fund expenses	—	0.6%
Pre-opening expenses	—	—
Post-closing expenses	—	—
Stock-based consulting expenses	1.2%	—
Sales, general and administrative expenses	1.1%	41.9%
Total costs and expenses	100.5%	163.7%
Loss from operations	(0.5)	(63.7)%
Other Income:
Other income / (expense)	0.1%	(0.6)%
Interest income / (expense), net	—	(0.5)%
Change in fair value of accrued compensation	0.2%	—
Gain on debt extinguishment	—	2.4%
Total other income, net	0.3%	1.3%
Loss Before Income Tax	(0.2)%	(62.3)%
Income tax	—	0.2%
Net loss	(0.2)%	(62.6)%

31

Revenues

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Revenues:
Commodity sales	367,925	—	367,925	NM
Company restaurant sales, net of discounts	4,788	5,445	(657)	(12.1)%
Franchise royalties and fees	522	371	151	40.7%
Franchise advertising fund contributions	36	34	2	5.9%
Other revenues	13	—	13	NM
Total revenues	373,284	5,850	367,434	6280.9%
NM= not meaningful

Our revenues totaled $373.3 million for the six months ended June 30, 2023, compared to $5.9 million for the six months ended June 30, 2022. The $367.4 million increase is primarily attributed to an increase in Commodity sales as a direct result of the formation of Sadot Agri-Foods and its added revenue.

We generated Commodity sales of $367.9 million for the six months ended June 30, 2023. We did not have any Commodity sales for the six months ended June 30, 2022. This represented an increase of $367.9 million, which is attributable to Sadot Agri-Foods sales generated from physical food related commodities.

We generated Company restaurant sales, net of discounts, of $4.8 million for the six months ended June 30, 2023, compared to $5.4 million for the six months ended June 30, 2022. This represented an decrease of $0.7 million, or 12.1%, which is mainly attributable to the closures of certain unprofitable Muscle Maker Grill locations.

Franchise royalties and fees for the six months ended June 30, 2023 totaled $0.5 million compared to $0.4 million for the six months ended June 30, 2022. This represents an increase of $0.2 million, or 40.7%. In 2023, the franchise fees were higher, primarily due to termination of one Muscle Maker Grill franchise agreement, which corresponds to accelerating the recognition of initial franchise fees and an increase in Pokemoto franchise sales and store openings.

Franchise advertising fund contributions for the six months ended June 30, 2023 totaled $36.0 thousand compared to $34.0 thousand for the six months ended June 30, 2022. The Company recognizes these sales-based advertising contributions from franchisees as franchise revenue when the underlying franchisee Company incurs the corresponding advertising expense. The increase of $2.0 thousand or 5.9%, is a direct result of the increase in Muscle Maker Grill national advertising services to benefit the brand as a whole.

Other revenues for the six months ended June 30, 2023 totaled $13.0 thousand. There were no Other revenues for the six months ended June 30, 2022. Other revenues consisted of gift card breakage recognized.

Operating Costs and Expenses

Operating costs and expenses primarily consist of Commodity costs, Restaurant food and beverage costs, Restaurant labor expense, Restaurant rent expense, Other restaurant operating expenses, Depreciation and amortization expenses and Sales, general and administrative expenses.

32

Commodity Costs

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Commodity cost	358,295	—	358,295	NM

Commodity costs for the six months ended June 30, 2023, totaled $358.3 million or 97.4% as a percentage of Commodity sales. There was no Commodity cost for the six months ended June 30, 2022. The $358.3 million increase resulted from a new line of business operated by Sadot Agri-Foods.

Commodity Labor Cost

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Labor	1,472	—	1,472	NM

Commodity labor costs for the six months ended June 30, 2023, totaled $1.5 million or 0.4% as a percentage of Commodity sales. There were no Commodity labor costs for the six months ended June 30, 2022. The $1.5 million increase resulted from a new line of business operated by Sadot Agri-Foods.

Other Commodity Operating Expenses

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Other commodity operating expenses	639	—	639	NM

Other commodity operating expenses for the six months ended June 30, 2023 totaled $0.6 million or 0.2% as a percentage of Commodity sales There were no Other commodity operating expenses for the six months ended June 30, 2022. The $0.6 million increase resulted from a new line of business operated by Sadot Agri-Foods.

Restaurant Food and Beverage Costs

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Food and beverage costs	1,706	2,143	(437)	(20.4)%

Restaurant food and beverage costs for the six months ended June 30, 2023 totaled $1.7 million or 35.6% as a percentage of Company restaurant net sales, and $2.1 million or 39.4%, as a percentage of Company restaurant net sales, for the six months ended June 30, 2022. The $0.4 million decrease resulted from a decrease in sales due to the closures of certain unprofitable Muscle Maker Grill locations. Total restaurant food and beverage cost as a percentage of sales decrease by 3.7% as a result of increased efficiencies in 2023.

33

Restaurant Labor Expense

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Labor	1,836	1,976	(140)	(7.1)%

Restaurant labor expense for the six months ended June 30, 2023 totaled $1.8 million, or 38.3%, as a percentage of Company restaurant net sales, and $2.0 million, or 36.3%, as a percentage of Company restaurant net sales, for the six months ended June 30, 2022. The $0.1 million decrease resulted from the closure of nonperforming corporate locations.

Restaurant Rent Expense

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Rent	564	667	(103)	(15.4)%

Restaurant rent expense for the six months ended June 30, 2023 totaled $0.6 million, or 11.8% as a percentage of restaurant sales, and $0.7 million, or 12.2%, as a percentage of restaurant sales, for the six months ended June 30, 2022. The decrease of $0.1 million is directly attributed to the closure of nonperforming corporate locations. The percentage of total sales decreased by 0.5% as sales decreased overall.

Other Restaurant Operating Expenses

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Other restaurant operating expenses	1,023	1,338	(315)	(23.5)%

Other restaurant operating expenses for the six months ended June 30, 2023 totaled $1.0 million, or 21.4% as a percentage of restaurant sales, and $1.3 million, or 24.6% as a percentage of restaurant sales, for the six months ended June 30, 2022. The $0.3 million decrease is primarily due to a decrease in insurance costs resulting from a consolidation in insurance companies and a decrease in third party processing fees, partially offset by an increase in merchant processing fees. The Other restaurant operating expenses as a percent of total sales decreased by 3.2%.

Depreciation and Amortization Expenses

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Depreciation and amortization expenses	1,074	965	109	11.3%

Depreciation and amortization expenses for the six months ended June 30, 2023 totaled $1.1 million compared to $1.0 million, for the six months ended June 30, 2022. The $0.1 million increase is mainly attributed to the accelerated depreciation of leasehold improvements for leases that were modified resulting in a shorter life.

34

Franchise Advertising Fund Expenses

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Franchise advertising fund expenses	36	34	2	5.9%

Franchise advertising fund expenses for the six months ended June 30, 2023 totaled $36.0 thousand compared to $34.0 thousand, for the six months ended June 30, 2022. The $2.0 thousand increase or 5.9% is mainly attributed to the increase in Muscle Maker Grill national advertising services to benefit the brand.

Pre-Opening Expenses

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Pre-opening expenses	36	—	36	NM

Pre-opening expenses for the six months ended June 30, 2023 totaled $36.0 thousand. There were no Pre-opening expenses for the six months ended June 30, 2022. The increase in pre-opening expense resulted from expenses incurred prior to the opening of our new Company-owned stores.

Post-Closing Expenses

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Post-closing expenses	113	—	113	NM

Post-closing expenses for the six months ended June 30, 2023 totaled $0.1 million. There were no Post-closing expenses for the six months ended June 30, 2022. The increase in Post-closing expenses resulted from expenses incurred after the closing of underperforming Company-owned stores.

Stock-Based Consulting Expenses

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Stock-based consulting expenses	4,427	—	4,427	NM

Stock-based consulting expenses for the six months ended June 30, 2023, totaled $4.4 million. There were no Stock-based consulting expenses for the six months ended June 30, 2022. The increase in Stock-based consulting expenses is the result of consulting fees due to Aggia for Sadot Agri-Foods operations. Based on the servicing agreement with Aggia, the consulting fees are calculated at approximately 80% and 40.0% of the Net income generated by the Sadot Agri-Foods business segment for the first quarter of 2023 and the second quarter of 2023, respectively.

Sales, General and Administrative Expenses

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Sales, general and administrative expenses	4,030	2,451	1,579	64.4%

Sales, general and administrative expenses for the six months ended June 30, 2023 totaled $4.0 million, or 1.1% of total revenue, compared to $2.5 million, or 41.9% of total revenue, for the six months ended June 30, 2022. The $1.6 million increase was primarily attributable to an increase in professional and consulting fees and employee salaries and benefits.

Total Other Income, Net

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Total other income / (expense), net	1,097	78	1,019	1306.4%

Total other income / (expense), net for the six months ended June 30, 2023 totaled $1.1 million compared to $0.1 million, for the six months ended June 30, 2022. The $1.0 million increase in Total other income / (expense), net was attributable to an decrease in the Gain on extinguishment of debt of $0.1 million due to the forgiveness of our PPP loans, a increase of $0.9 million in the Change in fair value of accrued compensation, partially offset by a $9.0 thousand decrease in Interest expense and a $0.3 million increase in Other income.

35

Income Tax

	For the Six Months Ended June 30,		Variance
	2023	2022	$	%
	$’000	$’000	$’000
Income tax	6	14	(8)	(57.1)%

Our Income tax for the six months ended June 30, 2023, was $6.0 thousand which was an increase of $8.0 thousand as compared to Income taxes of $14.0 thousand for the six months ended June 30, 2022 due to an increase in current state taxes.

The following table represents selected items in our Condensed Consolidated Statements of Operations for the six months ended June 30, 2023, by our operating segments:

	Six Months Ended June 30, 2023
	Restaurant division	Sadot agri-foods	Corporate adj.	Consolidated
	$’000	$’000	$’000	$’000
Revenues:
Commodity sales	—	367,925	—	367,925
Company restaurant sales, net of discounts	4,788	—	—	4,788
Franchise royalties and fees	522	—	—	522
Franchise advertising fund contributions	36	—	—	36
Other revenues	13	—	—	13
Total revenues	5,359	367,925	—	373,284
Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	—	358,295	—	358,295
Labor	—	1,472	—	1,472
Other commodity operating expenses	—	639	—	639
Total commodity operating expenses	—	360,406	—	360,406
Restaurant operating expenses:
Food and beverage costs	1,706	—	—	1,706
Labor	1,836	—	—	1,836
Rent	564	—	—	564
Other restaurant operating expenses	1,023	—	—	1,023
Total restaurant operating expenses	5,129	—	—	5,129
Depreciation and amortization expenses	469	—	605	1,074
Franchise advertising fund expenses	36	—	—	36
Preopening expenses	36	—	—	36
Post-closing expenses	112	—	1	113
Stock-based consulting expenses	—	—	4,427	4,427
Sales, general and administrative expenses	171	587	3,272	4,030
Total costs and expenses	5,953	360,993	8,305	375,251
(Loss) / income from operations	(594)	6,932	(8,305)	(1,967)
Other Income:
Other income	—	—	251	251
Interest income , net	2	(21)	—	(19)
Change in fair value of accrued compensation	—	—	865	865
Total other income, net	2	(21)	1,116	1,097
(Loss) / Income Before Income Tax	(592)	6,911	(7,189)	(870)
Income tax	2	—	4	6
Net (loss) / income	(594)	6,911	(7,193)	(876)

36

The following table represents selected items in our Condensed Consolidated Statements of Operations for the six months ended June 30, 2022, by our operating segments:

	Six Months Ended June 30, 2022
	Restaurant division	Sadot agri-foods	Corporate adj.	Consolidated
	$’000	$’000	$’000	$’000
Revenues:
Company restaurant sales, net of discounts	5,445	—	—	5,445
Franchise royalties and fees	132	—	239	371
Franchise advertising fund contributions	—	—	34	34
Total revenues	5,577	—	273	5,850
Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	2,145	—	(2)	2,143
Labor	1,976	—	—	1,976
Rent	667	—	—	667
Other restaurant operating expenses	1,338	—	—	1,338
Total restaurant operating expenses	6,126	—	(2)	6,124
Depreciation and amortization expenses	243	—	722	965
Franchise advertising fund expenses	—	—	34	34
Sales, general and administrative expenses	287	—	2,164	2,451
Total costs and expenses	6,656	—	2,918	9,574
Loss from operations	(1,079)	—	(2,645)	(3,724)
Other Income:
Other income	12	—	(46)	(34)
Interest expense, net	(2)	—	(26)	(28)
Gain on debt extinguishment	140	—	—	140
Total other income, net	150	—	(72)	78
Loss Before Income Tax	(929)	—	(2,717)	(3,646)
Income tax	—	—	14	14
Net loss	(929)	—	(2,731)	(3,660)

Year Ended December 31, 2022 Compared with Year Ended December 31, 2021

Revenues

Our revenues totaled $161,698,417 for the year ended December 31, 2022, compared to $10,349,636 for the year ended December 31, 2021. The $151,348,781 increase is primarily attributed to an increase in Commodity sales as a direct result of the formation of Sadot.

We generated Commodity sales of $150,585,644 for the year ended December 31, 2022. We did not have any Commodity sales for the year ended December 31, 2021. This represented an increase of $150,585,644, or 100%, which is attributable to the formation of Sadot, and the sales generated from physical food related commodities.

We generated Company restaurant sales, net of discounts, of $10,300,394 for the year ended December 31, 2022, compared to $9,320,920 for the year ended December 31, 2021. This represented an increase of $979,474, or 10.51%, which is mainly attributable to a full year of sales for Pokemoto restaurants and SuperFit Foods compared to 2021.

Franchise royalties and fees for the years ended December 31, 2022 and 2021 totaled $726,854 compared to $778,181, respectively. This represents a decrease of $51,327, or 6.60%. In 2021, the franchise fees were higher, primarily due to the closing of several Muscle Maker Grill Franchise restaurants, which corresponds to accelerating the recognition of initial franchise fees.

Franchise advertising fund contributions for the years ended December 31, 2022 and 2021 totaled $80,536 compared to $188,539, respectively. In accordance with Topic 606, the Company recognizes these sales-based advertising contributions from franchisees as franchise revenue when the underlying franchisee Company incurs the corresponding advertising expense. The decrease of $108,003 or 57.28%, is a direct result of the decrease in Muscle Maker Grill franchises and the national advertising services to benefit the brand as a whole.

Other revenues for the years ended December 31, 2022 and 2021 totaled $4,989 and $61,996, respectively. Other revenues consisted of gift card breakage recognized.

Operating Costs and Expenses

Operating costs and expenses primarily consist of Commodity costs, Restaurant food and beverage costs, Restaurant labor expense, Restaurant rent expense, Other restaurant operating expenses, Depreciation and amortization expenses and Sales, general and administrative expenses.

Commodity costs for the year ended December 31, 2022, totaled $145,671,454 or 96.74% as a percentage of Commodity sales. There was no Commodity cost for the year ended December 31, 2021. The $145,671,454 increase resulted from a new line of business operated by Sadot.

Commodity labor costs for the year ended December 31, 2022, totaled $346,750 or 0.23% as a percentage of Commodity sales. There were no Commodity labor costs for the year ended December 31, 2021. The $346,750 increase resulted from a new line of business operated by Sadot.

Other commodity operating expenses for the year ended December 31, 2022 totaled $19,000 or 0.01% as a percentage of Commodity sales There was no Other commodity operating expenses for the year ended December 31, 2021. The $19,000 increase resulted from a new line of business operated by Sadot.

Restaurant food and beverage costs for the years ended December 31, 2022 and 2021 totaled $3,940,321 or 38.25% as a percentage of Company restaurant net sales, and $3,532,907 or 37.90%, as a percentage of Company restaurant net sales, respectively. The $407,414 increase resulted from a full year of sales for Pokemoto restaurants and SuperFit Foods during the current year as compared to the prior year resulting in higher sales. Total restaurant food and beverage cost as a percentage of sales increased by 0.35% as a result of higher commodity prices in 2022.

37

Restaurant labor expense for the years ended December 31, 2022 and 2021 totaled $3,844,140, or 37.32%, as a percentage of Company restaurant net sales, and $1,917,979, or 20.58%, as a percentage of Company restaurant net sales, respectively. The $1,926,161 increase resulted from a reduction in Labor expense in 2021 as a result of approximately $1,920,000 in employee retention credits that were made available to us due to the effects of COVID-19. Without the employee retention credit restaurant labor for the year ended December 31, 2021, totaled $3,837,979 or 41.17% as a percentage of Company restaurant net sales. Notwithstanding the positive effect of the tax credits on our 2021 Labor costs we were able to reduce our overall labors as a percentage of sales by 3.85% due to increased sales and also due to improvements in operations.

Restaurant rent expense for the years ended December 31, 2022 and 2021 totaled $1,190,903, or 11.56% as a percentage of restaurant sales, and $1,261,096, or 13.53%, as a percentage of restaurant sales, respectively. The decrease of $70,193 is directly attributed to the closure of nonperforming corporate location. The percent of total sales decreased by 1.97% as sales increased overall, and we are able to leverage fixed rent against these higher sales levels in conjunction with closing underperforming stores.

Other restaurant operating expenses for the years ended December 31, 2022 and 2021 totaled $2,294,688, or 22.28% as a percentage of restaurant sales, and $2,343,137, or 25.14% as a percentage of restaurant sales, respectively. The $48,449 decrease is primarily due to a decrease in insurance cost resulting from a consolidation in insurance companies and a decrease in third party processing fees, partially offset by an increase in delivery orders and a full year of sales for Pokemoto restaurants and SuperFit Foods during the year as compared to the prior year. The Other restaurant operating expenses as a percent of total sales reduced by 2.86%.

Impairment of intangible assets for the years ended December 31, 2022, and 2021 totaled $347,110 and $1,139,908, respectively. We performed a recoverability test on the Muscle Maker Grill trademark and franchise agreements based on its projected future undiscounted cash flows. The forecast was based on actual revenues, and we also considered recent developments as well as our strategic plans and intentions. Based on the forecasts we recorded an aggregate impairment charge. The impairment charges are directly attributed to the closure of our Muscle Maker Grill Company-owned restaurants and our franchise locations as compared to the prior periods.

We had no Impairment of goodwill for the years ended December 31, 2022. For the year ended December 31, 2021 Impairment of goodwill totaled $86,348. We performed an impairment test on the Muscle Maker Grill goodwill based on its projected future undiscounted cash flows. The forecast was based on actual revenues of the location the goodwill was recorded on. The 2021 impairment charge was directly attributed to the Muscle Maker Grill Midtown location that was closed in late 2022.

Depreciation and amortization expenses for the years ended December 31, 2022 and 2021 totaled $2,015,048 and $1,206,505, respectively. The $808,543 increase is mainly attributed to amortization expense due to the transition of the trademark of Muscle Maker Grill from an infinite life asset to a finite life asset and a full year of amortization expense of intangibles acquired in 2021 of approximately $788,867.

Preopening expenses for the years ended December 31, 2022 and 2021, totaled $116,728 and $31,829, respectively. The increase in preopening expense resulted from expenses incurred prior to the opening of our new Company-owned stores.

Post-closing expenses for the year ended December 31, 2022 totaled $197,101. There were no Post-closing expenses for the year ended December 31, 2021. The increase in Post-closing expenses resulted from expenses incurred after the closing of underperforming Company-owned stores.

Stock-based consulting expenses for the year ended December 31, 2022, totaled $3,601,987. There were no Stock-based consulting expenses for the year ended December 31, 2021. The increase in Stock-based consulting expenses is the result of consulting fees due to Aggia for Sadot operations. Based on the servicing agreement with Aggia, the consulting fees are calculated at approximately 80% of the Net income generated by the Sadot business segment. This expense is expected to be paid in stock in 2023.

Sales, general and administrative expenses for the years ended December 31, 2022 and 2021 totaled $6,149,801, or 3.80% of total revenue, and $8,088,682, or 78.15% of total revenue, respectively. The $1,938,881 decrease was primarily attributable to a reduction in consulting expenses of approximately $1,471,056, which is mainly due to stock-based compensation expense recorded for services rendered in the prior year as compared to the current year and a decrease in professional fees of approximately $1,173,900. The decrease was offset by an increase in salaries, wages and benefits of approximately $483,762 due to a full year of salary for additional staff members as a result of our acquisitions in 2021. The remainder of the variance was attributed to various other expenses including insurance, recruiting, marketing and computer expenses.

Loss from Operations

Our loss from operations for the years ended December 31, 2022 and 2021 totaled $8,117,150, or 5.02% of total revenues and $9,447,294, or 91.28% of total revenue, respectively. The decrease of $1,330,144 in Loss from operations is primarily attributable to the increase of Total revenues of $151,348,781, partially offset by the increase in Total cost and expenses of $150,018,637 as discussed above.

Other Income

Other income for the years ended December 31, 2022 and 2021 totaled $179,493 and $1,277,197, respectively. The $1,097,704 decrease in Other income was primarily attributable to a decrease in the Gain on extinguishment of debt of $1,087,028 due to the forgiveness of our PPP loans, a decrease of $127,500 in the Change in fair value of accrued compensation, partially offset by a $62,783 decrease in Interest expense and a $54,041 increase in Other income.

Net Loss

Our Net loss for the year ended December 31, 2022, was $7,962,428 which was an improvement of $213,702 as compared to a Net loss of $8,176,130 for the year ended December 31, 2021, resulting from an increase in our Total revenue of $151,348,781, partially offset by an increase of our Total cost and expenses of $150,018,637 and a decrease in Other income of $1,097,704.

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The following table represents selected items in our Consolidated Statements of Operations for the year ended December 31, 2022, by our operating segments:

	Consolidated	Muscle Maker Grill Division	Pokemoto Division	Non-Traditional (Hybrid) Division	SuperFit Foods Division	Sadot Division(a)	Unallocated

Revenues:
Commodity sales	$150,585,644	$—	$—	$—	$—	$150,585,644	$—
Company restaurant sales, net of discounts	10,300,394	3,933,924	4,649,833	383,270	1,333,367	—	—
Franchise royalties and fees	726,854	423,728	303,126	—	—	—	—
Franchise advertising fund contributions	80,536	80,536	—	—	—	—	—
Other revenue	4,989	4,989	—	—	—	—	—
Total revenues	161,698,417	4,443,177	4,952,959	383,270	1,333,367	150,585,644	—

Operating Costs and Expenses:
Commodity cost	145,671,454	—	—	—	—	145,671,454	—
Labor	346,750	—	—	—	—	346,750	—
Other commodity operating expenses	19,000	—	—	—	—	19,000	—
Total commodity operating expenses	146,037,204	—	—	—	—	146,037,204	—

Restaurant operating expenses:
Food and beverage costs	3,940,321	1,528,197	1,754,428	164,139	493,557	—	—
Labor	3,844,140	1,777,050	1,447,474	248,912	370,704	—	—
Rent	1,190,903	573,418	413,969	73,559	129,957	—	—
Other restaurant operating expenses	2,294,688	895,177	1,012,990	123,464	263,057	—	—
Total restaurant operating expenses	11,270,052	4,773,842	4,628,861	610,074	1,257,275	—	—

Impairment of intangible assets	347,110	347,110	—	—	—	—	—	(b)
Depreciation and amortization expenses	2,015,048	179,950	231,214	101,773	38,207	—	1,463,904	(b)
Franchise advertising fund expenses	80,536	80,536	—	—	—	—	—
Preopening expenses	116,728	—	—	—	—	—	116,728	(c)
Post-closing expenses	197,101	—	—	—	—	—	197,101	(c)
Stock-based consulting expenses	3,601,987	—	—	—	—	—	3,601,987
Sales, general and administrative expenses	6,149,801	—	—	—	—	—	6,149,801	(d)
Total costs and expenses	169,815,567	5,381,438	4,860,075	711,847	1,295,482	146,037,204	11,529,521
(Loss) / income from operations	(8,117,150)	(938,261)	92,884	(328,577)	37,885	4,548,440	(11,529,521)

Other Income:
Other income	44,944	—	—	—	—	—	44,944
Interest expense, net	(6,730)	—	—	—	—	—	(6,730)
Gain on debt extinguishment	141,279	—	—	—	—	—	141,279
Total other income, net	179,493	—	—	—	—	—	179,493

Loss Before Income Tax	(7,937,657)	(938,261)	92,884	(328,577)	37,885	4,548,440	(11,350,028)
Income tax	24,771	—	—	—	—	—	24,771
Net (loss) / income	$(7,962,428)	$(938,261)	$92,884	$(328,577)	$37,885	$4,548,440	$(11,374,799)

(a)	Sadot Division – Statement of operations for the period from November 14, 2022 (agreement date with Aggia) through December 31, 2022.
(b)	Includes charges of $347,110 related to the Impairment of intangible assets, related to Muscle Maker Grill restaurants intangible assets. This also includes amortization of intangible assets and depreciation of corporate assets. See Note 7.
(c)	Includes charges related to locations that have not opened yet or charges related to locations that have already closed.
(d)	Includes charges related to corporate expense that the Company does not allocate to the respective divisions. The largest portion of this expense relates to payroll, benefits and other compensation expense of $3,682,605 and professional fees of $922,828.

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The following table represents selected items in our Consolidated Statements of Operations for the year ended December 31, 2021, by our operating segments:

	Consolidated	Muscle Maker Grill Division	Pokemoto Division(a)	Non-Traditional (Hybrid) Division	SuperFit Foods Division(b)	Unallocated

Revenues:
Commodity sales	$—	$—	$—	$—	$—	$—
Company restaurant sales, net of discounts	9,320,920	4,652,535	2,535,050	665,884	1,467,451	—
Franchise royalties and fees	778,181	627,733	150,448	—	—	—
Franchise advertising fund contributions	188,539	188,539	—	—	—	—
Other revenue	61,996	61,996	—	—	—	—
Total revenues	10,349,636	5,530,803	2,685,498	665,884	1,467,451	—

Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	3,532,907	1,802,931	857,756	377,535	494,685	—
Labor	1,917,979	692,301	386,610	457,776	381,292	—
Rent	1,261,096	717,111	204,281	265,051	74,653	—
Other restaurant operating expenses	2,343,137	1,071,988	555,903	414,414	300,832	—
Total restaurant operating expenses	9,055,119	4,284,331	2,004,550	1,514,776	1,251,462	—

Impairment of intangible assets	1,139,908	1,139,908	—	—	—	—	(c)
Impairment of goodwill	86,348	86,348	—	—	—	—	(c)
Depreciation and amortization expenses	1,206,505	325,312	48,019	160,882	23,200	649,092	(c)
Franchise advertising fund expenses	188,539	188,539	—	—	—	—
Preopening expenses	31,829	—	—	—	—	31,829	(d)
Sales, general and administrative expenses	8,088,682	—	—	—	—	8,088,682	(e)
Total costs and expenses	19,796,930	6,024,438	2,052,569	1,675,658	1,274,662	8,769,603
(Loss) / income from operations	(9,447,294)	(493,635)	632,929	(1,009,774)	192,789	(8,769,603)

Other Income:
Other income	(9,097)	—	—	—	—	(9,097)
Interest expense, net	(69,514)	—	—	—	—	(69,514)
Change in fair value of accrued compensation	127,500	—	—	—	—	127,500
Gain on debt extinguishment	1,228,308	—	—	—	—	1,228,308
Total other income, net	1,277,197	—	—	—	—	1,277,197

Loss Before Income Tax	(8,170,097)	(493,635)	632,929	(1,009,774)	192,789	(7,492,406)
Income tax	6,033	—	—	—	—	6,033
Net (loss) / income	$(8,176,130)	$(493,635)	$632,929	$(1,009,774)	$192,789	$(7,498,439)

(a)	Pokemoto Division – Statement of operations for the period from May 14, 2021 (acquisition date) through December 31, 2022.
(b)	SuperFit Foods Division – Statement of operations for the period from March 25, 2021 (acquisition date) through December 31, 2022.
(c)	Includes charges of $1,139,908 and $86,348 related to the Impairment of intangible assets and goodwill, respectively, related to Muscle Maker Grill restaurants intangible assets and goodwill. This also includes amortization of intangible assets and depreciation of corporate assets. See Note 7.
(d)	Includes charges related to locations that have not opened yet.
(e)	Includes charges related to corporate expense that the Company does not allocate to the respective divisions. The largest portion of this expense relates to payroll, benefits and other compensation expense of $3,198,884 and professional fees and consulting fees of $3,707,773.

Liquidity and Capital Resources

Liquidity

We measure our liquidity in a number of ways, including the following:

	As of
	June 30, 2023	December 31, 2022
	$’000	$’000
Cash	5,090	9,898
Working capital surplus	7,716	4,033
Notes payable	4,412	981

Availability of Additional Funds

Although we have a working capital surplus of $7.7 million, we presently have an accumulated deficit of $80.2 million, as of December 31, 2022, and we utilized $4.2 million of cash in operating activities during the six months ended June 30, 2023. We believe that our existing cash on hand and future cash flows from our franchise operations and commodity trading operations, will be sufficient to fund our operations, anticipated capital expenditures and repayment obligations over the next 12 months.

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In the event we are required to obtain additional financing, either through borrowings, private placements, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

If we need to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities could dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The occurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

Sources and Uses of Cash for the Six Months Ended June 30, 2023 and 2022

For the six months ended June 30, 2023, we used Net cash of $4.2 million compared to $1.9 million, for the six months ended June 30, 2022, in operations. Our Net cash used for the six months ended June 30, 2023, was primarily attributable to our Net loss of $0.9 million, adjusted for net non-cash income in the aggregate amount of $5.0 million offset by $8.4 million of Net cash provided by changes in the levels of operating assets and liabilities. Our Net cash used for the six months ended June 30, 2022, was primarily attributable to our Net loss of $3.7 million, adjusted for net non-cash income in the aggregate amount of $1.1 million, partially offset by $0.6 million of Net cash used in changes in the levels of operating assets and liabilities.

For the six months ended June 30, 2023, Net cash used in investing activities was $4.0 million, of which $0.2 million was used to purchase Property and equipment, $0.1 million was used on the Disposal of property and equipment and $3.9 million was used for a deposit with the intent to purchase farmland. For the six months ended June 30, 2022, Net cash used in investing activities was $0.3 million, of which $0.3 million was used to purchase Property and equipment.

For the six months ended June 30, 2023, Net cash provided by financing activities was $3.4 million, consisting of repayments of various other notes payable of $0.1 million. For the six months ended June 30, 2022, Net cash used in financing activities was $0.1 million, partially offset by repayments of various other notes payable of $0.1 million.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), which requires companies to recognize lease liabilities and corresponding right-of-use leased assets on the Balance Sheets and to disclose key information about leasing arrangements. Qualitative and quantitative disclosures will be enhanced to better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU No. 2016-02 is effective for annual periods beginning after December 15, 2021, with early adoption permitted.

Additionally, in 2018 and 2019, the FASB issued the following Topic 842–related ASUs:

ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842, which clarifies the applicability of Topic 842 to land easements and provides an optional transition practical expedient for existing land easements;

ASU 2018-10, Codification Improvements to Topic 842, Leases, which makes certain technical corrections to Topic 842;

ASU 2018-11, Leases (Topic 842): Targeted Improvements, which allows companies to adopt Topic 842 without revising comparative period reporting or disclosures and provides an optional practical expedient to lessors to not separate lease and non-lease components of a contract if certain criteria are met; and

ASU 2019-01, Leases (Topic 842): Codification Improvements, which provides guidance for certain lessors on determining the fair value of an underlying asset in a lease and on the cash flow statement presentation of lease payments received; ASU No. 2019-01 also clarifies disclosures required in interim periods after adoption of ASU No. 2016-02 in the year of adoption.

The Company adopted Topic 842 as of January 1, 2022 and recognized a cumulative-effect adjustment to the opening balance of $15.0 thousand as of the adoption date, and recognized an additional $7.8 thousand during the second quarter of 2022, based on updated information on two of our leases, for an aggregate cumulative-effect adjustment to accumulated deficit of $22.8 thousand.

In October 2021, the FASB issued ASU 2021-08 Business Combinations (“Topic 805”): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The ASU requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, “Revenue from Contracts with Customers”, as if it had originated the contracts. Under the current business combinations guidance, such assets and liabilities were recognized by the acquirer at fair value on the acquisition date. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The adoption of this guidance did not have a material impact on the Company’s Unaudited Condensed Consolidated Financial Statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended subsequently by ASUs 2018-19, 2019-04, 2019-05, 2019-10, 2019-11 and 2020-03. The guidance in the ASUs requires that credit losses be reported using an expected losses model rather than the incurred losses model that is currently used. The standard also establishes additional disclosures related to credit risks. This standard is effective for fiscal years beginning after December 15, 2022. The adoption of this guidance on January 1, 2023 did not have a material impact on the Company’s Unaudited Condensed Consolidated Financial Statements and related disclosures.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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BUSINESS

Overview

Our Business Overview

Sadot Group Inc. (referred to herein as “Sadot Group” or “Company”), was incorporated under the laws of the state of Nevada on October 25, 2019. The principal corporate office of Sadot Group is located at 1751 River Run, Suite 200, Fort Worth, Texas, 76107, and the telephone number at that location is (832) 604-9568. Our website address is www.sadotgroupinc.com.

Sadot Group together with its subsidiaries, is referred to in this Form 10-K annual report (“Form 10-K”) as the Company. The terms “we”, “us” and “our” are also used in the Form 10-K to refer to the Company. Throughout the Form 10-K, the terms “restaurants”, “stores”, “eatery” and “locations” are used inter changeably. While Sadot Group, as the parent Company, does not directly own or operate any restaurants throughout this document we may refer to restaurants that are owned or operated by our subsidiaries as being Company-owned.

Sadot Group is our parent company. Through our subsidiaries, we operate within the global food-supply chain, in an effort to integrate capabilities and create a sustainable and innovative company, that enhances the social, environmental and financial value to our Company. We own and operate three unique “healthier for you” restaurant concepts within our portfolio of companies: Muscle Maker Grill restaurants, SuperFit Foods meal prep and Pokemoto Hawaiian Poke restaurants (“Restaurant Division” or “Food Service Operations” or “Restaurant Group”).

We also own and operate Sadot LLC (“Sadot” or “Sadot Agri-Foods”), a wholesaling food business, which engages in the purchase and sale of physical food commodities. The goal of Sadot is to launch the Company into a new era by creating a comprehensive, global food company that stretches from sustainable farming, agricultural commodity shipping and trading, distribution, productions, carbon credits and ultimately reaches consumers through the restaurant, franchise and meal prep companies.

Muscle Maker Grill Restaurants (“Muscle Maker Grill”): our Muscle Maker Grill restaurants are fast-casual style restaurants specializing in “healthier for you” high quality, made to order, lean protein-based meals. These meals feature all-natural chicken breast, grass fed beef, lean turkey, shrimp and plant-based items. We pair these lean proteins with super foods such as avocado, quinoa, spinach, kale and broccoli, while also offering cauliflower rice, whole wheat pasta, sweet potato fries and proprietary specialty sauces like zero carb, fat free or gluten free options. Our products are made to order. The menu features bowls, wraps, salads and burgers. We also offer protein shakes and fruit smoothies along with meal plans and catering. Customers can dine in or take out or have their meals delivered to their door via Company delivery personnel or third-party services such as Uber Eats, DoorDash and GrubHub.

SuperFit Foods Meal Prep (“SuperFit Foods”): On March 25, 2021, we acquired the assets of SuperFit Foods. SuperFit Foods is a wholly owned meal prep division located in Jacksonville, Florida and focuses solely on meal plans. The terms meal prep and meal plans will be used interchangeably throughout this document. The business operates with a centralized kitchen that prepares all meals for distribution to consumers twice per week. This is a subscription-based business model where consumers order their meals via the SuperFitfoods.com website and are charged automatically every week. There are over 150 meal plan options to choose from as well as various healthy juices, snacks and desserts. Meal plans focus on specific dietary needs such as vegetarian, high protein, gluten free and low calorie.

SuperFit Foods’ distribution process is different than most meal prep companies. The business operates with a centralized kitchen that prepares all meals for distribution to consumers twice per week. All meals are packaged in a temperature-controlled facility for food safety and quality controls. While other meal plan companies ship meals directly to consumer’s homes, the SuperFit Foods model uses Company-owned coolers placed at designated pick-up locations throughout the Jacksonville, Florida market.

Pokemoto Hawaiian Poke restaurants (“Pokemoto”): On May 14, 2021, Sadot Group acquired the Pokemoto chain. This consisted of purchasing PKM Stamford LLC, Poke Co, LLC, LB Holdings LLC, and TNB Holdings LLC, Poke Co Holdings LLC, GLL Enterprises LLC, and TNB Holdings II, LLC, each a Connecticut limited liability company (collectively, Pokemoto”). Pokemoto Orange Park FL LLC and Pokemoto Kansas LLC (included in “Pokemoto”) were formed in 2022 for the purposes of developing new corporate Pokemoto stores. Pokemoto restaurants are fast-casual style restaurants that specialize in Hawaiian inspired poke bowls, wraps and salads. Poke is native Hawaiian cuisine made up of diced fresh fish served as an appetizer or main course with strong influences of Japanese and Korean cuisine. Think of it as deconstructed sushi that a consumer can customize into a bowl, salad or wrap every time. Hawaiian Poke is trending in the restaurant industry. It is a unique segment that is healthy, customizable, popular with millennials and Gen-Zs, offers unique flavor profiles and is “Instagrammable.”

Pokemoto offers consumers the possibility to customize their order every time. Consumers move down a linear production line (similar to Chipotle or Subway customer interaction and operations) customizing their bowl from a wide selection of ingredients. Pokemoto offers six types of protein including sushi grade tuna, salmon, chicken, shrimp, lobster seafood salad or tofu. Consumers pick a base of white/brown rice or salad, select from over 25 mix-ins/toppings including avocado, kani salad, pickled daikon, hijiki seaweed, masago, caviar, mandarin oranges, edamame, mango, roasted cashews or wonton crisps to name a few and topped off with over eight proprietary sauces that are made in house. All this gets mixed together creating a flavor explosion that is customized for every consumer. In select locations, we offer Boba tea in a variety of flavors.

Pokemoto requires little to no cooking. Everything is either raw (tuna, salmon, veggies and fruits) or comes in pre-cooked (chicken and shrimp). The only cooking we do is preparing soup and rice. It’s that simple. Because we have little cooking and consumers customize their orders, our labor requirements compared to most restaurants may be reduced. In addition, we believe training becomes much easier when you are not cooking or requiring recipes to be followed while consumers customize their menu options. This creates a consistent product across all our Pokemoto restaurants as we expand into more markets. Finally, because we have little to no cooking, our build outs usually do not require expensive hoods, fire suppression systems, deep fryers, grills, ovens, etc. making the potential cost of building out a location more favorable when compared to a traditional restaurant.

Sadot LLC: Sadot was formed on October 19, 2022, in Delaware and is a wholly owned subsidiary of Sadot Group. Sadot is focused on international Agri-food commodity shipping, farming, sourcing and production of key ingredients such as soy meal, corn, wheat, food oils, etc. A typical shipment contains 25,000 to 75,000 metric tons of product, although some transactions can be smaller. Sadot was formed as part of the Company’s diversification strategy while still remaining within the overall food industry.

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Sadot LLC, (“Sadot Agri-Foods Origination and Trading Operations) our wholly-owned subsidiary, is an international agri-commodities company engaged in the trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships to/from markets across the globe. Sadot Agri-Foods originates food supply chain transactions from the point of origination (producers) to point of consumption (customers), taking advantage of arbitrages between currencies, origins and products. Sadot executes agri-commodity trades between producing geographies such as the Americas, Africa, and the Black Sea to consumer markets in Southeast Asia, China, and the Middle East/North Africa (MENA) region, coordinating with headquarters to ensure that each transaction is appropriately financed and risk management is applied. Sadot Agri-Foods seeks to drive growth through new product lines, new geographies and new verticals within the food supply chain. The organization is powered by a global team of deeply experienced agri-commodity consultants at Aggia LLC FZ, a major shareholder of Sadot Group. Sadot Agri-Foods was formed as part of our diversification strategy to own and operate, through its subsidiaries, business lines throughout the food value chain and is our largest operating unit.

Sadot Farm Operations (Sadot Zambia LLC) includes ~5,000 acres of farmland in the Mkushi Region of Zambia which was acquired August of 2023. Farm operations are expected to provide a reliable supply of grains and tree crops (mango and avocado), which are currently experiencing constant demand and yielding higher margins. Sadot Zambia has had its first successful harvest in September 2023 of 987 metric tons of premium-grade wheat and is gearing up for additional planting phases this year including more than 1,300 acres of maize and 775 acres of soybean.

Our Industry

Sadot operates within the international food commodity shipping, sourcing, farming, production and carbon credits segment of the overall food supply chain industry. Our current primary focus is on shipping food commodity items such as soy meal, corn and wheat between countries via cargo ships. These shipments provide raw materials and ingredients to various food manufacturers as part of the overall food supply chain.

Muscle Maker Grill and Pokemoto restaurants operate within the Limited-Service Restaurant, or LSR, segment, of the United States and Kuwait restaurant industries, which includes quick service restaurants, or QSR, and fast-casual restaurants. We offer fast-casual quality food combined with quick-service speed, convenience and value across multiple dayparts. We believe our differentiated, high-quality healthy-inspired menu delivers great value all day, every day and positions us to compete against both QSR and fast-casual concepts.

SuperFit Foods operates within the pre-made, ready-to-eat meal prep segment. We offer pre-made, ready-to-eat meals that focus on specific dietary needs like keto, vegetarian, high protein, low sugars, etc. SuperFit Foods offers over 150 different meal plan options to choose from as well as various healthy juices, snacks and desserts.

Our Strategy

Our strategy for Sadot Group is to own and operate, a wholesaling food business, focusing on international food commodity shipping, farming, sourcing and production of key ingredients such as soy meal, corn, wheat, food oils, etc. The goal of Sadot Group is to launch the Company into a new era by creating a comprehensive, global food company that stretches from sustainable farming, agricultural commodity shipping and trading, distribution, productions, carbon credits and ultimately reaches consumers through the restaurant, franchise and meal prep companies.

Sadot Group was formed as part of our diversification strategy while still remaining within the overall food industry. We aim to implement this strategy through product and process innovations, supply chain commitments, and a strategic approach to operational excellence with a focus on increasing the volume and enhancing the efficiency of our global operations. Sadot will continue to expand its geography in trade operations opening up new trade routes across the globe.

Our strategy for the restaurant division concentrates on expansion through franchising, specifically franchising the Pokemoto brand. We believe franchising is the future of the restaurant division. This strategy uses the franchising experience of the management team with the goal of expanding more quickly. We believe franchising has the potential to propel growth without our Company having to spend its capital on Company-owned brick and mortar locations.

Our franchising efforts will continue to be concentrated on expanding the Pokemoto brand. We believe there is a unique opportunity to grow the Pokemoto brand within the Hawaiian Poke segment of the restaurant industry. The Hawaiian Poke segment is fragmented with the largest company having approximately 65-85 locations today. The industry is full of independently owned “mom-and-pop” locations and we expect that the industry is ready for a company to enter the market and become a significant player in the segment. We are positioning Pokemoto with the goal of playing this role.

Our strategy for our Muscle Maker Grill restaurants is to optimize the brand. This will be performed through closing underperforming locations, cost reductions, co-branding locations with Pokemoto or converting the location to a Pokemoto restaurant.

Third party delivery services such as Uber Eats, Grub Hub, DoorDash and others offer an expansion beyond the four walls of our restaurants and represents a growing segment of our overall revenue. We also have partnered with Snackpass in our Pokemoto restaurants. Snackpass offers online ordering, delivery and pick up while also providing an in-store kiosk where customers can place their orders versus waiting in line. Snackpass offers consumers the ability to earn game tokens for each order which can be used to play the Snackpass loyalty program game. The Company uses this partnership as an alternative to traditional loyalty programs and represents, in some locations, a significant portion of restaurant sales generated through this partnership.

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Our Strengths

Restaurant Division

Innovative, Healthier Menu: Our menus feature items such as grass-fed steak, all-natural chicken, lean turkey, plant-based products, tofu, chicken, salmon, shrimp, sushi grade tuna as well as options that satisfy all dietary preferences – from the carb-free consumer to guests following gluten-free or vegetarian diets. Our brands do not sacrifice taste to serve healthy-inspired options. We develop and source proprietary sauces and fat free or zero-carb dressings to enhance our unique flavor profiles. In addition to our healthy-inspired and diverse food platform, we offer 100% real fruit smoothies, boosters and proprietary protein shakes as well as retail supplements. While our Pokemoto concept offers consumers the possibility to customize their meal every time. Consumers move down a linear production line similar to Chipotle or Subway choosing their toppings with a modern twist including tofu, chicken, salmon, shrimp, lobster seafood salad, and sushi grade tuna. Pokemoto also offers a variety of flavors of Boba Teas.

Delivery: Delivery is an option through our online ordering platform or third-party delivery apps making it easy and convenient for our guests. Delivery percentages range from 10% up to 85% of sales in our corporate locations. We strongly believe the delivery segment will continue to grow as our core demographic has demonstrated the need for online ordering and delivery versus dine-in and take-out. We and our franchise owners leverage employees for local delivery but also use third party services such as Uber Eats, GrubHub, DoorDash and others to fulfill delivery orders. SuperFit Foods delivers twice per week utilizing independent contractors to Company-owned coolers placed inside fitness, wellness or lifestyle facilities where consumers conveniently pick up their orders after their workouts or during their daily routines.

Meal Prep/Plans: To make healthy-inspired eating even easier, Muscle Maker Grill’s healthy-inspired menu items are available through our Meal Prep/Plan program, allowing pre-orders of meals via phone, online or in-store, available for pick up or delivered right to their door. Available as 5, 10, 15, or 20 meals, guests can choose from over 40 Muscle Maker Grill menu items for each meal.

SuperFit Foods consists of pre-made, ready-to-eat meals that focus on specific dietary needs like keto, vegetarian, high protein, low sugars, etc. SuperFit Foods offers over 150 different meal options to choose from as well as various healthy juices, snacks and desserts. SuperFit Foods operates as a subscription model where consumers are automatically charged each month. Consumers order online, provide their credit card information and have over 150 options to choose from. Guests can also opt. to select their likes and dislikes and meal selection becomes automatic. SuperFit Foods’ distribution process is different than most meal prep companies. Other meal prep companies ship meals directly to consumer’s homes or use their own fleet of vehicles to drop orders off at homes. SuperFit Foods prepares all meals in a temperature-controlled facility allowing for higher food safety and freshness. The SuperFit Foods model uses Company-owned coolers placed inside fitness, wellness or lifestyle facilities.

Sadot LLC

On November 14, 2022 (the “Effective Date”), the Company, Sadot and Aggia LLC FC, a company established under the laws of United Arab Emirates (“Aggia”) entered into a Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, Sadot engaged Aggia to provide specialized advisory services to support the establishment, procurement, and management of Sadot’s global supply-chain integration business. The acquisition of assets and capabilities in sustainable Agri-Commodity farming, trading, transporting, processing and carbon credits, with the goal of eventually retailing through Sadot Group’s restaurant brands is a critical component of this venture.

In order to assist with the growth of the Sadot business Sadot Group expects to capitalize on the years of experience and industry knowledge of Aggia and leverage their expertise into additional verticals, without the time and capital outlaw of hiring the professionals independently.

Our Franchise Program

Overview: We use a franchising strategy to increase new restaurant growth, especially as we focus on growing the Pokemoto brand, in certain United States and international markets, leveraging the ownership of entrepreneurs with specific local market expertise and requiring a relatively minimal capital commitment by us. We believe the franchise revenue generated from our franchise base has historically served as an important source of stable and recurring cash flows to us and, as such, we plan to expand our base of franchised restaurants. We currently have over 50 franchise agreements sold, but not yet opened. In existing markets, we encourage growth from current franchisees. In our expansion markets, we seek highly motivated and entrepreneurial new franchisees for single-unit or multi-unit development opportunities. We market our franchise opportunities with the support of a franchising section on our website, social media, trade shows and other marketing tactics.

Franchise Owner Support: We believe creating a foundation of initial and on-going support is important to future performance for both our franchisees and our brand.

We have a mandatory training program that was designed to ensure that our franchise owners and their managers are equipped with the knowledge and necessary skills to operate our concept. The program consists of hands-on training in the operation and management of the restaurant. Training is conducted by a general training manager who has been certified by us for training. Instructional materials for the initial training program include our operations manual, crew training system, wall charts, job aids, recipe books, product build cards, management training materials, food safety book, videos and other materials we may create from time to time. Training must be successfully completed before a trainee can be assigned to a restaurant as a manager.

We also provide numerous opportunities for communication and shared feedback between us and franchise owners. Currently, we communicate on a frequent basis through email and virtual meetings allowing for questions and answers with all franchisees. In addition, our operations and marketing teams conduct phone calls and/or on-site visits on a frequent basis with franchisees on current operational changes, new products, revenue generating ideas, cost savings, and local store marketing.

Franchise Agreements:

The franchise agreements currently:

●	Have terms for 10 through 20 years, with termination dates ranging from 2023 until 2041. These agreements are generally renewable for terms ranging from 5 to 10 years.

●	Provide for the payment of initial franchise fees ranging from $5,000 to $35,000.

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●	Require the payment of on-going royalty payments ranging from 2% to 6% of net sales at the franchise location. In addition, franchisees contribute ranging from 1% to 2% (total) of net sales to the marketing and brand development/advertising fund.

●	Franchisees are licensed the right to use the Muscle Maker Grill® or Pokemoto® trademarks, its confidential operating manual and other intellectual property in connection with the operation of a Muscle Maker Grill or Pokemoto restaurant at a location authorized by us.

●	Franchisees are granted a protected territory prohibiting the establishment of another Muscle Maker Grill or Pokemoto restaurant within a geographic territory, the scope of which is the subject of negotiation between Muscle Maker Development LLC or Poke Co Holdings LLC and the franchisee.

●	Franchisees are required to offer only those food products that are authorized by Muscle Maker Development LLC or Poke Co Holdings LLC, prepared using our proprietary recipes; and may obtain most supplies only from suppliers that are approved or designated by Muscle Maker Development LLC or Poke Co Holdings LLC. Muscle Maker Development LLC or Poke Co Holdings LLC receives rebates from various vendors or distributors based on total system wide purchases.

●	As partial consideration for payment of the initial franchise fee and on-going royalties, Muscle Maker Development LLC or Poke Co Holdings LLC loans its franchisees a copy of its confidential operating manual.

●	Administers the advertising/brand development fund and provides franchisees with pre-opening and on-going assistance including site selection assistance, pre-opening training, and in-term training.

Multi-Unit Development Agreements: Franchisees who desire to develop more than one restaurant and who have the financial strength and managerial capability to develop more than one restaurant may enter into a multi-unit development agreement. Under a multi-unit development agreement, the franchisee agrees to open a specified number of restaurants, at least two, within a defined geographic area in accordance with an agreed upon development schedule which could span several months or years. Each restaurant, in accordance with the development schedule, requires the execution of a separate franchise agreement prior to site approval and construction, which in most cases will be the then current franchise agreement, except that the initial franchise fee, royalty and advertising expenditures will be those in effect at the time the multi-unit agreement is executed. Multi-unit development agreements require the payment of a development fee ranging from $20,000 to $35,000 for the first restaurant plus ranging from $10,000 to $17,500 multiplied by the number of additional restaurants that must be opened under such development agreement. The entire development fee is payable at the time the multi-unit development agreement is signed; however, the development fee actually paid for a particular restaurant is credited as a deposit against the initial franchise fee that is payable when the franchise agreement for the particular franchise is signed.

Area Representative Agreements: Pursuant to our area representative agreements, the area representatives will identify and refer prospective franchisee candidates to us, provide franchisees with our site selection criteria and assist franchisees to complete a site review package, and will advise franchisees concerning our standards and specifications, perform on-going training as required and make quarterly on-site visits and inspections, but we retain control of all decision-making authority relative to the franchisees, including franchisee approval, site location approval and determination whether franchisees are in compliance with their franchise agreements.

Area representative agreements are generally for a term ranging from 10 to 20 years, in consideration for which we generally compensate area representatives with a range of 1% to 2% of net sales of the franchises that are under the area representative for the term of the agreement as well as up to 50% of the initial franchise fees for new franchise agreements.

Our Marketing and Advertising

We promote our restaurants and products through multiple advertising campaigns. The campaigns aim to deliver our message of fresh and healthy-inspired product offerings. The campaign emphasizes our points of differentiation, from our fresh ingredients and in-house preparation to the preparation of our healthy inspired meals.

We use multiple marketing channels, including social media such as Facebook, Instagram and Twitter, email, text marketing, local store marketing, public relations/press releases and other methods to broadly drive brand awareness and purchases of our featured products. We complement this periodically with direct mail.

Our Purchasing and Distribution

Maintaining a high degree of quality in our restaurants depends in part on our ability to acquire fresh ingredients and other necessary supplies that meet our specifications from reliable suppliers. Food and supplies are delivered to most of our restaurants one to two times per week. Our franchisees are required to use our primary distributors, or an approved regional distributor and franchisees must purchase food and supplies from approved suppliers. In our normal course of business, we evaluate bids from multiple suppliers for various products. Fluctuations in supply and prices can significantly impact our restaurant service and profit performance.

Since Sadot is widely diversified in global agribusiness markets, there are no material seasonal fluctuations in overall global processing volumes and the sale and distribution of its products and services. There is a degree of seasonality in the growing cycles, procurement, and transportation of our principal raw materials: oilseeds, corn, wheat, and other grains.

The prices of agricultural commodities, which may fluctuate significantly and change quickly, directly affect our Company’s working capital requirements. Working capital requirements have historically trended with inventory levels. No material part of the Company’s business is dependent upon a single customer or very few customers.

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Our Intellectual Property

We have registered Pokemoto®, SuperFit Foods®, Muscle Maker Grill®, Meal Plan AF®, MMG Burger Bar® and certain other names used by our restaurants as trademarks or service marks with the United States Patent and Trademark Office and Muscle Maker Grill® in one foreign country. Our brand campaign, Great Food with Your Health in Mind™, has also been approved for registration with the United States Patent and Trademark Office. We have also filed for the for the trademarks “get in the aloha state of mind” and “meal prep and chill”, which are currently pending with the United States Patent and Trademark Office In addition, the Muscle Maker Grill, Pokemoto and SuperFit Foods logos, recipes, trade dress, packaging, website name and address and Facebook, Instagram, Twitter and other social media and internet accounts are our intellectual property. Our policy is to pursue and maintain registration of service marks and trademarks in those countries where business strategy requires us to do so and to oppose vigorously any infringement or dilution of the service marks or trademarks in such countries. We maintain the recipe for our healthy inspired recipes, as well as certain proprietary standards, specifications and operating procedures, as trade secrets or confidential proprietary information.

Our Competition

Restaurant Division

We operate in the restaurant industry, which is highly competitive and fragmented. The number, size and strength of competitors vary by region. Our competition includes a variety of locally owned restaurants and national and regional chains that offer dine-in, carry-out and delivery services as well as meal prep companies. Our competition in the broadest perspective includes restaurants, pizza parlors, convenience food stores, delicatessens, supermarkets, third party delivery services, direct to consumer meal prep and club stores. However, we indirectly compete with fast-casual restaurants, including Chipotle and Panera Bread, among others, and with healthy inspired fast-casual restaurants, such as Pokeworks, Freshii and Veggie Grill as well as direct-to-consumer meal prep such as Freshly, among others.

We believe competition within the fast-casual restaurant and meal prep segments is based primarily on ambience, price, taste, quality and the freshness of the menu items. We also believe that QSR competition is based primarily on quality, taste, speed of service, value, brand recognition, restaurant location and customer service. We believe the restaurant industry has changed over the past few years due to the COVID-19 specifically as it relates to delivery and how consumers interact with brands. This changing environment will require flexibility and the ability to rapidly make adjustments.

As consumer preferences continue to evolve into healthier eating options, most restaurants are developing healthier menu choices. As more restaurants offer healthier options, the competition for our product offerings becomes more intense and could pose a significant threat to future revenues. However, we believe our experience, size and flexibility allows the Company’s portfolio of companies to adapt faster than many other restaurant concepts.

Sadot LLC

Sadot operates in the global agribusiness industry. We have significant competition in the markets in which we operate based principally on price, foreign exchange rates, quality, global supply and alternative products. Given the commodity-based nature of our business, Sadot, on an ongoing basis, expects to focus on managing unit costs and improving efficiency through technology improvements and productivity enhancements.

Our Management Information Systems

All of our Company-operated and franchised restaurants use computerized point-of-sale and back-office systems, which we believe are scalable to support our long-term growth plans. The point-of-sale system provides a touch screen interface and a stand-alone high-speed credit card and gift card processing terminal. The point-of-sale system is used to collect daily transaction data, which generates information about daily sales and product mix that we actively analyze. Our SuperFit Foods division sales are 100% online through the superfitfoods.com website.

Our computer systems are designed to assist in the management of Sadot Group. The systems also provide corporate headquarters and our operations team with quick access to detailed business data and reduces the time spent by our managers on administrative needs. The systems also provide sales, bank deposit and variance data to our accounting department.

Third party delivery and meal prep/plan sales are ordered using online software or apps with reports generated through various software packages provided by the third-parties.

Our Corporate Structure

Overview: Sadot Group Inc. (f/k/a Muscle Maker, Inc.) serves as a holding company of the following subsidiaries:

●	Muscle Maker Development, LLC, a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2019, for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees.

●	Muscle Maker Corp. LLC, a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2019, for the purposes of developing new corporate stores and to also operate these new and existing corporate restaurants which presently holds the following entities:

○	MMG Ft. Bliss, Inc, a wholly owned subsidiary, which was formed in Texas on January 28, 2016, to run a Company-owned restaurant.

○	MMG Tribeca, Inc, a wholly owned subsidiary, which was formed in New Jersey on July 21, 2026, to run a Company-owned restaurant.

●	Muscle Maker USA, Inc., a directly wholly owned subsidiary, which was formed in Texas on March 14, 2019, for the purpose of holding specific assets related to a company financing arrangement.

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●	Muscle Maker Development International. LLC, a directly wholly owned subsidiary, which was formed in Nevada on November 13, 2020, to franchise the Muscle Maker Grill name and business system to qualified franchisees internationally.

●	SuperFit Foods, LLC, a directly wholly owned subsidiary, which was formed in Nevada on February 23, 2021, for the purpose of running our subscription based fresh-prepared meal prep business located in Jacksonville, Florida.

●	TNB Holdings LLC, a directly wholly owned subsidiary, which was formed in Connecticut for the purpose of running our existing Company-owned location which presently holds the following entities:

○	Pokemoto LLC, a directly wholly owned subsidiary, which was formed in Nevada on August 19, 2021, to serve as a holding company of the following subsidiaries.

■	TNB Holdings II LLC, a directly wholly owned subsidiary, which was formed in Connecticut for the purpose of running our existing Company-owned location.

■	LB Holdings LLC, a wholly owned subsidiary, which was formed in Connecticut for the purpose of running our existing Company-owned location.

■	GLL Enterprises LLC, a wholly owned subsidiary, which was formed in Connecticut for the purpose of running our existing Company-owned location.

■	PKM Stamford LLC, a wholly owned subsidiary, which was formed in Connecticut for the purpose of running our existing Company-owned location.

■	Poke Co LLC, a wholly owned subsidiary, which was formed in Connecticut for the purpose of running our existing Company-owned location.

■	Pokemoto Orange Park LLC, a wholly owned subsidiary, which was formed in Nevada on March 31, 2022 for the purpose of running Company-owned locations.

■	Pokemoto Kansas LLC, a wholly owned subsidiary, which was formed in Nevada on July 28, 2022 for the purpose of running Company-owned locations.

●	Poke Co Holdings LLC, a directly wholly owned subsidiary, which was formed in Connecticut on July 18, 2018 to franchise the Pokemoto name and business system to qualified franchisees.

●	Sadot LLC, a directly wholly owned subsidiary, which was formed in Delaware on October 19, 2022 to participate in activities such as sourcing, distributing and production of agriculture products.

●	Sadot Latam LLC was formed to support the expansion into the Americas and our agreement with Buenaventura.

●	Sadot Enterprises Limited (“Sadot Zambia”) was formed by Sadot LLC with Sadot LLC holding 70% of the equity. Sadot Zambia in turn holds 100% of the 4,942 acres (2,000 hectares) of producing agricultural land along with buildings and related assets located within the Mkushi Farm Block of Zambia’s Region II agricultural zone.

●	Sadot LLC, a Mauritius company, was formed by Sadot LLC, a Delaware company, to pursue additional forms of commodity trading.

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MANAGEMENT

Board of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our executive officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

As of the date hereof, our current directors and executive officers and their ages are:

Name	Age	Principal Positions Held With Us
Kevin Mohan (1)	49	Chief Investment Officer and Chairman of the Board
Michael J. Roper	58	Chief Executive Officer, Secretary
Kenneth Miller	54	Chief Operating Officer
Jennifer Black	42	Chief Financial Officer
Aimee Infante	37	Chief Marketing Officer
Stephen A. Spanos (2)	60	Director
A.B. Southall III (3)	62	Director
Paul L. Menchik (4)	76	Director
Jeff Carl (5)	68	Director
Major General (Ret) Malcolm B. Frost (6)	57	Director
Phillip Balatsos (7)	46	Director
Benjamin Petel	44	Director
Na Yeon (“Hannah”) Oh	38	Director
Ray Shankar	47	Director
Mark McKinney	60	Director
David Errington	44	Director
Marvin Yeo	51	Director
Paul Sansom	58	Director
Dr. Ahmed Khan	40	Director

(1)	Mr. Mohan serves as the Chairman of the Board.
(2)	Mr. Spanos serves as the Chairman of the Audit Committee.
(3)	Mr. A.B. Southall III serves as a member of the Governance Committee.
(4)	Mr. Menchik serves as the Chairman of the Governance Committee and is a member of the Audit Committee.
(5)	Mr. Carl serves as the Chairman of the Compensations Committee and is a member of the Governance Committee.
(6)	Mr. Frost serves as a member of the Compensation Committee.
(7)	Mr. Balatsos serves as a member of the Compensation and Audit Committee.

Executive Officers

Kevin Mohan. Mr. Mohan has served as the Chief Investment Officer for Sadot Group Inc. (formerly Muscle Maker Inc.) since May 2018. He was instrumental in recruiting a new executive management team, and together they led the Company’s IPO in 2019. During his tenure with the Company, Mr. Mohan developed multiple financial initiatives, including the transformative agreement with Aggia LLC FZ which resulted in the formation of Sadot LLC. Mr. Mohan has more than 15 years of experience in capital markets and strategic business management. Prior to joining the Company, he served as Vice President of Capital Markets for American Restaurant Holdings Inc., a company focused on acquiring and expanding fast casual restaurant brands.

Based on his experience we have deemed Mr. Mohan fit to serve on the Board and as Chairman of the Board.

Michael J. Roper. Mr. Roper has served as Chief Executive Officer, of Sadot Group, Inc. since May 1, 2018. Mr. Roper has unique experience ranging from owning and operating several franchise locations through the corporate executive levels. From May 2015 through October 2017, Mr. Roper served as Chief Executive Officer of Taco Bueno where he was responsible for defining strategy and providing leadership to 162 company-owned and operated locations along with 23 franchised locations. From March 2014 through May 2015, Mr. Roper served as the Chief Operating Officer of Taco Bueno and from July 2013 through March 2014 as the Chief Development and Technology Officer of Taco Bueno. Prior to joining Taco Bueno, Mr. Roper was a franchise owner and operator of a IMS Barter franchise and held several roles with Quiznos Sub from 2000 to 2012 starting as a franchise owner and culminating in his appointment as the Chief Operating Officer/Executive Vice President of Operations in 2009. Mr. Roper received a Bachelor of Science in Business and General Management from Northern Illinois University.

Based on his education and extensive experience in the restaurant/franchise industry, we have deemed Mr. Roper fit to serve as our principal executive officer.

Kenneth Miller. Mr. Miller has served as Chief Operating Officer of Sadot Group, Inc. since September 26, 2018. Mr. Miller has served in the restaurant business for an extensive portion of his career. Prior to joining us as Chief Operating Officer in September 2018, Mr. Miller served as the Senior Vice President of Operations for Dickey’s BBQ Restaurant from April 2018 through September 2018 and in various capacities with Taco Bueno Restaurants, LP from October 2013 through April 2018 culminating in the position of Senior Vice President of Operations. Mr. Miller received a Bachelor of Arts in Business/Exercise Science from Tabor College in 1991.

Based on his education and extensive experience in the restaurant/franchise industry, we have deemed Mr. Miller fit to serve as our Chief Operating Officer.

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Jennifer Black. Ms. Black has served as Chief Financial Officer of Sadot Group, Inc. since January 2, 2022. Ms. Black is an experienced Chief Financial Officer with a demonstrated history of working with public and private equity backed organizations. Prior to joining the Company, from September 2018 through December 2021, Ms. Black served as the Chief Financial Officer for Eagle Pressure Control LLC (“Eagle”) and Talon Pressure Control, oilfield service companies. From October 2015 through September 2018, Ms. Black served as the Controller for AG Resource Management, a private equity backed agriculture lending company, and as the Controller for Basic Energy Services, an oil and gas services company, from January 2013 through October 2015. Ms. Black has also held various other roles including Vice President of SEC reporting with OMNI American Bank and Audit Manager with RSM McGladrey. In November 2020, Eagle, as a result of various events including an oil and gas work related incident, decline of oil and gas prices and the impact from COVID-19, filed for bankruptcy protection under Subchapter V under Chapter 11 in the US Bankruptcy Court, Southern District of Texas (Houston) (Bankruptcy Petition #: 20-35474). Ms. Black is a Certified Public Accountant and a Chartered Global Management Accountant. Ms. Black received a Master of Business Administration from Jack Welch Management Institute in 2018 and Bachelor of Science in Accounting and Finance from Texas Tech University in 2003.

Based on her education and extensive experience in the financial and accounting industries, we have deemed Ms. Black fit to serve as our Chief Financial Officer.

Aimee Infante. Ms. Infante has served as the Chief Marketing Officer of Sadot Group, Inc. since May 6, 2019. Ms. Infante had previously served as the Vice President of Marketing of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, she was the Vice President of Marketing of Muscle Maker Brands Conversion, Inc. From February 2016 through June 5, 2017, she served as the Vice President of Marketing of Muscle Maker Brands, LLC, which converted into Muscle Maker Brands Conversion, Inc. on June 6, 2017. From January 2015 through January 2016, Ms. Infante served as our Director of Marketing of Muscle Maker Brands. Ms. Infante was Director of Marketing of Muscle Maker Franchising from October 2014 to January 2015. Ms. Infante was employed by Qdoba Mexican Grill in Denver, Colorado from November 2010 to April 2014, serving as Regional Marketing Specialist from November 2010 to October 2012 and Marketing Manager from October 2012 to April 2014. Ms. Infante holds a Bachelor of Science in Marketing from Rider University.

Based on her education and extensive experience in the restaurant/franchise industry, we have deemed Ms. Infante fit to serve as our Chief Marketing Officer.

Stephen A. Spanos. Mr. Spanos has provided financial and accounting consulting services for both privately held and public companies. From 2009 to 2013, Mr. Spanos served as the Chief Financial Officer of Orion Seafood International, Inc., a marketer of frozen lobster products, and as the Controller of Reef Point Systems, a provider of security solutions for converged wireless and wireline networks in the United States, from 2005 to 2013. Mr. Spanos served as an audit manager for BDO USA, LLP and as an auditor for Ernst & Young. Mr. Spanos received his MBA and BS in Business Administration, Accounting and Finance from Boston University.

Based on his education and extensive experience in financial and accounting matters, we have deemed that Mr. Spanos is fit to serve on the Board.

A.B. Southall III. Mr. Southall has over 35 years of experience managing land development projects and construction businesses. From 1997 until 2017, he served as President of a custom home building company. From 2011 to current, Mr. Southall has been the President of Third Generation Builders, Inc. In addition, since 2001, Mr. Southall has been the President of Southall Landings Marina, Inc. His involvement in the marina business led him to co-found the Waterway Association. He has invested across multiple sectors including private placements, oil & gas, real estate, restaurant businesses and commodities.

Based on his vast business and financial experience with real estate and restaurants, we have deemed Mr. Southall fit to serve on the Board.

Paul L. Menchik. Dr. Menchik is Professor Emeritus of Economics at Michigan State University where he has been Department chairperson and Director of Graduate Programs. He has served as Senior Economist for Economic Policy for the White House Office of Management and Budget (where among other matters he worked on Social Security solvency issues) and served as Visiting Scholar at the Tax Analysis Division of the Congressional Budget Office. Dr. Menchik has also been on the faculty of Rutgers University and the University of Wisconsin and has served as visiting faculty at University of Pennsylvania, London School of Economics, University College London, and Victoria University in Wellington New Zealand. Over the years he has advised three state governments and five United States government agencies. He holds a PhD from the Wharton School of Finance and Commerce at the University of Pennsylvania. Dr. Menchik has over 40 publications including a book on household and family economics, made over 85 paper presentations at other universities and conferences around the world and has refereed for over 20 academic journals and is currently a member of the editorial board for the Journal of Income Distribution. He is a member of Who’s Who in Economics and Who’s Who in America.

Based on his education and extensive experience in economic and financial matters, we have deemed Dr. Menchik fit to serve on the Board.

Jeff Carl. With 30+ years of international experience in marketing/communications, digital technology and manufacturing, Mr. Carl brings a global perspective to Sadot Group. Since February 2017, Mr. Carl has been an independent brand strategy consultant in the hospitality and retail industries. He also serves as Executive Director for Nice & Company, a San Francisco based marketing firm. Mr. Carl has previously served as Chief Marketing Officer for several private and publicly-held companies including Taco Bueno Restaurants, the Tavistock Restaurant Group, and McDonald’s Corporation – Canada/Latin America. As Corporate Vice President for McDonald’s he also led sports and entertainment partnerships as well as the licensing, design and manufacturing for the Company’s global toy program, producing 1.8 billion toys annually. Earlier in his career, Mr. Carl was Managing Director of Creata Inc., a global marketing and manufacturing agency. Mr. Carl received a BA from Wake Forest University and an MBA from University of North Carolina, Chapel Hill.

Based on his experience within the restaurant industry and due to the fact that he has held senior level executive positions with a focus on advertising and marketing, we have deemed Mr. Carl a fit to serve on the Board.

Major General (Ret) Malcolm B. Frost. Maj. Gen. (Ret.) Malcolm Frost has 35 years of leadership experience in both the U.S. Army and business. As senior advisor and faculty member with Thayer Leadership, he conducts leadership development programs, executive coaching, and keynotes for Corporate America and international companies. He also serves on the board of Sandboxx, a military lifestyle technology company, and provides expert advice to companies in the public relations, health and wellness, operations technology, energy, and military defense industries. His 31 years of military experience included providing large-scale strategic and operational level leadership and oversight in the Indo-Asia-Pacific, Middle East, and Europe for the U.S. Army. He successfully led the evolution of soldier training programs and operations in peace and war from platoon through 2-star command level. He has been deployed to combat and in support of other operations several times in a variety of leadership and command positions. In addition to a BS degree in Human Resources Management from the United States Military Academy at West Point, Maj. Gen. (Ret.) Frost holds advanced degrees from Webster University and the U.S. Army War College.

Based on his vast business and financial experience with the military as well as his business experience, we have deemed Maj. Gen (Ret) Frost a fit to serve on the Board.

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Phillip Balatsos. Working with XP Inc. since 2022, Mr. Balatsos provides coverage and execution of currency trading in emerging markets as well as commodity and fixed income products and derivatives for global macro hedge funds. In 2016, Mr. Balatsos stepped away from financial services and investment banking to found LAPH Hospitality which operated a café/catering business. He also served as a consultant providing financial, purchasing and usage analysis as well as rollout services pertaining to ordering, invoicing and inventorying systems. Prior to his stint in hospitality, Mr. Balatsos held various positions on Wall Street including Vice President, Foreign Exchange Sales/Trading for Credit Suisse, Director, Foreign Exchange Hedge Fund Sales for Barclays Capital and Financial Advisor for Stifel Nicolaus & Co. Mr. Balatsos graduated from Skidmore College with a Bachelor of Science in Business Administration and from Institute of Culinary Education.

Based on his experience in the restaurant and hospitality industries, the Company has deemed Mr. Balatsos a fit to serve on the Board.

Benjamin Petel. Mr. Petel has been engaged as a Business Development Specialist in the global agricultural commodity trading field for the past decade. His experience spans across the various aspects of international commodity trading, finance and operations. In addition, Mr. Petel has worked in other fields as a Business Development and strategic networking expert, initiating and executing multi-million dollar projects across the globe. Since 2019, Mr. Petel has been engaged as a Business Development Specialist and consultant to various agriculture and food companies in capacities ranging from corporate finance and M&A to commercial development and operational control. In addition, from 2015 and until 2019, Mr. Petel served as a strategic networking specialist in various fields and industries. Mr. Petel received a Bachelor of Arts in Business Administration and General Management from Bar-Ilan University in 2014.

Based on his experience within the commodity trading industry, the Company has deemed Mr. Petel as a fit to serve on the Board.

Na Yeon (“Hannah”) Oh. Ms. Oh is an experienced agri-food business leader and certified sustainability professional with broad experiences and a proven track record in driving organizational and digital/data driven transformations; developing commercial strategies and brand campaigns; and operationalizing integrated business planning and supply chain strategies. Ms. Oh is an active member of Singapore’s ag-tech start-up scene, as an investor and advisor to entrepreneurs and companies in agri-food business, urban farms, and climate tech. For the past 15 years Ms. Oh has held various roles with Bayer Crop Science and the Monsanto Company, which was acquired by Bayer AG, including Head of Marketing Excellence, Head of Sales and Operations and Business Intelligence, and Head of Customer Analytics and Customer Experience among other roles. Ms. Oh graduated from Macalester College with a BA in Economics and Asian Studies.

Based on her experience within the agri-food industry, the Company has deemed Ms. Oh as a fit to serve on the Board.

Ray Shankar. Mr. Shankar has been a Partner since 2019 at Oon & Bazul LLP, a prominent regional law firm where he manages the Private Wealth and Family Office Practice. He routinely advises ultra-high net worth families on the structuring of their family offices, tax and immigration incentive applications as well as legacy planning. Mr. Shankar specializes in advising on the establishment of family offices, which includes legacy and estate planning, wills, trusts, family charters/constitutions, tax efficient structures and succession planning. Prior to joining Oon & Bazul LLP, Mr. Shankar served as the Managing Director of Ring City Limited, a group of operating companies in various sectors. Mr. Shankar received his Bachelor of Laws (LLB) from the National University of Singapore.

Based on his legal, finance and business experience, the Company has deemed Mr. Shankar as a fit to serve on the Board.

Marvin Yeo. Mr. Yeo is an experienced executive with over 25 years of experience in the finance industry. From 2014 through present, Mr. Yeo has served as the founding partner of Golden Rock Capital, a pan-Asia focused strategic advisory firm that focuses on mergers and acquisitions, corporate finance and private equity. Prior to founding Golden Rock Capital, Mr. Yeo held a number of rolls with Frontier Investment & Development Partners, Asian Development Bank, Barclays Capital, Nomura International and Deutsche Bank. Mr. Yeo received his Bachelor of Engineering from Monash University, Chartered Financial Analyst certificate from the CFA Institute and an MBA from Insead.

Based on his finance and business experience, the Company has deemed Mr. Yeo as a fit to serve on the Board.

Paul Sansom. Mr. Sansom is an experienced international executive with recent achievements in high growth business start-ups, Series A fund raising and restructuring. Since 2019 to present, Mr. Sansom has served as the Chief Financial Officer and Chief Operating Officer for HMS Services Sarl, a single-family office. From 2016 through 2019, Mr. Sansom served as the General Manager for Al Ghurair Projects based in Dubai. Prior to 2016, Mr. Sansom held roles with Viking Services, Brightpoint Inc. and PepsiCo International. Mr. Sansom served as the Audit Chair for Immensa International and as an advisor for Energy Capital Group Fund II. Mr. Sansom received a BA in Economics from the City of London College.

Based on his start-up, finance and business experience, the Company has deemed Mr. Sansom as a fit to serve on the Board.

Mark McKinney. Mr. McKinney brings more than 30 years of domestic and international C-Level experience across various industries, six countries and three continents. Most recently, Mr. McKinney served as Chief Operating Officer of Local Bounti, a leading Ag-tech company specializing in indoor farming. During his tenure, Mr. McKinney was instrumental in the successful execution of the company’s initial public offering on the NYSE, establishing Local Bounti as a key player in the industry. Prior to Local Bounti, from 2018 to 2021, Mr. McKinney was Chief Operating Officer at Fruit Growers (Sunkist Cooperative) where he managed multiple business verticals and supply chain operations supporting 39 packing houses and thousands of Sunkist growers. From 2015 through 2017, Mr. McKinney was CEO of Al Ghurair Foods, where he managed nine business lines with operations in four countries. From 1993 to 2015, Mr. McKinney served in various senior roles at the Dole Food Company, including Senior Director positions in Dole Asia, Ltd. and Dole Europe S.A., President and Managing Director of Dole Thailand and President of Dole Packaged Foods Asia. Mr. McKinney’s career includes several Board and Advisory roles. He holds an MBA from Claremont University’s Peter F. Drucker Graduate Management Center and a Bachelor of Science degree in Chemical Engineering from California Polytechnic University, Pomona.

Based on his international, supply chain support and business experience, the Company has deemed Mr. McKinney as a fit to serve on the Board.

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David Errington. Mr. Errington brings more than 20 years of experience in Sustainability and Environmental Sector with 13 years regional expertise in the Gulf Cooperation Council, including KSA, Bahrain, Qatar, Kuwait, UAE and Oman. Since January 2020, Mr. Errington has served as the Head of Engineering / Senior Technical Resource Manager for the Saudi Investment Recycling Company. From January 2014 through December 2019, Mr. Errington was employed by Ecolog International FZE, a leading provider of supply chain, construction, technology, facility management and environmental services, providing turnkey and customized solutions to governments and defense, humanitarian organizations and commercial clients in the sectors of oil & gas, mining, energy and infrastructure projects. Mr. Errington received a BSc (Hons) Chemistry from the University of Durham. Mr. Errington brings more than 20 years of experience in Sustainability and Environmental Sector with 13 years regional expertise in the Gulf Cooperation Council, including KSA, Bahrain, Qatar, Kuwait, UAE and Oman. Since January 2020, Mr. Errington has served as the Head of Engineering / Senior Technical Resource Manager for the Saudi Investment Recycling Company. From January 2014 through December 2019, Mr. Errington was employed by Ecolog International FZE, a leading provider of supply chain, construction, technology, facility management and environmental services, providing turnkey and customized solutions to governments and defense, humanitarian organizations and commercial clients in the sectors of oil & gas, mining, energy and infrastructure projects. Mr. Errington received a BSc (Hons) Chemistry from the University of Durham.

Based on his sustainability and environmental sector business experience, the Company has deemed Mr. Errington as a fit to serve on the Board.

Ahmed Kahn, EngD. Dr. Khan brings more than 15 years of experience in research and development (R&D) and operations, with experience in various sectors, including waste/environmental management and the automotive sector. Most recently, Dr. Khan led a team of engineers and laboratories at Saudi Investment Recycling Company, which advises government agencies on waste management strategies and ensures compliance with regulatory bodies. Prior to Saudi Investment Recycling Company, Dr. Khan held several leadership positions including R&D Technical Director at Guilford Europe where he was responsible for ensuring planning and direction of technical and innovation programs, including design validation planning and technical oversight. He also held several positions at UtilEco Middle East including the role of R&D Director where he was responsible for planning and direction of technical and customer-led programs. Dr. Kahn holds a Doctorate in Biochemical Engineering and a Masters of Research, Biochemical as well as a Bachelor of Science, Biochemistry and Bachelor of Engineering, Biochemical.

Based on his research and development and environmental management experience, the Company has deemed Dr. Khan as a fit to serve on the Board.

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Family Relationships

There are no family relationships among any of our executive officers and directors.

Corporate Governance

Board of Directors and Board Committees

Our stock (symbol: SDOT) is listed on the NASDAQ capital market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our board of directors currently consists of 15 members. Our board of directors has determined that all directors except Kevin Mohan qualify as independent directors in accordance with the NASDAQ Capital Market, or NASDAQ listing requirements. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least 3 years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our board of directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us regarding each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under NASDAQ rules and regulations and in expectation of listing on NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Leadership Structure and Board’s Role in Risk Oversight

Kevin Mohan is the Chairman of the Board. The Chairman has authority, among other things, to preside over the Board meetings and set the agenda for the Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We currently believe that separation of the roles of Chairman and Chief Executive Officer ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead Independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our system-wide restaurant growth, brand awareness and menu offerings. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Committees of the Board of Directors

The Board of Directors has already established an audit committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (“Governance Committee”). The composition and function of each committee are described below.

Audit Committee

The Audit Committee has three members, including Messrs. Spanos, Balatsos and Menchik. Mr. Spanos serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert”.

Our audit committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services; and

●	establish procedures for complaints received by us regarding accounting matters; oversee internal audit functions, if any.

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Compensation Committee

The Compensation Committee has three members, including Messrs. Carl, Balatsos and Frost. Mr. Carl serves as the chairman of the Compensation Committee.

Our Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our stock incentive and purchase plans; and

●	review the independence of any compensation advisers.

Nominating and Corporate Governance Committee

The Governance Committee has three members, including Messrs. Menchik, Southall III and Carl. Mr. Menchik serves as the chairman of the Governance Committee.

The functions of our Governance Committee, among other things, include:

●	identifying individuals qualified to become board members and recommending director;

●	nominees and board members for committee membership;

●	developing and recommending to our board corporate governance guidelines;

●	review and determine the compensation arrangements for directors; and

●	overseeing the evaluation of our board of directors and its committees and management.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee, at any time, has been one of our officers or employees. Except for Mr. Mohan, none of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

Board Diversity Matrix (as of December 31, 2022):

The Board believes that a diverse membership having a variety of skills, styles, experience and competencies is an important feature of a well-functioning board. Accordingly, the Board believes that diversity of viewpoints, backgrounds and experience (inclusive of gender, age, race and ethnicity) should be a consideration in Board succession planning and recruiting. In recent years, the Governance Committee has taken this priority to heart in its nominations process, and the diversity of the Board has grown significantly. The Nasdaq Stock Market, LLC Listing Rules’ (the “NASDAQ Listing Rules”) objective for listed companies to have at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an underrepresented minority or LGBTQ+. The chart below provides certain information regarding the diversity of the Board as of December 31, 2022.

Total Number of Directors	Male	Female	Gender undisclosed
Part I: Gender Identity
Directors	7	—	1
Part II: Demographic Background
White	6	—	—
Two or more races or ethnicities	1	—	—
Did not disclose demographic background	—	—	1
Directors who are Veterans	1	—	—

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our employees, officers and directors, including those officers responsible for financial reporting.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2022 and 2021 by (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2022 and whose total compensation for the 2022 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000, (iii) a person who would have been included as one of our two most highly compensated executive officers, other than our principal executive officer, but for the fact that he was not serving as one of our executive officers as of December 31, 2022 (the individuals falling within categories (i), (ii) and (iii) are collectively referred to as the “Named Executive Officers”):

							Non-Equity	Non-Qualified
							Incentive	Deferred
				Stock	Option		Plan	Compensation	All Other
	Year	Salary	Bonus(a)	Award	Awards		Compensation	Earnings	Compensation	Total
Michael J. Roper
Chief Executive Officer of	2022	$350,000	$175,000	$—	$24,000	(b)	—	$—	$—	$549,000
Sadot Group Inc.	2021	$356,077	$100,000	$287,000	$—		$—	$—	$—	$743,077

Kenneth Miller
Chief Operating Officer of	2022	$275,000	$75,000	$—	$12,000	(c)	$—	$—	$—	$362,000
Sadot Group Inc.	2021	$283,461	$55,000	$92,248	$—		$—	$—	$—	$430,709

Kevin Mohan
Chief Operating Officer of	2022	$196,634	$150,000	$—	$18,000	(d)	$—	$—	$—	$364,634
Sadot Group Inc.	2021	$180,384	$137,500	$184,498	$—		$—	$—	$—	$502,382

(a)	Bonuses are earned in the year noted and paid out within the first three months of the subsequent year. This schedule has been adjusted for 2021 to reflect the bonus earned in 2022 but paid out in 2023.
(b)	On May 2, 2022, Michael Roper was granted a stock option to acquire 100,000 shares of common stock at an exercise price of $0.41 per share. The options vest ratably over 20 quarters.
(c)	On May 2, 2022, Kenneth Miller was granted a stock option to acquire 50,000 shares of common stock at an exercise price of $0.41 per share. The options vest ratably over 20 quarters.
(d)	On May 2, 2022, Kevin Mohan was granted a stock option to acquire 75,000 shares of common stock at an exercise price of $0.41 per share. The options vest ratably over 20 quarters.

On October 10, 2022, the Company issued options to purchase 25,000 shares of the Company’s common stock to a member of the executive team. The options had an exercise price of $0.41 per share and vest ratably over 20 quarters with the first vesting occurring on December 31, 2022.

A summary of option activity during the years ended December 31, 2022 and 2021 is presented below:

		Weighted-average	Weighted-average
	Number of	exercise	remaining life
	options	price	(in years)
Outstanding, January 1, 2021	300,000	$3.33	1.10
Issued	—	—
Exercised	—	—
Forfeited	(200,000)	2.50
Outstanding, December 31, 2021	100,000	$5.00	1.92
Issued	337,500	0.41	4.40
Exercised	—	—
Forfeited	(25,000)	0.41
Outstanding, December 31, 2022	412,500	$1.52	3.56

Exercisable, December 31, 2022	144,375	$3.59	1.98

On February 27, 2023, we issued options to purchase an aggregate of 531,072 shares of our common stock. The options had an exercise price of $1.505 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.

On March 15, 2023, we issued options to purchase 68,928 shares of our common stock. The options had an exercise price of $1.505 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.

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Employment Agreements

Michael Roper

On November 16, 2022, the Company entered into an Executive Employment Agreement with Michael Roper (the “Roper Agreement”), which replaced his prior employment agreement. Pursuant to the Roper Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company on an at will basis. During the term of the Roper Agreement, Mr. Roper is entitled to a base salary at the annualized rate of $350,000. Mr. Roper will be eligible for a discretionary performance bonus to be determined by the Board annually. Further, Mr. Roper will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Roper is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Roper is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Roper will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 18 months following the second anniversary of the Roper Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Roper Agreement will automatically terminate and the prior employment agreement will again be in full effect.

Jennifer Black

On March 21, 2023, the Company entered into an Executive Employment Agreement with Jennifer Black (the “Black Agreement”), which replaced her prior employment agreement. Pursuant to the Black Agreement, Ms. Black will continue to be employed as Chief Financial Officer of the Company on an at will basis. During the term of the Black Agreement, Ms. Black is entitled to a base salary at the annualized rate of $250,000. Ms. Black will be eligible for a discretionary performance bonus up to 50% of her annual salary. Further, Ms. Black will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Ms. Black is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Black is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Black will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Black Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Black Agreement will automatically terminate, and the prior employment agreement will again be in full effect.

Kenneth Miller

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kenn Miller (the “Miller Agreement”), which replaced his prior employment agreement. Pursuant to the Miller Agreement, Mr. Miller will continue to be employed as Chief Operating Officer of the Company on an at will basis. During the term of the Miller Agreement, Mr. Miller is entitled to a base salary at the annualized rate of $275,000. Mr. Miller will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Miller will be entitled to an additional bonus of $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Miller is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Miller is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Miller will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 12 months following the second anniversary of the Miller Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Miller Agreement will automatically terminate and the prior employment agreement will again be in full effect.

Kevin Mohan

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kevin Mohan (the “Mohan Agreement”), which replaced his prior employment agreement. Pursuant to the Mohan Agreement, Mr. Mohan will continue to be employed as Chief Investment Officer of the Company on an at will basis. During the term of the Employment Agreement, Mr. Mohan is entitled to a base salary at the annualized rate of $200,000. Mr. Mohan will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Mohan will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Mohan is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Mohan is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Mohan will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Mohan Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Mohan Agreement will automatically terminate, and the prior employment agreement will again be in full effect.

Aimee Infante

On November 16, 2022, the Company entered into an Executive Employment Agreement with Aimee Infante (the “Infante Agreement”), which replaced her prior employment agreement. Pursuant to the Infante Agreement, Ms. Infante will continue to be employed as Chief Marketing Officer of the Company on an at will basis. During the term of the Infante Agreement, Ms. Infante is entitled to a base salary at the annualized rate of $175,000. Ms. Infante will be eligible for a discretionary performance bonus up to 25% of her annual salary. Further, Ms. Infante will be entitled to an additional bonus of $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Ms. Infante is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Infante is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Infante will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Infante Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Infante Agreement will automatically terminate, and the prior employment agreement will again be in full effect.

Ferdinand Groenewald

On February 9, 2022, the Company and Ferdinand Groenewald, Chief Accounting Officer, entered a letter agreement providing that Mr. Groenewald will continue to be engaged by the Company on an at-will basis with a base salary at the annualized rate of $175,000 effective February 14, 2022. Mr. Groenewald will be eligible for a discretionary performance bonus to be paid in cash or equity of up to 25% of his salary. Within 90 days of the effective date, the Company will issue Mr. Groenewald stock options to receive 25,000 shares of common stock which will vest over a term of five years. If Mr. Groenewald is terminated by the Company for any reason other than cause, including termination without cause in connection with a change in control, he will be entitled to a severance package of six months of salary and health and dental benefits paid in accordance with the Company’s payroll schedule and insurance program, but subject to the execution of a valid release in favor of the Company and its related parties.

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Departure of Officer

On June 21, 2022, the Company advised Ferdinand Groenewald that the position of Chief Accounting Officer has been eliminated. Mr. Groenewald continued his employment with the Company through July 29, 2022, at which time he became entitled to the severance for termination without cause as outlined in the letter agreement between the Company and Mr. Groenewald dated February 9, 2022.

Elements of Compensation

Base Salary

Messrs. Roper, Black, Miller, Mohan, Infante and Groenewald received a fixed base salary in an amount determined in accordance with their then employment agreement with the Company, and based on a number of factors, including:

●	The nature, responsibilities and duties of the officer’s position;
●	The officer’s expertise, demonstrated leadership ability and prior performance;
●	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and
●	The competitiveness of the market for the officer’s services.

Bonus

Messrs. Roper, Mohan, Miller, Black and Infante earned discretionary performance-based bonuses during the year ended December 31, 2022, pursuant to their employment agreements. Messrs. Roper, Mohan, Miller and Ms. Infante earned discretionary performance-based bonuses during the year ended December 31, 2021, pursuant to their employment agreements.

Stock Award

In fiscal year 2022, we issued 20,000 shares of our restricted common stock, with a fair value of $10,800, to a member of our executive team.

Stock Options

On May 2, 2022, we issued options to purchase an aggregate of 312,500 shares of our common stock. The options had an exercise price of $0.41 per share and vest ratably over 20 quarters with the first vesting occurring on June 30, 2022.

On October 10, 2022, we issued options to purchase 25,000 shares of our common stock. The options had an exercise price of $0.41 per share and vest ratably over 20 quarters with the first vesting occurring on December 31, 2022.

On February 27, 2023, we issued options to purchase an aggregate of 531,072 shares of our common stock. The options had an exercise price of $1.505 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.

On March 15, 2023, we issued options to purchase 68,928 shares of our common stock. The options had an exercise price of $1.505 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.

There were 25,000 options to purchase shares forfeited upon the departure of an officer.

Equity Incentive Plans

2020 Plan

The Company’s board of directors and shareholders approved and adopted on October 27, 2020 the 2020 Equity Incentive Plan (“2020 Plan”), effective on October 27, 2020 under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2020 Plan, the Company reserved 1,750,000 shares of common stock for issuance. As of the date of the issuance of these Consolidated Financial Statements 889,756 shares have been issued under the 2020 Plan.

2021 Plan

The Company’s board of directors and shareholders approved and adopted on October 7, 2021 the 2021 Equity Incentive Plan (“2021 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2021 Plan, the Company reserved 1,500,000 shares of common stock for issuance. As of the date of the issuance of these Consolidated Financial Statements 656,428 shares have been issued and 843,572 option to purchase shares have been awarded under the 2021 Plan.

2023 Plan

The Company’s board of directors and shareholders approved and adopted on February 28, 2023 the 2023 Equity Incentive Plan (“2023 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2023 Plan, the Company reserved 2,500,000 shares of common stock for issuance. As of the date of the issuance of these Consolidated Financial Statements no shares have been issued and 68,928 option to purchase shares have been awarded under the 2023 Plan.

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Administration

The Company’s Board of Directors or a committee appointed by the Board (the “Committee”) will administer the Plan. The Committee will have the authority, without limitation (i) to designate Participants to receive Awards, (ii) determine the types of Awards to be granted to Participants, (iii) determine the number of shares of common stock to be covered by Awards, (iv) determine the terms and conditions of any Awards granted under the Plan, (v) determine to what extent and under what circumstances Awards may be settled in cash, shares of common stock, other securities, other Awards or other property, or canceled, forfeited or suspended, (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) reprice existing Awards with shareholder approval or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility

Employees, directors, officers, advisors and consultants of the Company or its affiliates are eligible to participate in the Plan and are referred to as “Participants”. The Committee has the sole and complete authority to determine who will be granted an Award under the Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the Plan.

Number of Shares Authorized

Up to approximately 1,500,000 shares of common stock may be issued pursuant to awards granted under the 2021 Plan and 2,500,000 under the 2023 Plan.

If an Award is forfeited, canceled, or if any Option terminates, expires or lapses without being exercised, the Common Stock subject to such Award will again be made available for future grant. However, shares that are used to pay the exercise price of an Option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Plan.

If there is any change in the Company’s corporate pro or structure, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of common stock reserved for issuance under the Plan, the number of shares covered by Awards then outstanding under the Plan, the limitations on Awards under the Plan, the exercise price of outstanding Options and such other equitable substitution or adjustments as it may determine appropriate.

The Plan has a term of ten years and no further Awards may be granted under the Plan after that date.

Awards Available for Grant

The Committee may grant Awards of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing. Notwithstanding, the Committee may not grant to any one person in any one calendar year Awards (i) for more than 50% of the Available Shares in the aggregate or (ii) payable in cash in an amount exceeding $10,000,000 in the aggregate.

Options

The Committee will be authorized to grant Options to purchase Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for Incentive Stock Options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Plan, unless the Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Plan) of the shares of common stock on the date of grant. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an Option granted under the Plan will be ten years from the date of grant (or five years in the case of an Incentive Stock Option granted to a 10% stockholder). Payment in respect of the exercise of an Option may be made in cash or by check, by surrender of unrestricted shares of Common Stock (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by the Company’s accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights

The Committee will be authorized to award Stock Appreciation Rights (or “SARs”) under the Plan. SARs will be subject to such terms and conditions as established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. A SAR granted under the Plan may be granted in tandem with an option and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option which corresponds to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock

The Committee will be authorized to award Restricted Stock under the Plan. Unless otherwise provided by the Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with the Company. The Committee will determine the terms of such Restricted Stock awards. Restricted Stock are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited.

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Restricted Stock Unit Awards

The Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with the Company. The Committee will determine the terms of such Restricted Stock Units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee.

Stock Bonus Awards

The Committee will be authorized to grant Awards of unrestricted shares of common stock or other Awards denominated in shares of common stock, either alone or in tandem with other Awards, under such terms and conditions as the Committee may determine.

Performance Compensation Awards

The Committee will be authorized to grant any Award under the Plan in the form of a Performance Compensation Award exempt from the requirements of Section 162(m) of the Code by conditioning the vesting of the Award on the attainment of specific performance criteria of the Company and/or one or more Affiliates, divisions or operational units, or any combination thereof, as determined by the Committee. The Committee will select the performance criteria based on one or more of the following factors: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate profit measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation.

Transferability

Each Award may be exercised during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution. The Committee, however, may permit Awards (other than Incentive Stock Options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the Participant and his or her family members or anyone else approved by it.

Amendment

The Plan will have a term of ten years. The Company’s board of directors may amend, suspend or terminate the Plan at any time; however, shareholder approval to amend the Plan may be necessary if the law or SEC so requires. No amendment, suspension or termination will materially and adversely affect the rights of any Participant or recipient of any Award without the consent of the Participant or recipient.

Change in Control

Except to the extent otherwise provided in an Award or required by applicable law, in the event of a Change in Control, upon the occurrence of a Change in Control, the Committee is authorized, but not obligated, to make any of the following adjustments (or any combination thereof) in the terms and conditions of outstanding Awards: (a) continuation or assumption of outstanding Awards by the surviving company; (b) substitution by the surviving company of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of the Change in Control; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period determined by the Committee and at the end of such period, any unexercised Awards will terminate; and I cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares or other property) and which value may be zero.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of Awards under the Plan and the disposition of shares acquired pursuant to the exercise of such Awards. This summary is intended to reflect the current provisions of the Code and the regulations thereunder. However, this summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

There are a number of requirements that must be met for a particular Option to be treated as an Incentive Stock Option. One such requirement is that Common Stock acquired through the exercise of an Incentive Stock Option cannot be disposed of before the later of (i) two years from the date of grant of the Option, or (ii) one year from the date of its exercise. Holders of Incentive Stock Options will generally incur no federal income tax liability at the time of grant or upon exercise of those Options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the Incentive Stock Option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an Incentive Stock Option disposes of those shares, the Participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the Fair Market Value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise Incentive Stock Option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the date of grant value), the portion of the Incentive Stock Option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

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Income will be realized by a Participant upon grant of a Non-Qualified Stock Option. Upon the exercise of a Non-Qualified Stock Option, the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the Fair Market Value of the underlying exercised shares over the Option exercise price paid at the time of exercise. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income.

The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A Participant will not be subject to tax upon the grant of an Award of Restricted Stock unless the Participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an Award of Restricted Stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on that date over the amount the Participant paid for such shares, if any. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. If the Participant made an election under Section 83(b) of the Code, the Participant will recognize ordinary compensation income at the time of grant equal to the difference between the Fair Market Value of the shares on the date of grant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. Special rules apply to the receipt and disposition of Restricted Shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units

A Participant will not be subject to tax upon the grant of a Restricted Stock Unit Award. Rather, upon the delivery of shares or cash pursuant to a Restricted Stock Unit Award, the Participant will recognize ordinary compensation income equal to the Fair Market Value of the number of shares (or the amount of cash) the Participant actually receives with respect to the Award. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct the amount of taxable compensation recognized by the Participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs

No income will be realized by a Participant upon grant of an SAR. Upon the exercise of an SAR, the Participant will recognize ordinary compensation income in an amount equal to the Fair Market Value of the payment received in respect of the SAR. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards

A Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on the date the shares of common stock subject to the Award are transferred to the Participant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the Participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year paid to any “covered employee.” Covered employees include any individual who served as chief executive officer or chief financial officer during the taxable year, in addition to the three most highly compensated individuals aside from the chief executive officer and chief financial officer. Additionally, covered employees include any previously covered employee for any taxable year beginning after December 31, 2016. The Plan is intended to satisfy an exception with respect to grants of Options to covered employees. In addition, the Plan was designed to permit certain Awards of Restricted Stock, Restricted Stock Units, cash bonus awards and other Awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

On December 22, 2017, the Tax Cuts and Jobs Act (“TCJA”) was signed into law. The TCJA repealed the performance-based compensation exception to the Section 162(m) $1 million limitation on compensation to covered employees of publicly held corporations. This change was effective for tax years beginning after December 31, 2017. As a result of this change, any expense recognized upon exercise of stock options will be subject to the $1 million limitation under Section 162(m), even if based on performance.

New Plan Benefits

Future grants under the Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the Awards granted under the Plan will depend on a number of factors, including the Fair Market Value of the shares of common stock on future dates, the exercise decisions made by the Participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by Participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Plan.

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Interests of Directors or Officers

The Company’s directors may grant Awards under the Plan to themselves as well as to the Company’s officers and other employees, consultants and advisors.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2022, with respect to equity securities authorized for issuance under compensation plans:

Plan Category	No. of securities to be issued upon exercise of outstanding options under the plan	Weighted-average exercise price of outstanding options under the plan	No. of securities remaining available for future issuance

Equity compensation plans approved by security holders	312,500	$0.41	562,380
Equity compensation plans not approved by security holders	—	$—	—

Total	312,500	$0.41	562,380

Director Compensation

For the year ended December 31, 2021, through the third quarter of 2022 the board members were eligible for cash compensation of $12,000 per year to be paid quarterly within 30 days of the close of each quarter. On November 11, 2022, the board of directors approved a new board compensation plan that would increase the cash compensation to $22,000 to be paid quarterly within 30 days of the close of each quarter, which was retroactively applied for the full fourth quarter of 2022.

In addition, on an ongoing basis pursuant to the approved board compensation plan each director will receive $8,000 in value of common stock per year for service as director, $6,000 in value of shares of common stock per year for service on each committee and $4,000 in value of shares of common stock per year for service as chair for such committee. The number of shares to be issued would be based upon the closing price of the last trading date of each calendar quarter. The shares of common stock for committee service will be limited to two committees.

Kevin Mohan is an employee-director and does not receive compensation for serving in his role as a director or Chairman of the Board.

The following table provides information relating to compensation of our directors for our fiscal year ended December 31, 2022:

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation	Total
Stephen A. Spanos	$14,500	$37,117	$—	$—	$—	$—	$51,617
A.B. Southall III	14,500	28,870	—	—	—	—	43,370
Paul L. Menchik	14,500	49,490	—	—	—	—	63,990
Jeff Carl	14,500	49,490	—	—	—	—	63,990
Major General (Ret) Malcolm B. Frost	14,500	28,870	—	—	—	—	43,370
Phillip Balatsos	14,500	41,243	—	—	—	—	55,743

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock-Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 5, 2023, as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder. Shares of Common Stock that are currently exercisable or convertible within 60 days of October 5, 2023 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each stockholder is c/o Sadot Group Inc. at 1751 River Run, Suite 200, Fort Worth, Texas 76107.

Name of beneficial owner	Number of shares beneficially owned (1)	Percentage of shares outstanding prior to offering (1)
5% Stockholders:
Aggia LLC FZ (2)	12,492,069	26.90%
Armistice Capital LLC (3)	3,201,897	6.89%
Joey Giamichael (4)	2,601,908	5.60%
Directors and Named Executive Officers:
Kevin Mohan (5)	207,037	*
Michael J. Roper (6)	203,000	*
Jennifer Black (7)	76,800	*
Kenneth Miller (8)	62,692	*
Aimee Infante (9)	29,102	*
Stephen Spanos (10)	104,115	*
A.B. Southall, III (11)	189,756	*
Paul L. Menchik (12)	180,675	*
Jeff Carl (13)	118,291	*
Malcolm Frost (14)	96,015	*
Phillip Balatsos (15)	94,676	*
Hannah Oh (16)	5,164	*
Ray Shankar (17)	5,164	*
Benjamin Pete l(18)	6,410	*
Paul Sansom (19)	4,374	*
David Errington (20)	3,156	*
Mark McKinney (21)	3,156	*
Marvin Yeo (22)	4,374	*
Ahmed Khan (23)	3,861	*
All executive officers and directors as a group (19 persons)	1,397,818	3.01%

1	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and is not necessarily indicative of beneficial ownership for any other purpose. Shares of common stock issuable pursuant to the foregoing methods are deemed outstanding for purposes of calculating the percentage of beneficial ownership of the person or entity holding such securities. Accordingly, the total percentages of beneficial ownership are in excess of one hundred percent (100%).

2	Aggia LLC FZ beneficially owns 12,492,069 shares of common stock of the Company.

3	Armistice Capital LLC beneficially owns 3,201,897 shares of common stock of the Company which are subject to presently exercisable purchase warrants. Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) holds 3,201,897 shares of common stock issuable upon exercise of Warrants at an exercise price of $1.385. Armistice Capital, LLC (“Armistice Capital”) is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the Shares, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities of the Issuer held by the Master Fund and thus may be deemed to beneficially own the securities of the Issuer held by the Master Fund. Mr. Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities of the Issuer held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Issuer directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

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4	Includes (i) 1,622,908 shares of common stock of the Company personally owned by Joey Giamichael, (ii) 979,000 shares of common stock of the Company held by Thoroughbred Diagnostics, LLC and (iii) 600,000 shares of common stock of the Company issuable upon exercise of warrant at an exercise price of $2.88 held by Thoroughbred Diagnostics, LLC. The natural person with voting and investment control for Thoroughbred Diagnostics, LLC is Joey Giamichael.

5	Kevin Mohan beneficially owns (i) indirectly 5,574 shares of common stock of the Company through various family members that reside in the same household as Kevin Mohan and (ii) directly 130,963 shares of common stock of Sadot Group, Inc, for serving in various roles in the Company, (iii) 33,000 shares of common stock of the Company purchased on the open market and (iv) directly 37,500 shares of vested but unexercised stock options.

6	Michael J. Roper beneficially owns directly 203,000 shares of common stock of the Company (i) 100,000 shares of common stock of Sadot Group, Inc. for serving as the Chief Executive Officer of the Company and (ii) 58,000 shares of common stock of the Company purchased on the open market and (iii) 45,017 shares of vested but unexercised stock options.

7	Jennifer Black beneficially owns directly 76,800 shares of common stock of the Company (i) 20,000 shares of common stock of Sadot Group, Inc. for serving as the Chief Financial Officer of the Company, (ii) 30,800 shares of common stock of the Company purchased on the open market and (iii) 26,000 shares of vested but unexercised stock options.

8	Kenneth Miller beneficially owns directly 62,692 shares of common stock of the Company (i) 32,142 shares of common stock of the Company for serving as Chief Operating Officer of the Company, (ii) 4,300 shares of common stock of the Company purchased on the open market and (iii) 26,250 shares of vested but unexercised stock options.

9	Aimee Infante beneficially owns directly 29,102 shares of common stock of the Company (i) 2,602 shares of common stock for serving as the Chief Marketing Officer of the Company, (ii) 2,500 shares of common stock of the Company purchased on the open market and (iii) 24,000 shares of vested but unexercised stock options.

10	Stephen Spanos beneficially owns directly 104,115 shares of common stock of the Company (i) 70,645 shares of common stock of the Company for services rendered as a board of director member, (ii) 15,300 of the common stock of through purchase on the open market and (iii) 18,170 shares of vested but unexercised stock options.

11	A.B. Southall III beneficially owns directly 189,756 shares of common stock of the Company (i) 144,790 shares of common stock of Sadot Group, Inc., (ii) 10,000 shares of common stock of the Company subject to presently exercisable purchase warrants issued to A.B. Southall III and (iii) 24,966 shares of vested but unexercised stock options.

12	Paul L. Menchik beneficially owns directly 180,675 shares of common stock of the Company (i) 137,699 shares of common stock of Sadot Group, Inc, (ii) 10,000 shares of common stock of the Company subject to presently exercisable purchase warrants issued to Paul L. Menchik and (iii) 32,976 shares of vested but unexercised stock options.

13	Jeff Carl beneficially owns directly 118,291 shares of common stock of the Company (i) 93,315 shares of common stock of the Company for services rendered as a board of director member and (ii) 22,976 shares of vested but unexercised stock options.

14	Major General (ret) Malcolm Frost beneficially owns directly 96,015 shares of common stock of the Company (i) 51,742 shares of common stock of the Company for services rendered as a board of director member, (ii) 29,307 shares of common stock of the Company through purchases on the open market and (iii) 14,966 shares of vested but unexercised stock options.

15	Phillip Balatsos beneficially owns directly 94,676 shares of common stock of the Company (i) directly 74,904 shares of common stock of the Company for services rendered as a board of director member and (ii) 19,772 shares of vested but unexercised stock options.

16	Hannah Oh beneficially owns directly 5,164 shares of common stock of the Company (i) directly 5,164 shares of common stock of the Company for services rendered as a board of director member.

17	Ray Shankar beneficially owns directly 5,164 shares of common stock of the Company (i) directly 5,164 shares of common stock of the Company for services rendered as a board of director member.

18	Benjamin Petel beneficially owns directly 6,410 shares of common stock of the Company (i) directly 6,140 shares of common stock of the Company for services rendered as a board of director member.

19	Paul Sansom beneficially owns directly 4,374 shares of common stock of the Company (i) directly 4,374 shares of common stock of the Company for services rendered as a board of director member.

20	David Errington beneficially owns directly 3,156 shares of common stock of the Company (i) directly 3,156 shares of common stock of the Company for services rendered as a board of director member.

21	Mike McKinney beneficially owns directly 3,156 shares of common stock of the Company (i) directly 3,156 shares of common stock of the Company for services rendered as a board of director member.

22	Marvin Yeo beneficially owns directly 4,373 shares of common stock of the Company (i) directly 4,373 shares of common stock of the Company for services rendered as a board of director member.

23	Ahmed Khan beneficially owns directly 3,861 shares of common stock of the Company (i) directly 3,156 shares of common stock of the Company for services rendered as a board of director member and (ii) 705 shares of common stock of the Company purchased on the open market.

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SELLING STOCKHOLDERS

This prospectus relates to the possible resale from time to time by Yorkville of any or all of the shares of common stock that have been or may be issued by us to Yorkville under the SEPA. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “The Yorkville Transaction” below. Except for the transactions contemplated by the SEPA, Yorkville does not, and has not had, any material relationship with us. In addition, we are also registering 2,153,309 shares of common stock held by Altium that are exercisable at per share price of $2.40.

The table below presents information regarding Selling Stockholders and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders. The number of shares in the column “Maximum Number of Shares of common stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholders may offer under this prospectus. The Selling Stockholders may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with Yorkville regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which Yorkville has voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Stockholders prior to the offering shown in the table below is based on an aggregate of 46,148,386 shares of our common stock outstanding on October 10, 2023. The number of shares that may actually be sold by us under the SEPA may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Name of Selling	Number of Shares of Common Stock Owned Prior to Offering				Maximum Number of Shares of Common Stock to be Offered Pursuant to this		Number of Shares of Common Stock Owned After Offering
Stockholder	Number		Percent		Prospectus		Number		Percent
YA II PN, LTD.(3)	227,273	(1)		*	34,315,0831		—	(2)	—
Altium Group Fund Ltd. (4)	2,423,750			*	2,153,309	(5)	845,979		—

*	Represents ownership of less than 1%.

(1)	This number represents the 227,273 Yorkville Commitment Shares we issued to Yorkville as consideration for entering into the SEPA with us. The number of shares of common stock that may actually be acquired by the Yorkville pursuant to the SEPA and Convertible Notes is not currently known. Any issuances of common shares pursuant to the SEPA and any conversion of the Convertible Notes for shares common stock is limited by the terms of the SEPA and the Convertible Notes to such number of shares of common stock that would not result in Yorkville, together with shares held by its affiliates, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of our common stock..

(2)	Assumes the sale of all shares being offered pursuant to this prospectus. Depending on the price per share at which we sell our common stock to Yorkville pursuant to the SEPA, we may need to sell to Yorkville under the SEPA more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $25.0 million Commitment Amount under the SEPA. If we choose to do so and otherwise satisfy the conditions in the SEPA, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by Yorkville is dependent upon the number of shares we sell to Yorkville under the SEPA.

(3)	Yorkville is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for Yorkville are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

(4)	Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY 10019. Altium Growth Fund, LP, holds (i) a warrant to acquire 2,423,750 shares of common stock at $2.40 per share which warrant includes a 4.99% beneficial ownership limitation and (ii) 845,979 shares of common stock.

(5)	Represents 2,15,309 shares of common stock issuable to Altium upon exercise of the Additional Warrant at $2.40 per share.

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PLAN OF DISTRIBUTION

On September 22, 2023, we entered into the SEPA with Yorkville. Under the SEPA, we agreed to issue and sell to Yorkville, from time to time, and Yorkville agreed to purchase from us, up to $25 million of our common stock. We shall not affect any sales under the SEPA and Yorkville shall not have any obligation to purchase shares of common stock under the SEPA to the extent that after giving effect to such purchase and sale Yorkville would exceed the Ownership Limitation or the Exchange Cap. Thus, we may not have access to the right to sell the full $25 million of shares of common stock to Yorkville.

In connection with the SEPA, and subject to the condition set forth therein, Yorkville has agreed to advance us the Pre-Paid Advance which shall be evidenced by the Convertible Notes to be issued to Yorkville at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On September 22, 2203, Yorkville advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to Yorkville in the principal amount of $3.0 million. The balance of $1.0 million of the Pre-Paid Advance will be advanced by Yorkville to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note will be September 22, 2024, 12-months after the closing of the initial Pre-Paid Advance. Yorkville may convert the Convertible Notes into shares of our common stock at the Conversion Price, which in no event may the Conversion Price be lower than the Floor Price. Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring a Yorkville Advance. Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the Ownership Limitation, does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

On July 27, 2023, we entered into the Exercise Agreement with Altium, the holder of the Original Warrants, whereby Altium and our company agreed that Altium would exercise the Original Warrants in consideration of 2,153,309 shares of common stock. In order to induce Altium to exercise the Original Warrants, we agreed to reduce the exercise price on the Original Warrants from $1.385 to $1.00 per share. In connection with the exercise of the Original Warrants, we issued Altium the Additional Warrant exercisable at a per share price of $2.40.

The shares of common stock offered by this prospectus are being offered by the Selling Stockholders. Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the SEPA to provide customary indemnification to Yorkville.

It is possible that our shares may be sold from time to time by the Selling Stockholders in one or more of the following manners:

● ordinary brokerage transactions and transactions in which the broker solicits purchasers;

● a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

● to a broker-dealer as principal and resale by the broker-dealer for its account;

● in a privately negotiated transaction; or

● a combination of any such methods of sale.

We have advised Yorkville that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Yorkville, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

These restrictions may affect the marketability of the common shares by Yorkville and any unaffiliated broker-dealer.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Stockholders. We estimate that our total expenses for the offering will be approximately $68,000 (excluding the Commitment Shares). As consideration for its irrevocable commitment to purchase our common stock under the SEPA, we issued the 227,273 Commitment Shares to the Yorkville.

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DESCRIPTION OF SECURITIES

As of the date hereof, we have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is common stock with a par value of $0.0001 per share (“Common Stock”).

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value of $0.0001. The following descriptions of our capital stock and certain provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to the fourth amended and restated certificate of incorporation and amended and restated bylaws.

Common Stock

Voting Rights

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our articles of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Liquidation

In the event of the liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of common stock. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholder Action to Call a Special Meeting

Our bylaws will provide that special meetings of the stockholders may be called only by the affirmative vote of a majority of the whole board, chairperson of the board, the chief executive officer or our board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect our own slate of directors or otherwise attempt to obtain control of our Company.

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Limitation on Liability and Indemnification Matters

Our articles of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; and

●	any transaction from which the director derived an improper personal benefit.

Our articles of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Nevada law. Our amended and restated bylaws also will provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Nevada law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Transfer Agent and Registrar

Computershare, Inc. is our transfer agent and registrar. Its address is 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is 1-877-373-6374.

NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “SDOT”.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Following this offering, pursuant to the written charter of our Audit Committee, the Audit Committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our directors, director nominees or executive officers;

●	any beneficial owner of more than 5% of our outstanding stock; and

●	any immediate family member of any of the foregoing.

Our Audit Committee will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above;

●	would cast doubt on the independence of a director;

●	would present the appearance of a conflict of interest between us and the related party; or

●	is otherwise prohibited by law, rule or regulation.

The Audit Committee will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the board of directors.

Transactions with Officers, Directors and Executives of Sadot Group

On January 6, 2022, we issued an aggregate of 39,573 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2021.

On January 2, 2022, we appointed Jennifer Black as our Chief Financial Officer and entered into an Offer Letter with Ms. Black. Pursuant to the Offer Letter, Ms. Black will be employed as our Chief Financial Officer on an at-will basis. Ms. Black is entitled to a base salary at the annualized rate of $190,000. Our previous CFO, Ferdinand Groenewald, was appointed as our Chief Accounting Officer and subsequently the position of Chief Accounting Officer was eliminated.

On February 10, 2022, we entered into an Employment Agreement with Michael Roper effective February 14, 2022, which replaced his prior employment agreement. Pursuant to the Employment Agreement, Mr. Roper will continue to be employed as our Chief Executive Officer on an at will basis. During the term of the Employment Agreement, Mr. Roper will be entitled to a base salary at the annualized rate of $350,000, which will be increased to $375,000 upon the one-year anniversary. Mr. Roper will be eligible for a discretionary performance bonus to be paid in cash or equity. Within 90 days of the effective date, we will issue Mr. Roper stock options to receive 100,000 shares of common stock which will vest over a term of five years. If Mr. Roper is terminated by us for any reason other than cause, including termination without cause in connection with a change in control, Mr. Roper will be entitled to a severance package of 18 months of salary and health and dental benefits paid in accordance with our payroll schedule, but subject to the execution of a valid release in favor of us and our related parties.

On February 10, 2022, we entered into a letter agreement with Kevin Mohan, Chief Investment Officer, providing that Mr. Mohan will continue to be engaged by us on an at-will basis with a base salary at the annualized rate of $200,000 effective February 14, 2022. Mr. Mohan will be eligible for a discretionary performance bonus to be paid in cash or equity of up to 75% of his salary. Within 90 days of the effective date, we will issue Mr. Mohan stock options to receive 75,000 shares of common stock which will vest over a term of five years. If Mr. Mohan is terminated by us for any reason other than cause, including termination without cause in connection with a change in control, he will be entitled to a severance package of six months of salary and health and dental benefits paid in accordance with our payroll schedule and insurance program, but subject to the execution of a valid release in favor of us and our related parties.

On February 9, 2022, we entered into a letter agreement with Kenn Miller, Chief Operations Officer, providing that Mr. Miller will continue to be engaged by us on an at-will basis with a base salary at the annualized rate of $275,000 effective February 14, 2022. Mr. Miller will be eligible for a discretionary performance bonus to be paid in cash or equity of up to 75% of his salary. Within 90 days of the effective date, we will issue Mr. Miller stock options to receive 50,000 shares of common stock which will vest over a term of five years. If Mr. Miller is terminated by us for any reason other than cause, including termination without cause in connection with a change in control, he will be entitled to a severance package of 12 months of salary and health and dental benefits paid in accordance with our payroll schedule and insurance program, but subject to the execution of a valid release in favor of us and our related parties.

On February 9, 2022, we entered into a letter agreement with Aimee Infante, Chief Marketing Officer, providing that Ms. Infante will continue to be engaged by us on an at-will basis with a base salary at the annualized rate of $175,000 effective February 14, 2022. Ms. Infante will be eligible for a discretionary performance bonus to be paid in cash or equity of up to 25% of her salary. Within 90 days of the effective date, we will issue Ms. Infante stock options to receive 42,500 shares of common stock which will vest over a term of five years. If Ms. Infante is terminated us for any reason other than cause, including termination without cause in connection with a change in control, she will be entitled to a severance package of six months of salary and health and dental benefits paid in accordance with the our payroll schedule and insurance program, but subject to the execution of a valid release in favor of us and our related parties.

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On February 9, 2022, we entered into a letter agreement with Ferdinand Groenewald, Chief Accounting Officer, providing that Mr. Groenewald will continue to be engaged by us on an at-will basis with a base salary at the annualized rate of $175,000 effective February 14, 2022. Mr. Groenewald will be eligible for a discretionary performance bonus to be paid in cash or equity of up to 25% of his salary. Within 90 days of the effective date, we will issue Mr. Groenewald stock options to receive 25,000 shares of common stock which will vest over a term of five years. If Mr. Groenewald is terminated by us for any reason other than cause, including termination without cause in connection with a change in control, he will be entitled to a severance package of six months of salary and health and dental benefits paid in accordance with our payroll schedule and insurance program, but subject to the execution of a valid release in favor of us and our related parties.

On March 31, 2022, we issued an aggregate of 53,961 shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2022.

On April 4, 2022, we issued 20,000 shares of common stock to a member of the executive team per the employment agreement.

On May 2, 2022, we issued options to purchase an aggregate of 312,500 shares of common stock. The options had an exercise price of $0.41 per share and vest ratably over 20 quarters with the first vesting occurring on June 30, 2022.

On June 21, 2022, we advised Ferdinand Groenewald that the position of Chief Accounting Officer has been eliminated. Mr. Groenewald continued his employment with us through July 29, 2022, at which time he became entitled to the severance for termination without cause as outlined in the letter agreement between us and Mr. Groenewald dated February 9, 2022. Mr. Groenewald forfeited 25,000 options upon his departure as an officer.

On July 14, 2022, we issued an aggregate of 74,019 shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2022.

On October 10, 2022, we issued options to purchase 25,000 shares of common stock. The options had an exercise price of $0.41 per share and vest ratably over 20 quarters with the first vesting occurring on December 31, 2022.

On October 12, 2022, we issued an aggregate of 75,792 shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2022.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Michael Roper (the “Roper Agreement”), which replaced his prior employment agreement. Pursuant to the Roper Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company on an at will basis. During the term of the Roper Agreement, Mr. Roper is entitled to a base salary at the annualized rate of $350,000. Mr. Roper will be eligible for a discretionary performance bonus to be determined by the Board annually. Further, Mr. Roper will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Roper is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Roper is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Roper will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 18 months following the second anniversary of the Roper Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Roper Agreement will automatically terminate and the prior employment agreement will again be in full effect.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kenn Miller (the “Miller Agreement”), which replaced his prior employment agreement. Pursuant to the Miller Agreement, Mr. Miller will continue to be employed as Chief Operating Officer of the Company on an at will basis. During the term of the Miller Agreement, Mr. Miller is entitled to a base salary at the annualized rate of $275,000. Mr. Miller will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Miller will be entitled to an additional bonus of $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Miller is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Miller is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Miller will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 12 months following the second anniversary of the Miller Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Miller Agreement will automatically terminate and the prior employment agreement will again be in full effect.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kevin Mohan (the “Mohan Agreement”), which replaced his prior employment agreement. Pursuant to the Mohan Agreement, Mr. Mohan will continue to be employed as Chief Investment Officer of the Company on an at will basis. During the term of the Employment Agreement, Mr. Mohan is entitled to a base salary at the annualized rate of $200,000. Mr. Mohan will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Mohan will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Mohan is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Mohan is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Mohan will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Mohan Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Mohan Agreement will automatically terminate and the prior employment agreement will again be in full effect.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Aimee Infante (the “Infante Agreement”), which replaced her prior employment agreement. Pursuant to the Infante Agreement, Ms. Infante will continue to be employed as Chief Marketing Officer of the Company on an at will basis. During the term of the Infante Agreement, Ms. Infante is entitled to a base salary at the annualized rate of $175,000. Ms. Infante will be eligible for a discretionary performance bonus up to 25% of her annual salary. Further, Ms. Infante will be entitled to an additional bonus of $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Ms. Infante is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Infante is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Infante will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Infante Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Infante Agreement will automatically terminate and the prior employment agreement will again be in full effect.

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On January 5, 2023, we issued an aggregate of 31,308 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2022.

On February 27, 2023, we issued options to purchase an aggregate of 531,072 shares of our common stock. The options had an exercise price of $1.505 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.

On March 15, 2023, we issued options to purchase 68,928 shares of our common stock. The options had an exercise price of $1.505 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.

On March 21, 2023, the Company entered into an Executive Employment Agreement with Jennifer Black (the “Black Agreement”), which replaced her prior employment agreement dated November 16, 2022. Pursuant to the Black Agreement, Ms. Black will continue to be employed as Chief Financial Officer of the Company on an at will basis. During the term of the Black Agreement, Ms. Black is entitled to a base salary at the annualized rate of $250,000. Ms. Black will be eligible for a discretionary performance bonus up to 50% of her annual salary. Further, Ms. Black will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Ms. Black is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Black is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Black will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Black Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Black Agreement will automatically terminate and the prior employment agreement will again be in full effect.

We have entered into indemnification agreements with each of our directors and entered into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Nevada law.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Fleming PLLC, New York, New York.

EXPERTS

The financial statements of Sadot Group Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this Prospectus have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, are required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, proxy statements and other information at the Securities and Exchange Commission’s public reference room, and the website of the Securities and Exchange Commission referred to above.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Muscle Maker Inc.

F-1

Muscle Maker, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2023	December 31, 2022
	$’000	$’000
Assets
Current assets:
Cash	5,090	9,898
Accounts receivable, net of allowance for doubtful accounts of $34.2 thousand and $23.4 thousand as of June 30, 2023 and December 31, 2022, respectively	47,502	135
Inventory	307	298
Prepaid expenses and other current assets	319	317
Total current assets	53,218	10,648
Right to use assets	2,059	2,433
Property and equipment, net	1,497	1,895
Goodwill	2,626	2,626
Intangible assets, net	4,019	4,611
Deposit on farmland	8,802	4,914
Security deposits and other assets	102	103
Total assets	72,323	27,230
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	40,967	1,953
Accrued stock-based compensation expense - related party	—	3,603
Notes payable, current	3,727	222
Operating lease liability, current	511	560
Deferred revenue, current	93	95
Other current liabilities	204	182
Total current liabilities	45,502	6,615
Notes payable, non-current	685	759
Operating lease liability, non-current	1,673	2,019
Deferred revenue, non-current	1,295	1,276
Total liabilities	49,155	10,669
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 150 million and 50 million shares authorized, 36.0 million and 29.3 million shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	4	3
Additional paid-in capital	103,395	95,913
Accumulated deficit	(80,231)	(79,355)
Total stockholders’ equity	23,168	16,561
Total liabilities and stockholders’ equity	72,323	27,230

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

F-2

Muscle Maker, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	$’000	$’000	$’000	$’000
Revenues:
Commodity sales	157,559	—	367,925	—
Company restaurant sales, net of discounts	2,487	2,751	4,788	5,445
Franchise royalties and fees	238	163	522	371
Franchise advertising fund contributions	20	16	36	34
Other revenues	13	—	13	—
Total revenues	160,317	2,930	373,284	5,850
Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	153,240	—	358,295	—
Labor	852	—	1,472	—
Other commodity operating expenses	485	—	639	—
Total commodity operating expenses	154,577	—	360,406	—
Restaurant operating expenses:
Food and beverage costs	867	1,117	1,706	2,143
Labor	956	903	1,836	1,976
Rent	290	327	564	667
Other restaurant operating expenses	551	688	1,023	1,338
Total restaurant operating expenses	2,664	3,035	5,129	6,124
Depreciation and amortization expenses	441	489	1,074	965
Franchise advertising fund expenses	20	16	36	34
Pre-opening expenses	—	—	36	—
Post-closing expenses	19	—	113	—
Stock-based consulting expenses	1,068	—	4,427	—
Sales, general and administrative expenses	1,888	1,127	4,030	2,451
Total costs and expenses	160,677	4,667	375,251	9,574
Loss from operations	(360)	(1,737)	(1,967)	(3,724)
Other Income / (Expense):
Other income / (expense)	251	(15)	251	(34)
Interest income / (expense), net	(22)	(10)	(19)	(28)
Change in fair value of accrued compensation	324	—	865	—
Gain on debt extinguishment	—	—	—	140
Total other income / (expense), net	553	(25)	1,097	78
Income / (Loss) Before Income Tax	193	(1,762)	(870)	(3,646)
Income tax	3	12	6	14
Net income / (loss)	190	(1,774)	(876)	(3,660)
Net Income / (Loss) Per Share:
Basic	0.01	(0.06)	(0.03)	(0.13)
Diluted	0.01	(0.06)	(0.03)	(0.13)
Weighted-Average # of Common Shares Outstanding:
Basic	33,362,887	28,668,116	31,407,362	28,235,052
Diluted	33,567,719	28,668,116	31,407,362	28,235,052

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

F-3

Muscle Maker, Inc.

Condensed Consolidated Statement of Changes in Stockholders’ Equity

(Unaudited)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
	‘000	$’000	$’000	$’000	$’000
Balance at December 31, 2021	26,110	3	95,760	(71,370)	24,393
Cumulative effect of change in accounting principal	—	—	—	(15)	(15)
Cashless exercise of pre-funded warrants	2,410	—	—	—	—
Common stock compensation to board of directors	94	—	57	—	57
Common stock issued as compensation for services	30	—	16	—	16
Net loss	—	—	—	(1,886)	(1,886)
Balance at March 31, 2022	28,644	3	95,833	(73,271)	22,565
Cumulative effect of change in accounting principal	—	—	—	(8)	(8)
Stock-based compensation - options	—	—	4	—	4
Reconciliation for shares outstanding per transfer agent	31	—	—	—	—
Common stock issued as compensation for services	5	—	2	—	2
Common stock issued as compensation for employment	20	—	11	—	11
Net loss	—	—	—	(1,774)	(1,774)
Balance at June 30, 2022	28,700	3	95,850	(75,053)	20,800
Balance at December 31, 2022	29,287	3	95,913	(79,355)	16,561
Common stock compensation to board of directors	31	—	28	—	28
Common stock issued as compensation for services	2,849	—	3,020	—	3,020
Stock-based compensation - options	—	—	27	—	27
Net loss	—	—	—	(1,066)	(1,066)
Balance at March 31, 2023	32,167	3	98,988	(80,421)	18,570
Common stock compensation to board of directors	30	—	32	—	32
Common stock issued as compensation for services	3,714	1	4,348	—	4,349
Stock-based compensation - options	—	—	27	—	27
Net income	—	—	—	190	190
Balance at June 30, 2023	35,911	4	103,395	(80,231)	23,168

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

F-4

Muscle Maker, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2023	2022
	$’000	$’000
Cash Flows from Operating Activities
Net loss	(876)	(3,660)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,074	965
Stock-based compensation	318	89
Gain on extinguishments of debt	—	(140)
Stock-based consulting expenses	4,427	—
Change in fair value of compensation	(865)	—
Loss on disposal of assets	53	267
Bad debt expense	34	(59)
Changes in operating assets and liabilities:
Accounts receivable, net	(47,401)	(123)
Inventory	(9)	45
Prepaid expenses and other current assets	(2)	1,194
Security deposits and other assets	1	(12)
Accounts payable and accrued expenses	39,014	(611)
Deferred rent	—	(128)
Operating right of use asset and liability, net	(21)	131
Deferred revenue	17	228
Other current liabilities	22	(91)
Total adjustments	(3,338)	1,755
Net cash used in operating activities	(4,214)	(1,905)
Cash Flows from Investing Activities
Deposit on farmland	(3,888)	—
Purchases of property and equipment	(247)	(283)
Disposal of property and equipment	110	—
Net cash used in investing activities	(4,025)	(283)
Cash Flows from Financing Activities
Repayments of convertible note	—	(50)
Proceeds from other notes payable	3,500	—
Repayments of notes payables	(69)	(63)
Net cash provided by (used in) financing activities	3,431	(113)
Net Decrease in Cash	(4,808)	(2,301)
Cash – beginning of period	9,898	15,767
Cash – end of period	5,090	13,466

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

F-5

Muscle Maker, Inc.

Condensed Consolidated Statements of Cash Flows (Continued)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
	$’000	$’000
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	20	87

See Accompanying Notes to the Condensed Consolidated Financial Statements (Unaudited)

F-6

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

1. Business Organization and Nature of Operations

Muscle Maker, Inc. (“MMI”), a Nevada corporation was incorporated in Nevada on October 25, 2019. MMI was a wholly owned subsidiary of Muscle Maker, Inc (“MMI-Cal”), a California corporation incorporated on December 8, 2014, but the two merged on November 13, 2019, with MMI as the surviving entity. MMI wholly owns Muscle Maker Development, LLC (“MMD”), Muscle Maker Corp, LLC (“MMC”) and Muscle Maker USA, Inc (“Muscle USA”). MMD was formed on July 18, 2017, in the State of Nevada for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees. MMC was formed on July 18, 2017, in the State of Nevada for the purpose of developing new corporate stores and operating new and existing corporate stores of MMI. Muscle USA was formed on March 14, 2019, in the State of Texas for the purpose of opening additional new corporate stores. Muscle Maker Development International LLC, a directly wholly owned subsidiary of MMI, which was formed in Nevada on November 13, 2020, to franchise the Muscle Maker Grill® name, trademarks and business system to qualified franchisees internationally. On March 25, 2021, MMI acquired the assets and trademarks of SuperFit Foods™, a subscription based fresh-prepared meal prep business located in Jacksonville, Florida. On May 14, 2021, MMI acquired the assets and trademarks of PKM Stamford, LLC, Poke Co., LLC, LB Holdings LLC, TNB Holdings, LLC, Poke Co Holdings LLC, GLL Enterprises, LLC, and TNB Holdings II, LLC, each a Connecticut limited liability company, an operator and franchisor of a fast casual restaurant chain concept, collectively known as “Pokémoto®.” On October 19, 2022, MMI formed Sadot LLC, a Delaware limited liability company and a wholly-owned subsidiary of MMI, (“Sadot Agri-Foods”), for the purpose of shipping and trading agri-commodities on a global basis.

With the formation of Sadot Agri-Foods in late 2022, MMI has evolved from a U.S.-centric restaurant business into a global, food-focused organization. As of June 30, 2023, MMI consisted of two distinct operating units:

1. SADOT LLC: MMI’s largest operating unit is a global agri-commodities company engaged in trading and shipping of food and feed (e.g., soybean meal, wheat, corn, etc.) via dry bulk cargo ships to/from markets such as Brazil, Canada, China, India, Japan, Malaysia, Philippines, Poland, Romania, Ukraine and Vietnam. Sadot Agri-Foods competes with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods seeks to diversify over time into a sustainable and forward-looking global agri-foods company.

2. MMI RESTAURANT GROUP: This is MMI’s legacy business with two fast casual restaurant concepts, Pokémoto Hawaiian Poké® and Muscle Maker Grill®, plus a fresh-prep meal service, SuperFit Foods™, with 34 points of distribution plus in-home and national delivery. As of June 30, 2023, the MMI Restaurant Group included 19 company-owned restaurants, including the SuperFit Foods™ kitchen, and 29 franchise restaurants. The MMI Restaurant Group seeks to develop Pokémoto® into a national restaurant brand through franchising.

MMI and its subsidiaries are hereinafter referred to as the “Company”.

On May 19, 2023, the Company has expanded its Sadot Agri-Foods subsidiary within the agri-commodity sourcing and trading operations into North, Central and South America, further diversifying the Company’s geographic reach beyond its existing operations in Europe, Asia, the Middle East and Africa. The expansion was facilitated by a 5 year consulting agreement signed on June 14, 2023, with a fixed cost of 0.5 million per year and potential profit sharing calculated on a quarterly basis, between Sadot Agri-Foods’ operations and newly-formed Buenaventura Trading LLC (“Buenaventura”) based in Miami FL. Buenaventura’s team brings a wealth of experience and exposure to new trade routes throughout the Americas by adding multiple sourcing and trading consultants to Sadot Agri-Foods with backgrounds from several of the largest international food supply chain organizations.

In order to support the expansion into the Americas and our agreement with Buenaventura, Sadot LLC has formed a new subsidiary, Sadot Latam LLC. This agreement marks a significant milestone for Sadot Agri-Foods as it provides access to new trade routes originating in North America to markets in Central and South America. The planned Americas trade routes are intended to generate accretive value for the Company by tapping into the thriving market demand for agricultural products across Central and South America. This planned expansion is expected to further enhance Sadot Agri-Foods’ position as an emerging entity in the global commodity trading industry.

F-7

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Liquidity

Our primary source of liquidity is cash on hand. As of June 30, 2023, the Company had a cash balance, a working capital surplus and an accumulated deficit of $5.1 million, $7.7 million, and $80.2 million, respectively. During the three and six months ended June 30, 2023, the Company incurred a Pre-tax net income of $0.2 million and a Pre-tax net loss of $0.9 million, respectively. The Company had Net cash used in operations of $4.2 million for the six months ended June 30, 2023. The Company believes that our existing cash on hand and future cash flows from our commodity trading and franchise operations, will be sufficient to fund our operations, anticipated capital expenditures and repayment obligations over the next 12 months.

2. Significant Accounting Policies

Basis of Presentation

The accompanying Unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the Unaudited Condensed Consolidated Financial Statements of the Company as of June 30, 2023, and for the three and six months ended June 30, 2023, and 2022. The results of operations for the three and six months ended June 30, 2023, and 2022 are not necessarily indicative of the operating results for the full year. It is suggested that these Unaudited Condensed Consolidated Financial Statements be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2022. The Balance Sheet as of December 31, 2022, has been derived from the Company’s audited Financial Statements.

Principles of Consolidation

The accompanying Unaudited Condensed Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiaries and majority-owned subsidiary. Any intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain prior period balances have been reclassified in order to conform to current period presentation. These reclassifications have no effect on the previously reported results of operations or loss per share.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include:

●the assessment of recoverability of long-lived assets, including property and equipment, goodwill and intangible assets;

●the estimated useful lives of intangible and depreciable assets;

●estimates and assumptions used to value warrants and options;

●the recognition of revenue; and

●the recognition, measurement and valuation of current and deferred income taxes.

F-8

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Estimates and assumptions are periodically reviewed, and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly-liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of June 30, 2023 or December 31, 2022.

Inventory

Inventory, which are stated at the lower of cost or net realizable value, consist primarily of commodity trade shipments in-transit, perishable food items and supplies. Cost is determined using the first-in, first-out method.

Deposit on Farmland

Deposit on farmland consists of funds paid as a deposit with the intent to acquire farmland in Africa by our Sadot Agri-Foods subsidiary. As of June 30, 2023, the Company recorded a deposit of $8.8 million and $4.9 million as of December 31, 2022. The Company has entered into a letter of intent with a deposit to purchase developed farmland. The Company is still in final negotiations, awaiting government approval to finalize the agreement.

On May 16, 2023, the Company through its wholly owned subsidiary, Sadot Agri-Foods, entered into a Purchase of Right and Variation Agreement (the “Variation Agreement”) with Zamproagro Limited, a Liberian corporation (“ZPG”) and Cropit Farming Limited, a Zambian corporation (“Cropit”) pursuant to which ZPG assigned all of its rights, liabilities and obligations of the Put and Call Option Agreement Over Land entered between ZPG and Cropit dated December 29, 2022 (the “Put Land Agreement”) to Sadot Agri-Foods, which provided ZPG with a one year call option to acquire 70% of 4,942 acres (2000 hectares) of producing agricultural land along with buildings and related assets located within the Mkushi Farm Block of Zambia’s Region II agricultural zone (the “Farm”) for a purchase price of approximately $8.5 million USD. The Put Land Agreement further provides that Cropit will continue to retain 30% of the Farm and that following closing, Cropit and the purchaser will form a special purpose vehicle in which both parties will contribute their ownership interest in the Farm to the special purpose vehicle for their respective percentage interest.

On May 16, 2023, Sadot Agri-Foods and Cropit entered into Joint Venture Shareholders Agreement pursuant to which the parties agreed to form a new entity in Zambia to serve as a joint venture with respect to the farming of the Farm. The joint venture is expected to be named Sadot Enterprises Limited (“Sadot Zambia”) with Sadot Agri-Foods holding 70% of the equity and Cropit holding 30% of the equity. Following its formation, Sadot Zambia will hold 100% of the Farm. Sadot Agri-Foods and Cropit will each have the right to appoint one director to the Board of Directors of Sadot Zambia. Further, upon formation, Sadot Agri-Foods contributed $3.5 million into escrow for the primary purpose of discharging a loan secured by the Farm held by ABSA Bank.

On May 16, 2023, Sadot Agri-Foods, Cropit and Chibesakunda & Co., as escrow agent (the “Escrow Agent”) entered into an Escrow Agreement pursuant to which the Escrow Agent is holding all documentation required to allot Sadot Agri-Foods 70% of Sadot Zambia, documentation required to transfer the Farm to Sadot Zambia and USD $3.5 million contributed by Sadot Agri-Foods. At closing, the Escrow Agent will release the required funds to ABSA Bank and release the required documentation with respect to the allocation of Sadot Agri-Foods’ interest in Sadot Zambia and the transfer of the Farm. Closing is subject to obtaining clearance from the Zambian Competition and Consumer Protection Commission.

Property and Equipment

Property and equipment are stated at cost less accumulated Depreciation and amortization expenses. Major improvements are capitalized, and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation and amortization expenses are calculated on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The estimated useful lives are as follows:

F-9

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Furniture and equipment	3 – 7 years
Leasehold improvements	1 – 11 years

Intangible Assets

The Company accounts for recorded intangible assets in accordance with the Accounting Standards Codification (“ASC’) 350 “Intangibles – Goodwill and Other”. In accordance with ASC 350, the Company does not amortize intangible assets having indefinite useful lives. The Company determined that as of January 1, 2022, – the trademark – Muscle Maker had a finite life of 3 years and is amortizing the value over the new estimated life. The Company’s goodwill has an indefinite life and is not amortized, but are evaluated for impairment at least annually, or more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. ASC 350 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment). Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

The useful lives of the Company’s intangible assets are:

Franchisee agreements	13 years
Franchise license	10 years
Trademarks	3 – 5 years
Domain name, Customer list and Proprietary recipes	3 – 7 years
Non-compete agreements	2 – 3 years

Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income.

Convertible Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board (“FASB”).

If the instrument is determined not to be a derivative liability, the Company then evaluates for the existence of a beneficial conversion feature by comparing the market price of the Company’s common stock as of the commitment date to the effective conversion price of the instrument.

As of June 30, 2023 and December 31, 2022, the Company deemed the conversion feature was not required to be bifurcated and recorded as a derivative liability.

F-10

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Related Parties

A party is considered to be related to the Company if the party directly, indirectly, or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Revenue Recognition

The Company’s revenues consist of Commodity sales, Restaurant sales, Franchise royalties and fees, Franchise advertising fund contributions, and Other revenues. The Company recognizes revenues according to Topic 606 of FASB, “Revenue from Contracts with Customers”. Under the guidance, revenue is recognized in accordance with a five-step revenue model, as follows: (1) identifying the contract with the customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to the performance obligations; and (5) recognizing revenue when (or as) the entity satisfies a performance obligation. In applying this five-step model, we made significant judgments in identifying the promised goods or services in our contracts with franchisees that are distinct, and which represent separate performance obligations.

Commodity Sales

Commodity sale revenue is generated by our Sadot Agri-Foods subsidiary and is recognized when the commodity is delivered as evidenced by the bill of lading and the invoice is prepared and submitted to the customer. During the three and six months ended June 30, 2023, the Company recorded Commodity sales revenues of $157.6 million and $367.9 million, respectively. The Company did not have any Commodity sales revenue during the three and six months ended June 30, 2022.

Restaurant Sales

Retail store revenue at Company-operated restaurants is recognized when payment is tendered at the point of sale, net of sales tax, discounts and other sales-related taxes. The Company recorded retail store revenues of $2.5 million and $4.8 million during the three and six months ended June 30, 2023 and $2.8 million and $5.4 million for the three and six months ended June 30, 2022, respectively.

The Company sells gift cards which do not have an expiration date, and it does not deduct dormancy fees from outstanding gift card balances. The Company recognizes revenues from gift cards as restaurant revenues once the Company performs its obligation to provide food and beverage to the customer simultaneously with the redemption of the gift card or through gift card breakage, as discussed in Other revenues below.

Franchise Royalties and Fees

Franchise revenues consists of royalties, initial franchise fees and rebates. Royalties are based on a percentage of franchisee net sales revenue. The Company recognizes the royalties as the underlying sales occur. The Company recorded revenue from royalties of $0.2 million and $0.3 million during the three and six months ended June 30, 2023 and $0.1 million and $0.2 million during the three and six months ended June 30, 2022, respectively, which is included in Franchise royalties and fees on the accompanying Unaudited Condensed Consolidated Statements of Operations.

The Company provides the franchisees with management expertise, training, pre-opening assistance, and restaurant operating assistance in exchange for the multi-unit development fees and initial franchise fees. The Company capitalizes these fees upon collection from the franchisee. These initial fees are then recognized as franchise fee revenue on a straight-line basis over the life of the related franchise agreements and any exercised renewal periods. Cash payments are due upon the execution of the related franchise agreement. The Company’s performance obligation with respect to franchise fee revenues consists of a license to utilize the Company’s brand for a specified period of time, which is satisfied equally over

F-11

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

the life of each franchise agreement. If a franchise location closes or a franchise agreement is terminated for any reason, the unrecognized revenue will be recognized in full at that time. The Company recorded revenue from initial franchise fees of $23.0 thousand and $0.1 million during the three and six months ended June 30, 2023 and $15.3 thousand and $0.1 million for the three and six months ended June 30, 2022, respectively, which is included in Franchise royalties and fees on the accompanying Unaudited Condensed Consolidated Statements of Operations.

The Company has supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to the Company based upon the dollar volume of purchases for all company-owned and franchised restaurants from these vendors. Rebates earned on purchases by franchise stores are recorded as revenue during the period in which the related food and beverage purchases are made. The Company recorded revenue from rebates of $30.0 thousand and $0.1 million during the three and six months ended June 30, 2023 and $26.2 thousand and $0.1 million for the three and six months ended June 30, 2022, respectively, which is included in Franchise royalties and fees on the accompanying Unaudited Condensed Consolidated Statements of Operations. Rebates earned on purchases by Company-owned stores are recorded as a reduction of Food and beverage costs during the period in which the related food and beverage purchases are made.

Franchise Advertising Fund Contributions

Under the Company’s franchise agreements, the Company and its franchisees are required to contribute a certain percentage of revenues to a national advertising fund. The Company’s national advertising services are provided on a system-wide basis and therefore, not considered distinct performance obligations for individual franchisees. In accordance with Topic 606, the Company recognizes these sales-based advertising contributions from franchisees as franchise revenue when the underlying franchisee Company incurs the corresponding advertising expense. The Company records the related advertising expenses as incurred under Sales, general and administrative expenses. When an advertising contribution fund is over-spent at year-end, advertising expenses will be reported on the Unaudited Condensed Consolidated Statement of Operations in an amount that is greater than the revenue recorded for advertising contributions. Conversely, when an advertising contribution fund is under-spent at a period-end, the Company will accrue advertising costs up to advertising contributions recorded in revenue. The Company recorded contributions from franchisees of $20.0 thousand and $36.0 thousand, respectively, during the three and six months ended June 30, 2023 and $16.2 thousand and $34.3 thousand for the three and six months ended June 30, 2022, which are included in Franchise advertising fund contributions on the accompanying Unaudited Condensed Consolidated Statements of Operations.

Other Revenues

Gift card breakage is recognized when the likelihood of a gift card being redeemed by the customer is remote and the Company determines there is not a legal obligation to remit the unredeemed gift card balance to the relevant jurisdiction. The determination of the gift card breakage rate is based upon the Company’s specific historical redemption patterns. Gift card liability is recorded in other current liabilities on the Unaudited Condensed Consolidated Balance Sheets The Company had Other revenues of $13.0 thousand and $13.0 thousand for the three and six months ended June 30, 2023.

Deferred Revenue

Deferred revenue primarily includes initial franchise fees received by the Company, which are being amortized over the life of the Company’s franchise agreements. Deferred revenue is recognized in income over the life of the franchise agreements. If a franchise location closes or a franchise agreement is terminated for any reason, the remaining deferred revenue will be recognized in full at that time.

Stock-Based Consulting Expense

Stock-based consulting expenses are for consulting fees due to Aggia related to ongoing Sadot Agri-Foods operations and expansion of the global agri-commodities business. Based on the initial Services Agreement with Aggia LLC FZ, a Company formed under the laws of United Arab Emirates (“Aggia”), the consulting fees were calculated at approximately 80.0% of the Net Income generated by the Sadot Agri-Foods business segment through March 31, 2023. As of April 1, 2023 the consulting agreement was amended to calculate consulting fees on 40.0% of the Net income generated by the Sadot Agri-Foods business segment. See Note 15 – Commitments and contingencies for further details. For the three and

F-12

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

six months ended June 30, 2023, $1.1 million and $4.4 million, respectively, are recorded as Stock-based consulting expense in the accompanying Unaudited Condensed Consolidated Statements of Operations.

Advertising

Advertising costs are charged to expense as incurred. Advertising costs of $32.0 thousand and $0.1 million for the three and six months ended June 30, 2023 and $0.8 thousand and $0.1 million for the three and six months ended June 30, 2022, respectively, are included in Sales, general and administrative expenses. For the three and six months ended June 30, 2023 and 2022, $76.0 thousand, $0.1 million, $0.1 million and $0.2 million, respectively, are included in Other restaurant operating expenses in the accompanying Unaudited Condensed Consolidated Statements of Operations.

Net Income / Loss per Share

Basic earnings per common share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed using the weighted average number of common shares outstanding during the period plus any potentially dilutive common shares, resulting from the exercise of warrants, options or the conversion of convertible notes payable, calculated using the treasury stock method.

The following securities are excluded from the calculation of weighted average diluted common shares at June 30, 2023 and 2022, respectively, because their inclusion would have been anti-dilutive:

	June 30,
	2023	2022
	‘000	‘000
Warrants	18,034	17,874
Options	1,013	413
Restricted stock awards	8,001	—
Convertible debt	24	27
Total potentially dilutive shares	27,072	18,314

The following table sets forth the computation of basic and dilutive net loss per share attributable to the Company’s stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(In thousands, except for share count and per share data)
Net income / (loss)	190	(1,774)	(876)	(3,660)
Weighted-average shares outstanding:
Basic	33,362,887	28,668,116	31,407,362	28,235,052
Effect of potentially dilutive stock options	204,832	—	—	—
Diluted	33,567,719	28,668,116	31,407,362	28,235,052
Net income / (loss) per share:
Basic	0.01	(0.06)	(0.03)	(0.13)
Diluted	0.01	(0.06)	(0.03)	(0.13)

Major Vendor

The Company engages various vendors to purchase commodities for resale and distribute food products to their Company-owned restaurants. Purchases from the Company’s three largest commodity suppliers totaled 96% for the three months ended June 30, 2023 and Purchases from the Company’s four largest commodity suppliers totaled 92% of the Company’s

F-13

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

purchases for the six months ended June 30, 2023. Purchases from the Company’s largest supplier totaled 19% and 30% for the three and six months ended June 30, 2022, respectively.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of the FASB Accounting ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”).

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities.

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying amounts of accrued liabilities approximate fair value due to the short-term nature of these instruments. The carrying amounts of our short–term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features such as concurrent issuance of common stock and warrants, are comparable to rates of returns for instruments of similar credit risk.

See Note 17 – Equity for details related to accrued compensation liability being fair valued using Level 1 inputs.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in the Company’s financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on the Company’s financial condition, results of operations or cash flows. The Company does not expect any significant changes in its unrecognized tax benefits within years of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as Sales, general and administrative expenses in the Unaudited Condensed Consolidated Statements of Operations.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally recorded on the grant date and re-measured on financial reporting dates and vesting dates until the service period is complete. The fair value amount of the award is then recognized over the period services are required to be provided in exchange for the award, usually the vesting period.

F-14

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires companies to recognize lease liabilities and corresponding right-of-use leased assets on the Balance Sheets and to disclose key information about leasing arrangements. Qualitative and quantitative disclosures will be enhanced to better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU No. 2016-02 is effective for annual periods beginning after December 15, 2021, with early adoption permitted.

Additionally, in 2018 and 2019, the FASB issued the following Topic 842–related ASUs:

●ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842, which clarifies the applicability of Topic 842 to land easements and provides an optional transition practical expedient for existing land easements;

●ASU 2018-10, Codification Improvements to Topic 842, Leases, which makes certain technical corrections to Topic 842;

●ASU 2018-11, Leases (Topic 842): Targeted Improvements, which allows companies to adopt Topic 842 without revising comparative period reporting or disclosures and provides an optional practical expedient to lessors to not separate lease and non-lease components of a contract if certain criteria are met; and

●ASU 2019-01, Leases (Topic 842): Codification Improvements, which provides guidance for certain lessors on determining the fair value of an underlying asset in a lease and on the cash flow statement presentation of lease payments received; ASU No. 2019-01 also clarifies disclosures required in interim periods after adoption of ASU No. 2016-02 in the year of adoption.

The Company adopted Topic 842 as of January 1, 2022 and recognized a cumulative-effect adjustment to the opening balance of accumulated deficit of $15.0 thousand as of the adoption date, and recognized an additional $7.8 thousand during the second quarter of 2022, based on updated information on two of our leases, for an aggregate cumulative-effect adjustment to accumulated deficit of $22.8 thousand. See Note 11 – Leases for further details.

In October 2021, the FASB issued ASU 2021-08 Business Combinations (“Topic 805”): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The ASU requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, “Revenue from Contracts with Customers”, as if it had originated the contracts. Under the current business combinations guidance, such assets and liabilities were recognized by the acquirer at fair value on the acquisition date. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The adoption of this guidance did not have a material impact on the Company’s Unaudited Condensed Consolidated Financial Statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended subsequently by ASUs 2018-19, 2019-04, 2019-05, 2019-10, 2019-11 and 2020-03. The guidance in the ASUs requires that credit losses be reported using an expected losses model rather than the incurred losses model that is currently used. The standard also establishes additional disclosures related to credit risks. This standard is effective for fiscal years beginning after December 15, 2022. The adoption of this guidance on January 1, 2023 did not have a material impact on the Company’s Unaudited Condensed Consolidated Financial Statements and related disclosures.

Subsequent Events

The Company evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation and transactions, the Company did not identify any subsequent events that would have required adjustment or disclosure in the Financial Statements, except as disclosed in Note 19 – Subsequent events.

F-15

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

3. Loans Receivable

The Company had no loan receivable balance at June 30, 2023 and December 31, 2022. Loans receivable include loans to franchisees totaling, in the aggregate, net of reserves for uncollectible loans. There were no reserves for uncollectible loans at June 30, 2023 and December 31, 2022. Loans receivable were paid in full during the third quarter of 2022 and the corresponding reserve for loan loss was reversed.

4. Prepaid Expenses and Other Current Assets

At June 30, 2023 and December 31, 2022, the Company’s prepaid expenses and other current assets consists of the following:

	As of
	June 30, 2023	December 31, 2022
	$’000	$’000
Prepaid expenses	314	89
Other receivables	5	228
Prepaid and Other Current Assets	319	317

Included in prepaid and other current assets is a receivable of $5.0 thousand and $0.2 million as of June 30, 2023 and December 31, 2022, respectively.

5. Deposit on Farmland

At December 31, 2022, the Company’s deposit on farmland balance was $4.9 million. During the six months ended June 30, 2023, the Company gave an additional $3.9 million deposit, totaling $8.8 million deposit on farmland balance. Deposit on farmland consists of funds paid as a deposit with the intent to acquire farmland in Africa by our Sadot Agri-Foods subsidiary. The Company has entered into a letter of intent with a deposit to purchase developed farmland. The Company is still in final negotiations awaiting government approval with the intent to finalize the agreement by the end of the third quarter of 2023.

On May 16, 2023, the Company through its wholly owned subsidiary, Sadot Agri-Foods, entered into the “Variation Agreement with ZPG and Cropit pursuant to which ZPG assigned all of its rights, liabilities and obligations of the Put Land Agreement to Sadot Agri-Foods, which provided ZPG with a one year call option to acquire 70% of the Farm for a purchase price of approximately $8.5 million USD. The Put Land Agreement further provides that Cropit will continue to retain 30% of the Farm and that following closing, Cropit and the purchaser will form a special purpose vehicle in which both parties will contribute their ownership interest in the Farm to the special purpose vehicle for their respective percentage interest.

On May 16, 2023, Sadot Agri-Foods and Cropit entered into Joint Venture Shareholders Agreement pursuant to which the parties agreed to form Sadot Zambia with Sadot Agri-Foods holding 70% of the equity and Cropit holding 30% of the equity. Following its formation, Sadot Zambia will hold 100% of the Farm. Sadot Agri-Foods and Cropit will each have the right to appoint one director to the Board of Directors of Sadot Zambia. Further, upon formation, Sadot Agri-Foods contributed $3.5 million into escrow for the primary purpose of discharging a loan secured by the Farm held by ABSA Bank.

On May 16, 2023, Sadot Agri-Foods and the Escrow Agent entered into an Escrow Agreement pursuant to which the Escrow Agent will hold all documentation required to allot Sadot Agri-Foods 70% of Sadot Zambia, documentation required to transfer the Farm to Sadot Zambia and USD $3.5 million contributed by Sadot Agri-Foods. At closing, the Escrow Agent will release the required funds to ABSA Bank and release the required documentation with respect to the allocation of Sadot Agri-Foods’ interest in Sadot Zambia and the transfer of the Farm. Closing is subject to obtaining clearance from the Zambian Competition and Consumer Protection Commission.

F-16

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

6. Property and Equipment, Net

As of June 30, 2023 and December 31, 2022, Property and equipment consist of the following:

	As of
	June 30, 2023	December 31, 2022
	$’000	$’000
Furniture and equipment	1,170	1,266
Vehicles	55	55
Leasehold improvements	1,774	2,062
Construction in process	—	5
Property and equipment, gross	2,999	3,388
Less: accumulated depreciation	(1,502)	(1,493)
Property and equipment, net	1,497	1,895

Depreciation expense amounted to $0.2 million and $0.5 million for the three and six months ended June 30, 2023 and $0.1 million and $0.3 million during the three and six months ended June 30, 2022, respectively. During the three and six months ended June 30, 2023 the Company wrote off property and equipment with an original cost value of $0.5 million and $0.5 million, respectively and $36.7 thousand and $0.4 million for the three and six months ended June 30, 2022. For the three and six months ended June 30, 2022, the Company wrote off Property and equipment related to closed locations and future locations that were terminated due to the economic environment as a result of COVID-19 and recorded a loss on disposal of $26.9 thousand and $0.3 million, respectively, and $0.1 million and $0.1 million for the three and six months ended June 30, 2023, respectively, in the Unaudited Condensed Consolidated Statement of Operations.

7. Goodwill and Other Intangible Assets, Net

The Company’s intangible assets include trademarks, franchisee agreements, franchise license, domain names, customer list, proprietary recipes and non-compete agreements. Intangible assets are amortized over useful lives ranging from 2 to 13 years.

F-17

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

A summary of the intangible assets is presented below:

	Intangible assets, net at December 31, 2021	Impairment of intangible assets	Amortization expense	Intangible assets, net at June 30, 2022	Intangible assets, net at December 31, 2022	Impairment of intangible assets	Amortization expense	Intangible assets, net at June 30, 2023
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Trademark Muscle Maker Grill	1,526	—	(252)	1,274	670	—	(167)	503
Franchise Agreements Muscle Maker Grill	162	—	(13)	149	136	—	(13)	123
Trademark SuperFit	38	—	(4)	34	29	—	(4)	25
Domain Name SuperFit	106	—	(12)	94	81	—	(12)	69
Customer List SuperFit	118	—	(14)	104	90	—	(14)	76
Proprietary Recipes SuperFit	135	—	(16)	119	103	—	(16)	87
Non-Compete Agreement SuperFit	193	—	(43)	150	107	—	(43)	64
Trademark Pokemoto	153	—	(17)	136	118	—	(17)	101
Franchisee License Pokemoto	2,599	—	(138)	2,461	2,322	—	(138)	2,184
Proprietary Recipes Pokemoto	1,029	—	(80)	949	867	—	(80)	787
Non-Compete Agreement Pokemoto	328	—	(119)	209	88	—	(88)	—
	6,387	—	(708)	5,679	4,611	—	(592)	4,019

Amortization expense related to intangible assets was $0.3 million and $0.6 million for the three and six months ended June 30, 2023 and $0.4 million and $0.7 million for the three and six months ended June 30, 2022, respectively.

F-18

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The estimated future amortization expense is as follows:

	Six Months Ended June 30,
	2024	2025	2026	2027	2028	Thereafter	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Trademark Muscle Maker Grill	169	334	—	—	—	—	503
Franchise Agreements Muscle Maker Grill	14	27	27	27	27	1	123
Trademark SuperFit	5	9	9	2	—	—	25
Domain Name SuperFit	13	25	25	6	—	—	69
Customer List SuperFit	14	28	28	6	—	—	76
Proprietary Recipes SuperFit	16	32	32	7	—	—	87
Non-Compete Agreement SuperFit	44	20	—	—	—	—	64
Trademark Pokemoto	18	35	35	13	—	—	101
Franchisee License Pokemoto	140	278	277	277	277	935	2,184
Proprietary Recipes Pokemoto	81	162	161	161	161	61	787
Non-Compete Agreement Pokemoto	—	—	—	—	—	—	—
	514	950	594	499	465	997	4,019

The Company determined that no impairment testing of the Company’s intangible assets was required as of June 30, 2023. Therefore, no impairment charge was recorded.

A summary of the goodwill assets is presented below:

	Muscle Maker Grill	Pokemoto	SuperFit Food	Total
	$’000	$’000	$’000	$’000
Goodwill, net at December 31 2021	570	1,798	258	2,626
Impairment of goodwill	—	—	—	—
Goodwill, net at June 30, 2022	570	1,798	258	2,626
Goodwill, net at December 31 2022	570	1,798	258	2,626
Impairment of goodwill	—	—	—	—
Goodwill, net at June 30, 2023	570	1,798	258	2,626

The Company determined that no impairment testing of the Company’s goodwill was required as of June 30, 2023. Therefore, no impairment charge was recorded.

F-19

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

8. Accounts Payables and Accrued Expenses

Accounts payables and accrued expenses consist of the following:

	As of
	June 30, 2023	December 31, 2022
	$’000	$’000
Accounts payable	860	1,085
Accrued payroll and bonuses	95	551
Accrued expenses	170	87
Accrued interest expenses	21	—
Accrued professional fees	166	185
Accounts payable commodities	39,615	—
Sales taxes payable (1)	40	45
	40,967	1,953

(1)	See Note 15 – Commitments and contingencies for details related to delinquent sales taxes.

9. Accrued Stock-Based Consulting Expenses Due to Related Party

At June 30, 2023, there were no Accrued stock-based consulting expenses due to related party. At December 31, 2022, Accrued stock-based consulting expenses were $3.6 million. Accrued stock-based consulting expenses were related to consulting fees due to our newly established related party, Aggia, for Sadot Agri-Foods operations. See Note 18 – Related party transactions for details. Based on the servicing agreement with Aggia, the consulting fees were calculated at approximately 80.0% of the Net income generated by the Sadot Agri-Foods business segment. For the three and six months ended June 30, 2023, $1.1 million and $4.4 million are also recorded as Stock-based consulting expense in the accompanying Unaudited Condensed Consolidated Statements of Operations. The Stock-based consulting expense that was due to related party was paid in stock in 2023.

10. Notes Payable

Line of Credit

On April 28, 2023 the Company entered into a line of credit agreement with a bank whereby it may borrow up to $3.5 million at 3.00% per year. The line of credit commitment expires August 2023. At June 30, 2023, the balance outstanding on the line of credit was $3.5 million.

Convertible Notes Payable

On April 6, 2018, the Company issued a $0.5 million convertible promissory note (the “2018 ARH Note”) to the Former Parent for services rendered and expense paid on behalf of the Company. The 2018 ARH Note has no stated interest rate or maturity date and is convertible into shares of the Company’s common stock at a conversion price of $3.50 per share at a time to be determined by the lender.

On April 11, 2018, the Former Parent elected to partially convert the 2018 ARH Note for the principal of $0.4 million into 0.1 million shares of the Company’s common stock.

The Company had an aggregate gross amount of $0.1 million and $0.1 million of convertible notes payable as of June 30, 2023 and December 31, 2022, respectively.

F-20

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Other Notes Payable

During the three and six months ended June 30, 2023, the Company repaid a total amount of $0.1 million and $0.1 million, and $0.1 million and $1.2 million for the three and six months ended June 30, 2022, respectively, of the other notes payable.

As of June 30, 2023, the Company had an aggregate amount of $4.4 million in other notes payable. The notes had interest rates ranging between 3.00% - 8.00% per annum, due on various dates through May 2027.

The maturities of notes payable as of June 30, 2023, are as follows:

Principal Amount
$’000
2023	3,727
2024	105
2025	580
2026	—
Thereafter	—
4,412

11. Leases

The Company’s leases consist of restaurant locations. We determine if a contract contains a lease at inception. The leases generally have remaining terms of 1-10 years and most leases included the option to extend the lease for an additional 5 years.

The total lease cost associated with right of use assets and operating lease liabilities for the three and six months ended June 30, 2023, was $0.2 million and $0.4 million and $0.2 million and $0.5 million for the three and six months ended June 30, 2022, respectively, and has been recorded in the Unaudited Condensed Consolidated Statement of Operations as Rent expense within Restaurant operating expenses.

The assets and liabilities related to the Company’s leases were as follows:

	As of
	June 30, 2023	December 31, 2022
	$’000	$’000
Assets
Right to use asset	2,059	2,433
Liabilities
Operating leases – current	511	560
Operating leases – non-current	1,673	2,019
Total lease liabilities	2,184	2,579

F-21

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The table below presents the future minimum lease payments under the noncancellable operating leases as of June 30, 2023:

Operating Leases
$’000
Fiscal Year:
2023	378
2024	706
2025	556
2026	386
2027	300
2028	222
Thereafter	367
Total lease payments	2,915
Less imputed interest	(731)
Present value of lease liabilities	2,184

The Company’s lease term and discount rates were as follows:

As of June 30, 2023
Weighted-average remaining lease term (in years)
Operating leases	4.89
Weighted-average discount rate
Operating leases	12.0%

12. Deferred Revenue

The Company’s deferred revenue consists of the following:

	As of
	June 30, 2023	December 31, 2022
	$’000	$’000
Deferred revenues, net	1,388	1,371
Less: deferred revenue, current	(93)	(95)
Deferred revenues, non-current	1,295	1,276

F-22

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

13. Other Current Liabilities

Other current liabilities consist of the following:

	As of
	June 30, 2023	December 31, 2022
	$’000	$’000
Gift card liability	13	25
Co-op advertising fund liability	99	79
Marketing development brand liability	55	35
Advertising fund liability	37	43
	204	182

See Note 2 – Significant accounting policies for details related to the gift card liability and advertising fund liability.

14. Income Taxes

The tax effects of temporary differences that give rise to deferred tax assets and liabilities as of June 30, 2023 and December 31, 2022 are presented below:

	As of
	June 30, 2023	December 31, 2022
	$’000	$’000
Deferred tax assets:
Net operating loss carryforwards	10,690	10,615
Receivable allowance	7	5
Stock-based compensation	17	15
Intangible assets	386	314
Right to use asset	471	—
Deferred revenues	267	204
Leases	—	32
Gross deferred tax asset	11,838	11,185
Deferred tax liabilities:
Property and equipment	(163)	(160)
Right to use liability	(442)	—
Gross deferred tax liabilities	(605)	(160)
Net deferred tax assets	11,233	11,025
Valuation allowance	(11,233)	(11,025)
Net deferred tax asset, net of valuation allowance	—	—

F-23

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The income tax expense for the periods shown consist of the following:

	As of
	June 30, 2023	December 31, 2022
	$’000	$’000
Federal:
Current	—	—
Deferred	—	—
State and local:
Current	6	25
Deferred	—	—
	6	25
Change in valuation allowance	—	—
Income tax expense	6	25

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the periods shown, are as follows:

	As of
	June 30, 2023	December 31, 2022
Federal income tax benefit at statutory rate	21.0%	21.0%
State income tax benefit, net of federal impact	(0.6)%	(0.5)%
Permanent differences	(4.7)%	(0.1)%
PPP loan forgiveness	—%	0.4%
Return to provision adjustments	—%	3.3%
Deferred tax asset true up- State	—%	(14.5)%
Deferred tax asset true up- Federal	—%	(6.8)%
Other	0.1%	—%
Change in valuation allowance	(20.1)%	(3.3)%
Effective income tax rate	(4.3)%	(0.5)%

The Company has filing obligations in what it considers its U.S. major tax jurisdictions as follows: Nevada, California, Connecticut, Florida, New Jersey, Texas, Virginia, New York State and New York City. The earliest year that the Company is subject to examination is the year ended December 31, 2015.

The Company has approximately $63.6 million of Federal and State Net operating loss (“NOLs”) available to offset future taxable income. The net operating loss carryforwards generated prior to 2018, if not utilized, will expire from 2035 to 2037 for federal and state purposes.

As of June 30, 2023 and December 31, 2022, the Company has determined that it is more likely than not that the Company will not recognize the future tax benefit of the loss carryforwards and has recognized a valuation allowance of $11.2 million and $11.0 million, respectively. The valuation allowance increased by approximately $0.2 million.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more “5 percent stockholders” increase their ownership, in the aggregate, by more than 50 percentage points over a 36-month time period testing period or beginning the day after the most recent ownership change, if shorter.

F-24

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

15. Commitments and Contingencies

Farmland Purchase Agreement

On May 16, 2023, the Company through its wholly owned subsidiary, Sadot Agri-Foods, entered into the Variation Agreement with ZPG and Cropit pursuant to which ZPG assigned all of its rights, liabilities and obligations of the Put Land Agreement to Sadot Agri-Foods, which provided ZPG with a one year call option to acquire 70% of the Farm for a purchase price of approximately $8.5 million USD. The Put Land Agreement further provides that Cropit will continue to retain 30% of the Farm and that following closing, Cropit and the purchaser will form a special purpose vehicle in which both parties will contribute their ownership interest in the Farm to the special purpose vehicle for their respective percentage interest.

On May 16, 2023, Sadot Agri-Foods and Cropit entered into 70% of the equity and Cropit holding 30% of the equity. Following its formation, Sadot Zambia will hold 100% of the Farm. Sadot Agri-Foods and Cropit will each have the right to appoint one director to the Board of Directors of Sadot Zambia. Further, upon formation, Sadot Agri-Foods contributed $3.5 million into escrow for the primary purpose of discharging a loan secured by the Farm held by ABSA Bank.

On May 16, 2023, Sadot Agri-Foods, the Escrow Agent entered into an Escrow Agreement pursuant to which the Escrow Agent will hold all documentation required to allot Sadot Agri-Foods 70% of Sadot Zambia, documentation required to transfer the Farm to Sadot Zambia and USD $3.5 million contributed by Sadot Agri-Foods. At closing, the Escrow Agent will release the required funds to ABSA Bank and release the required documentation with respect to the allocation of Sadot Agri-Foods’ interest in Sadot Zambia and the transfer of the Farm. Closing is subject to obtaining clearance from the Zambian Competition and Consumer Protection Commission.

Consulting Agreements

On November 14, 2022 (the “Effective Date”), the Company, Sadot Agri-Foods and Aggia entered into a Services Agreement (the “Services Agreement”) whereby Sadot Agri-Foods engaged Aggia to provide certain advisory services to Sadot Agri-Foods for creating, acquiring and managing Sadot Agri-Foods’ business of wholesaling food and engaging in the purchase and sale of physical food commodities.

As consideration for Aggia providing the services to Sadot Agri-Foods, the Company agreed to issue shares of common stock of the Company, par value $0.0001 per share, to Aggia subject to Sadot Agri-Foods generating net income measured on a quarterly basis at per share price of $1.5625, subject to equitable adjustments for any combinations or splits of the common stock occurring following the Effective Date. Upon Sadot Agri-Foods generating net income for any fiscal quarter, the Company shall issue Aggia a number of shares of common stock equal to the net income for such fiscal quarter divided by the per share price (the “Shares”). The Company may only issue authorized, unreserved shares of common stock. The Company will not issue Aggia in excess of 14.4 million shares representing 49.9% of the number of issued and outstanding shares of common stock as of the Effective Date. Further, once Aggia has been issued a number of shares constituting 19.99% of the issued and outstanding shares of common stock of the Company, no additional shares shall be issued to Aggia unless and until this transaction has been approved by the shareholders of the Company. The shareholders approved the Services Agreement on February 28, 2023. In the event that the shares cap has been reached, then the remaining portion of the net income, if any, not issued as shares shall accrue as debt payable by Sadot Agri-Foods to Aggia until such debt has reached a maximum of $71.5 million. The Company will prepare the shares earned calculation after the annual audit or quarter review is completed by the auditors. The shares will be issued within 10 days of the final calculation.

On July 14, 2023 (the “Addendum Date”), effective April 1, 2023, the parties entered into Addendum 2 to the Services Agreement (“Addendum 2”) pursuant to which the parties amended the compensation that Aggia is entitled.

F-25

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Pursuant to Addendum 2, on the Addendum Date, the Company issued 8.9 million shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, which such Shares represent 14.4 million Shares that Aggia is entitled to receive pursuant to the Services Agreement less the 5.6 million Shares that have been issued to Aggia pursuant to the Services Agreement as of the Addendum Date. The Company will not issue Aggia in excess of 14.4 million Shares representing 49.9% of the number of issued and outstanding shares of common stock as of the effective date of the Services Agreement. The Shares shall be considered issued and outstanding as of the Addendum Date and Aggia shall hold all rights associated with such Shares. The Shares vest on a progressive schedule, at a rate equal to the net income of Sadot Agri-Foods, calculated quarterly divided by $3.125, which for accounting purposes shall equal 40% of the net income of Sadot Agri-Foods, calculated quarterly divided by $1.25. During the 30 day period after July 14, 2028 (the “Share Repurchase Date”), Aggia may purchase any Shares not vested. All Shares not vested or purchased by Aggia, shall be repurchased by the Company from Aggia at per share price of $0.001 per share. Further, the parties clarified that the Lock Up Agreement previously entered between the Company and Aggia dated November 16, 2022 shall be terminated on May 16, 2024 provided that any Shares that have not vested or been purchased by Aggia may not be transferred, offered, pledged, sold, subject to a contract to sell, granted any options for the sale of or otherwise disposed of, directly or indirectly. Following the Share Repurchase Date, in the event that there is net income for any fiscal quarter, then an amount equal to 40% of the net income shall accrue as debt payable by Sadot Agri-Foods to Aggia (the “Debt”), until such Debt has reached a maximum of $71.5 million.

Additionally, for the three months ended June 30, 2023, the Company reimbursed Aggia for all operating costs related to Sadot Agri-Foods operating expenses related to Sadot Agri-Foods including labor and operating expenses of $0.8 million and $0.2 million, respectively. For the six months ended June 30, 2023, the Company reimbursed Aggia for all operating costs related to Sadot Agri-Foods including labor, operating and general administrative expenses of $1.4 million, $0.3 million and $0.1 million, respectively.

Franchising

During the three and six months ended June 30, 2023, the Company entered into various Pokemoto franchise agreements for a total of 8 and 13, respectively, compared to 4 and 17 during the three and six months ended June 30, 2022, respectively. potentially new Pokemoto locations with various franchisees. The Franchisees paid the Company an aggregate of $0.1 million and $0.1 million for the three and six months ended June 30, 2023 and this has been recorded in deferred revenue as of June 30, 2023.

Master Franchise Agreement

On October 25, 2021, Muscle Maker Development International LLC (“MMDI”), a wholly-owned subsidiary of Muscle Maker Inc., entered into a Master Franchise Agreement (the “Master Franchise Agreement”) with Almatrouk Catering Company – OPC (“ACC”) providing ACC with the right to grant franchises for the development of 40 “Muscle Maker Grill” restaurants through December 31, 2030 (the “Term”) in the Kingdom of Saudi Arabia (“KSA”).

Under the Master Franchise Agreement, MMDI has granted to ACC an exclusive right to establish and operate Muscle Maker restaurants in the KSA. MMDI will not own or operate restaurants in KSA, grant franchises for the restaurants in KSA, or grant Master Franchise Rights for the restaurants to other persons within the KSA. ACC will be solely responsible for the development, sales, marketing, operations, distribution and training of all franchise locations sold in the KSA.

ACC is required to pay MMDI $0.2 million pursuant to the Master Franchise Agreement upon the occurrence of various events. ACC is required to pay MMDI $20.0 thousand upon the execution of each franchise agreement for each individual restaurant and a monthly royalty fee of $1.0 thousand for each restaurant. Further, ACC is to adhere to the agreed upon development schedule as outlined in the master franchise agreement. An initial $20.0 thousand deposit was paid on the agreement and no other amount is due at this time. ACC has not performed against this agreement.

Taxes

The Company failed in certain instances in paying past state and local sales taxes collected from customers in specific states that impose a tax on sales of the Company’s products during 2017 and 2018. As of the second quarter 2022, all past due tax on sales from 2017 and 2018 has been paid in full. The Company had accrued a sales tax liability for approximately $0.1 million and $44.6 thousand as of June 30, 2023, and December 31, 2022, respectively. All current state and local sales taxes from January 1, 2018, for open Company-owned locations have been fully paid and in a timely manner. The Company has completed all the payment plans with the various state or local entities for these past owed amounts.

F-26

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Litigations, Claims and Assessments

On April 24, 2022, the Company and a convertible note holder entered into an agreement in which the Company will repay a total of $0.1 million in connection with the default judgement issued on June 22, 2018, by the Iowa District Court for Polk County #CVCV056029, filed against the Company for failure to pay the remaining balance due on a promissory note in the amount of $0.1 million, together with interest, attorney fees and other costs of $0.2 million. The Company agreed to pay $40.0 thousand on or before May 1, 2022 and to make seven installment payments of $10.0 thousand per month starting on or before June 1, 2022. As of December 30, 2022, the Company had paid this note in full.

On or about March 7, 2019, the Company was listed as a defendant to a lawsuit filed by a contractor in the State of Texas in El Paso County #2019DCV0824. The contractor is claiming a breach of contract and is seeking $33.0 thousand in damages for services claimed to be rendered by the contractor. The Company accrued $30.0 thousand for the liability in accounts payable and accrued expenses as of June 30, 2023 and December 31, 2022.

On January 23, 2020, the Company was served a judgment issued by the Judicial Council of California in the amount of $0.1 million for a breach of a lease agreement in Chicago, Illinois, in connection with a Company-owned store that was closed in 2018. As of June 30, 2023 and December 31, 2022, the Company has accrued for the liability in accounts payable and accrued expenses.

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. In the opinion of management after consulting legal counsel, such matters are currently not expected to have a material impact on the Company’s financial statements.

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements after consulting legal counsel.

Employment Agreements

On November 16, 2022, , the Company entered into an Executive Employment Agreement with Michael Roper (the “Roper Agreement”), which replaced his prior employment agreement. Pursuant to the Roper Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company on an at-will-basis. During the term of the Roper Agreement, Mr. Roper is entitled to a base salary at the annualized rate of $0.4 million. Mr. Roper will be eligible for a discretionary performance bonus to be determined by the Board annually. Further, Mr. Roper will be entitled to an additional bonus of $0.1 million upon the Company obtaining approval of the Shareholder Matters and $25.0 thousand upon the Designated Directors representing a majority of the Board of Directors. If Mr. Roper is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Roper is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Roper will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 18 months following the second anniversary of the Roper Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Roper Agreement will automatically terminate and the prior employment agreement will again be in full effect.

On March 21, 2023, the Company entered into an Executive Employment Agreement with Jennifer Black (the “Black Agreement”), which replaced her prior employment agreement. Pursuant to the Black Agreement, Ms. Black will continue to be employed as Chief Financial Officer of the Company on an at-will-basis. During the term of the Black Agreement, Ms. Black is entitled to a base salary at the annualized rate of $0.2 million. Ms. Black will be eligible for a discretionary performance bonus up to 50% of her annual salary. Further, Ms. Black will be entitled to an additional bonus of $0.1 million upon the Company obtaining approval of the Shareholder Matters and $25.0 thousand upon the Designated Directors representing a majority of the Board of Directors. If Ms. Black is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Black is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Black will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Black Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Black Agreement will automatically terminate and the prior employment agreement will again be in full effect.

F-27

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kenneth Miller (the “Miller Agreement”), which replaced his prior employment agreement. Pursuant to the Miller Agreement, Mr. Miller will continue to be employed as Chief Operating Officer of the Company on an at-will-basis. During the term of the Miller Agreement, Mr. Miller is entitled to a base salary at the annualized rate of $0.3 million. Mr. Miller will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Miller will be entitled to an additional bonus of $25.0 thousand upon the Designated Directors representing a majority of the Board of Directors. If Mr. Miller is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Miller is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Miller will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 12 months following the second anniversary of the Miller Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Miller Agreement will automatically terminate and the prior employment agreement will again be in full effect.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kevin Mohan (the “Mohan Agreement”), which replaced his prior employment agreement. Pursuant to the Mohan Agreement, Mr. Mohan will continue to be employed as Chief Investment Officer of the Company on an at-will-basis. During the term of the Employment Agreement, Mr. Mohan is entitled to a base salary at the annualized rate of $0.2 million. Mr. Mohan will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Mohan will be entitled to an additional bonus of $0.1 million upon the Company obtaining approval of the Shareholder Matters and $25.0 thousand upon the Designated Directors representing a majority of the Board of Directors. If Mr. Mohan is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Mohan is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Mohan will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Mohan Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Mohan Agreement will automatically terminate and the prior employment agreement will again be in full effect.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Aimee Infante (the “Infante Agreement”), which replaced her prior employment agreement. Pursuant to the Infante Agreement, Ms. Infante will continue to be employed as Chief Marketing Officer of the Company on an at-will-basis. During the term of the Infante Agreement, Ms. Infante is entitled to a base salary at the annualized rate of $0.2 million. Ms. Infante will be eligible for a discretionary performance bonus up to 25% of her annual salary. Further, Ms. Infante will be entitled to an additional bonus of $25.0 thousand upon the Designated Directors representing a majority of the Board of Directors. If Ms. Infante is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Infante is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Infante will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Infante Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Infante Agreement will automatically terminate, and the prior employment agreement will again be in full effect.

F-28

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

16. Reportable Operating Segments

See Note 1 – Business organization and nature of operations for descriptions of our operating segments.

The following table sets forth the results of operations for the relevant segments for the three and six months ended June 30, 2023:

	For the Three Months Ended June 30, 2023
	Restaurant division	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Revenues:
Commodity sales	—	157,559	—	157,559
Company restaurant sales, net of discounts	2,487	—	—	2,487
Franchise royalties and fees	238	—	—	238
Franchise advertising fund contributions	20	—	—	20
Other revenues	13	—	—	13
Total revenues	2,758	157,559	—	160,317
Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	—	153,240	—	153,240
Labor	—	852	—	852
Other commodity operating expenses	—	485	—	485
Total commodity operating expenses	—	154,577	—	154,577
Restaurant operating expenses:
Food and beverage costs	867	—	—	867
Labor	956	—	—	956
Rent	290	—	—	290
Other restaurant operating expenses	551	—	—	551
Total restaurant operating expenses	2,664	—	—	2,664
Depreciation and amortization expenses	153	—	288	441
Franchise advertising fund expenses	20	—	—	20
Pre-opening expenses	—	—	—	—
Post-closing expenses	19	—	—	19
Stock-based consulting expenses	—	—	1,068	1,068
Sales, general and administrative expenses	88	301	1,499	1,888
Total costs and expenses	2,944	154,878	2,855	160,677
(Loss) / income from operations	(186)	2,681	(2,855)	(360)
Other Income / (Expense):
Other income	—	—	251	251
Interest expense, net	(1)	(20)	(1)	(22)
Change in fair value of accrued compensation	—	—	324	324
Total other income / (expense), net	(1)	(20)	574	553
(Loss) / Income Before Income Tax	(187)	2,661	(2,281)	193
Income tax	1	—	2	3
Net (loss) / income	(188)	2,661	(2,283)	190

F-29

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

	For the Six Months Ended June 30, 2023
	Restaurant division	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Revenues:
Commodity sales	—	367,925	—	367,925
Company restaurant sales, net of discounts	4,788	—	—	4,788
Franchise royalties and fees	522	—	—	522
Franchise advertising fund contributions	36	—	—	36
Other revenues	13	—	—	13
Total revenues	5,359	367,925	—	373,284
Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	—	358,295	—	358,295
Labor	—	1,472	—	1,472
Other commodity operating expenses	—	639	—	639
Total commodity operating expenses	—	360,406	—	360,406
Restaurant operating expenses:
Food and beverage costs	1,706	—	—	1,706
Labor	1,836	—	—	1,836
Rent	564	—	—	564
Other restaurant operating expenses	1,023	—	—	1,023
Total restaurant operating expenses	5,129	—	—	5,129
Depreciation and amortization expenses	469	—	605	1,074
Franchise advertising fund expenses	36	—	—	36
Pre-opening expenses	36	—	—	36
Post-closing expenses	112	—	1	113
Stock-based consulting expenses	—	—	4,427	4,427
Sales, general and administrative expenses	171	587	3,272	4,030
Total costs and expenses	5,953	360,993	8,305	375,251
(Loss) / income from operations	(594)	6,932	(8,305)	(1,967)
Other Income:
Other income	—	—	251	251
Interest income / (expense), net	2	(21)	—	(19)
Change in fair value of accrued compensation	—	—	865	865
Total other income, net	2	(21)	1,116	1,097
(Loss) / Income Before Income Tax	(592)	6,911	(7,189)	(870)
Income tax	2	—	4	6
Net (loss) / income	(594)	6,911	(7,193)	(876)

F-30

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The following table sets forth the results of operations for the relevant segments for the three and six months ended June 30, 2022:

	For the Three Months Ended June 30, 2022
	Restaurant division	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Revenues:
Company restaurant sales, net of discounts	2,751	—	—	2,751
Franchise royalties and fees	70	—	93	163
Franchise advertising fund contributions	—	—	16	16
Total revenues	2,821	—	109	2,930
Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	1,137	—	(20)	1,117
Labor	903	—	—	903
Rent	327	—	—	327
Other restaurant operating expenses	688	—	—	688
Total restaurant operating expenses	3,055	—	(20)	3,035
Depreciation and amortization expenses	124	—	365	489
Franchise advertising fund expenses	—	—	16	16
Sales, general and administrative expenses	30	—	1,097	1,127
Total costs and expenses	3,209	—	1,458	4,667
Loss from operations	(388)	—	(1,349)	(1,737)
Other Income / (Expense):
Other income / (expense)	10	—	(25)	(15)
Interest expense, net	(5)	—	(5)	(10)
Total other income / (expense), net	5	—	(30)	(25)
Loss Before Income Tax	(383)	—	(1,379)	(1,762)
Income tax	—	—	12	12
Net loss	(383)	—	(1,391)	(1,774)

F-31

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

	For the Six Months Ended June 30, 2022
	Restaurant division	Sadot agri-foods	Corporate adj.	Total segments
	$’000	$’000	$’000	$’000
Revenues:
Company restaurant sales, net of discounts	5,445	—	—	5,445
Franchise royalties and fees	132	—	239	371
Franchise advertising fund contributions	—	—	34	34
Total revenues	5,577	—	273	5,850
Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	2,145	—	(2)	2,143
Labor	1,976	—	—	1,976
Rent	667	—	—	667
Other restaurant operating expenses	1,338	—	—	1,338
Total restaurant operating expenses	6,126	—	(2)	6,124
Depreciation and amortization expenses	243	—	722	965
Franchise advertising fund expenses	—	—	34	34
Sales, general and administrative expenses	287	—	2,164	2,451
Total costs and expenses	6,656	—	2,918	9,574
Loss from operations	(1,079)	—	(2,645)	(3,724)
Other Income:
Other income / (expense)	12	—	(46)	(34)
Interest expense, net	(2)	—	(26)	(28)
Gain on debt extinguishment	140	—	—	140
Total other income, net	150	—	(72)	78
Loss Before Income Tax	(929)	—	(2,717)	(3,646)
Income tax	—	—	14	14
Net loss	(929)	—	(2,731)	(3,660)

With the creation of our Sadot Agri-Foods subsidiary in late 2022, we began to transform from a U.S.-centric restaurant business into a global, food-focused organization with two distinct segments. As a result, we have reevaluated and changed our operating segments early in 2023. Previously we split out Muscle Maker Grill, Pokemoto, and SuperFit Foods as their own restaurant operating segments. Since Sadot Agri-Foods’ operations is primarily in commodities trading and is such a large portion of the Company’s business, the Company segregated it into its own segment and combined all restaurant operations into a segment.

On June 22, 2023, the Company created the new subsidiary, Sadot Latam LLC, which has expanded its agri-commodity sourcing and trading operations into North, Central and South America, further diversifying the Company’s geographic reach beyond its existing operations in Europe, Asia, the Middle East and Africa. This new line of business is included within the Sadot Agri-Foods segment in the tables above.

The Company will continue to evaluate its operating segments and update as necessary.

F-32

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

17. Equity

Stock Option and Stock Issuance Plan

2021 Plan

The Company’s board of directors and shareholders approved and adopted on October 7, 2021 the 2021 Equity Incentive Plan (“2021 Plan”), effective on September 16, 2020 under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2021 Plan, the Company reserved 1.5 million shares of common stock for issuance. As of June 30, 2023, 0.7 million shares have been issued and 0.8 million options to purchase shares have been awarded under the 2021 Plan.

2023 Plan

The Company’s board of directors and shareholders approved and adopted on February 28, 2023 the 2023 Equity Incentive Plan (“2023 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock Units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2023 Plan, the Company reserved 2.5 million shares of common stock for issuance. As of June 30, 2023 0.2 million shares have been issued and 0.1 million option to purchase shares have been awarded under the 2023 Plan.

Common Stock Issuances

On January 6, 2022, the Company authorized the issuance of an aggregate of 39.6 thousand shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2022. The Company accrued for the liability as of June 30, 2022.

On January 18, 2022, the Company issued an aggregate of 30.0 thousand shares of common stock of the Company to a consultant that assisted with the acquisition of SuperFit Foods and Pokemoto, with an aggregate fair value amount of $15.6 thousand. The Company accrued for the liability as of June 30, 2022.

On March 31, 2022, the Company authorized the issuance of an aggregate of 0.1 million shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2022.

On April 4, 2022, the Company authorized the issuance of 20.0 thousand shares of common stock to a member of the executive team per the employment agreement. The stock was not fully earned until April 4, 2022.

On June 8, 2022, the Company authorized the issuance of 5.0 thousand shares of common stock to a contractor for work done at a Company owned location.

On June 30, 2022, the Company recognized 30.9 thousand shares of common stock for book purpose to reconcile the shares outstanding to the transfer agent report.

On July 14, 2022, the Company authorized the issuance of an aggregate of 0.1 million shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2022.

On October 12, 2022, the Company authorized the issuance of an aggregate of 0.1 million shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2022.

On November 29, 2022, the Company authorized the issuance of an aggregate of 0.4 million shares of common stock in connection with the exercise of pre-funded warrants.

F-33

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

On January 5, 2023, the Company authorized the issuance of an aggregate of 31.3 thousand shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2022.

On March 27, 2023, the Company authorized the issuance of 2.8 million shares of common stock to Aggia as consulting fees earned during the fourth quarter of 2022.

On May 25, 2023, the Company authorized the issuance of 2.7 million shares of common stock to Aggia as consulting fees earned during the first quarter of 2023.

Change in fair value of accrued compensation on the Unaudited Condensed Consolidated Statement of Operations is made up of the difference between the agreed upon issuance price, per the servicing agreement with Aggia and the market price on the day of issuance. For three and six months ended June 30, 2023, Change in fair value of accrued compensation was $0.3 million and $0.9 million, respectively.

Private Placements

On April 7, 2021, the Company entered into a Securities Purchase Agreement with an accredited investor (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) pursuant to which the investor agreed to purchase from the Company for an aggregate purchase price of approximately $10.0 million (i) 1.3 million shares of common stock of the Company (ii) a common stock purchase warrant to purchase up to 4.1 million shares of common stock (the “Common Warrant”) and (iii) a pre-funded common stock purchase warrant to purchase up to 2.9 million shares of common stock (the “pre-funded warrant”). Each share and accompanying common warrant is being sold together at a combined offering price of $2.43 per share and Common Warrant, and each pre-funded warrant and accompanying common warrant is being sold together at a combined offering price of $2.42 per pre-funded warrant and accompanying common warrant. The pre-funded warrant is immediately exercisable, at a nominal exercise price of $0.01 per share, and may be exercised at any time until the pre-funded warrant are fully exercised. The common warrant will have an exercise price of $2.43 per share, are immediately exercisable and will expire 5.5 years from the date of issuance. The Private Placement closed on April 9, 2021.

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties thereto. Pursuant to the Securities Purchase Agreement, the Company was required to register the resale of the shares and the shares issuable upon exercise of the common warrant and the pre-funded warrant. The Company prepared and filed a registration statement with the Securities and Exchange Commission within 30 days of the date of the Securities Purchase Agreement and to used commercially reasonable efforts to have the registration statement declared effective within 90 days of the closing of the Private Placement.

Pursuant to a placement agency agreement, dated April 6, 2021, between the Company and A.G.P./Alliance Global Partners (the “Placement Agent”) entered into in connection with the Private Offering, the Placement Agent acted as the sole placement agent for the Private Placement and the Company has paid customary placement fees to the Placement Agent, including a cash fee equal to 8.0% of the gross proceeds raised in the Private Placement and a common stock purchase warrant to purchase shares of common stock in an amount equal to 4.0% of the Shares and shares of common stock issuable upon exercise of the warrants sold in the Private Placement, the warrant has an exercise price of $2.916 per share and is exercisable commencing six months from the date of the pricing of the Private Placement for a period of five years after such date. Pursuant to the Placement Agency Agreement, the Company has also agreed to reimburse certain expenses of the placement agent incurred in connection with the Private Placement.

On November 17, 2021, the Company entered into a Securities Purchase Agreement with accredited investors (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) pursuant to which the investors (the “Purchasers”) agreed to purchase from the Company for an aggregate purchase price of approximately $15.0 million (i) 6.8 million shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “common stock”) (ii) a common stock purchase warrant to purchase up to 10.8 million shares of common stock (the “common warrant”) and (iii) a pre-funded common stock purchase warrant to purchase up to 4.1 million shares of common stock (the “pre-funded warrant”). Each share and accompanying common warrant were being sold together at a combined offering price of $1.385 per share and common warrant, and each pre-funded warrant and accompanying Common Warrant is being sold together at a combined offering price of $1.3849 per pre-funded warrant and accompanying common warrant. The pre-funded warrant is immediately exercisable, at a nominal exercise price of $0.0001 per share, and may be exercised at any time until the pre-funded warrant is fully exercised. The common warrant will have an exercise price of $1.385 per share, are immediately exercisable and will expire 5 years from the date of issuance. The Private Placement closed on November 22, 2021.

F-34

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties thereto. Pursuant to the Securities Purchase Agreement, the Company is required to register the resale of the shares and the shares issuable upon exercise of the common warrant and the pre-funded warrant. The Company was required to prepare and file a registration statement with the Securities and Exchange Commission within 30 days of the date of the Securities Purchase Agreement and used commercially reasonable efforts to have the registration statement declared effective within 90 days of the closing of the Private Placement.

Pursuant to a placement agency agreement, dated November 17, 2021, between the Company and A.G.P./Alliance Global Partners (the “Placement Agent”) entered into in connection with the Private Offering, the Placement Agent acted as the sole placement agent for the Private Placement and the Company has paid customary placement fees to the Placement Agent, including a cash fee equal to 8.0% of the gross proceeds raised in the Private Placement and a common stock purchase warrant to purchase shares of Common Stock in an amount equal to 4.0% of the Shares and shares of common stock issuable upon exercise of the warrants sold in the Private Placement, which warrant has an exercise price of $1.662 per share and is exercisable commencing six months from the date of the pricing of the Private Placement for a period of five years after such date. Pursuant to the Placement Agency Agreement, the Company has also agreed to reimburse certain expenses of the placement agent incurred in connection with the Private Placement. The warrants for the November 17, 2021, private placement for the Placement Agents were issued in the fourth quarter of 2022.

Restricted Stock Awards

Per Addendum 2, on July 14, 2023, the Company issued Restricted Share Awards (“RSA’s”) to Aggia. For further information see Note 19 – Subsequent events. These RSA are considered issued as of the effective date on April 1, 2023. Pursuant to the Services Agreement these RSA’s vest on a progressive schedule, at a rate equal to the Net Income of Sadot Agri-Foods, calculated quarterly divided by $3.125, which for accounting purposes shall equal 40% of the net income of Sadot Agri-Foods, calculated quarterly divided by $1.25. Shares shall be considered issued and outstanding as of the Addendum Date and Aggia shall hold rights associated with such Shares; provided, however, Shares not earned or purchased may not be transferred, offered, pledged, sold, subject to a contract to sell, granted any options for the sale of or otherwise disposed of, directly or indirectly.

F-35

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

At June 30, 2023, there was $8.0 million restricted stock awards outstanding. A summary of the activity related to the restricted stock awards, is presented below:

	Total RSA’s	Weighted-average grant date fair value
		$
Outstanding at December 31, 2022	—	—
Granted	8,855,452	1.25
Forfeited	—	—
Vested	(854,714)	1.25
Outstanding at June 30, 2023	8,000,738	1.25

See Note 15 – Commitments and contingencies for further details on Restricted Share Awards.

Warrant and Option Valuation

The Company has computed the fair value of warrants granted and options accrued for as accrued compensation expense using the Black-Scholes option pricing model. The expected term used for warrants and options issued to non-employees is the contractual life. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected term of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

Options

On February 27, 2023, the Company issued options to purchase an aggregate of 0.5 million shares of the Company’s common stock to officers and directors. The options had an exercise price of $1.51 per share and vest ratably over 20 quarters with the first vesting occurring June 30, 2023.

On March 15, 2023, the Company issued options to purchase 0.1 million shares of the Company’s common stock. The options had an exercise price of $1.51 per share and vest ratably over 20 quarters with the first vesting occurring June 30, 2023.

F-36

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

A summary of option activity is presented below:

	Weighted-average exercise price	Number of options	Weighted-average remaining life (in years)	Aggregate intrinsic value
	$			$’000
Outstanding, December 31, 2021	5.00	100,000	1.91	—
Granted	0.41	312,500	5.21	12
Exercised	—	—	N/A	—
Forfeited	—	—	N/A	—
Outstanding, June 30, 2022	1.52	412,500	4.29	—
Expected to vest, June 30, 2022	0.41	296,875	5.21	—
Exercisable and vested, June 30, 2022	4.38	115,625	1.93	—
Outstanding, December 31, 2022	1.52	412,500	3.53	156
Granted	1.51	600,000	5.92	—
Exercised	—	—	N/A	—
Forfeited	—	—	N/A	—
Outstanding, June 30, 2023	1.51	1,012,500	4.75	244
Expected to vest, June 30, 2023	1.17	776,857	5.30	195
Exercisable and vested, June 30, 2023	2.64	235,643	2.92	59

The Company has estimated the fair value of the options using the Black-Scholes model using the following assumptions:

Six Months Ended June 30, 2023
Risk free interest rate	3.54-4.93%
Expected term (years)	5.63
Expected volatility	53.99-69.02%
Expected dividends	—

Warrants

On January 3, 2022, the Company issued 1.2 million shares of common stock in connection with the cashless exercise of the pre-funded warrants. Pursuant to the terms of the pre-funded warrants a total of 1.2 million warrants were exercised.

On February 24, 2022, the Company issued 1.2 million shares of common stock in connection with the cashless exercise of the pre-funded warrants. Pursuant to the terms of the pre-funded warrants a total of 1.2 million warrants were exercised.

On November 29, 2022, the Company issued 0.4 million shares of common stock in connection with the exercising of pre-funded warrants for $44.

F-37

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

A summary of warrants activity during the six months ended June 30, 2023 and 2022 is presented below:

	Number of warrants	Weighted-average exercise price	Weighted-average remaining life (in years)
		$
Outstanding, December 31, 2021	20,284,016	1.66	3.99
Granted	—	—	N/A
Exercised	(2,410,110)	—	N/A
Forfeited	—	—	N/A
Outstanding, June 30, 2022	17,873,906	1.89	4.03
Exercisable, June 30, 2022	17,873,906	1.89	4.03
Outstanding, December 31, 2022	18,033,640	1.93	3.51
Granted	—	—	N/A
Exercised	—	—	N/A
Forfeited	—	—	N/A
Outstanding, June 30, 2023	18,033,640	1.93	3.01
Exercisable, June 30, 2023	18,033,640	1.93	3.01

Stock-Based Compensation Expense

Stock-based compensation related to restricted stock issued to employees, directors and consultants, warrants and warrants to consultants amounted to $1.1 million and $4.6 million for the three and six months ended June 30, 2023 respectively, of which $0.1 million and $0.1 million, respectively, was recorded in Sales, general and administrative expenses. Stock-based compensation related to restricted stock issued to employees, directors and consultants, warrants and warrants to consultants amounted to $44.9 thousand and $0.1 million, respectively, for the three and six months ended June 30, 2022 of which $44.9 thousand and $0.1 million was recorded in Sales, general and administrative expenses. There was $1.1 million and $4.4 million recorded in Stock-based consulting expense for the three and six months ended June 30, 2023. There were no expenses recorded in Stock-based consulting expense for the three and six months ended June 30, 2022.

F-38

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

18. Related Party Transactions

The Company held a Special Meeting on February 28, 2023. Of the 29.3 million shares of Common Stock outstanding on January 19, 2023, the record date, 17.2 million shares were represented at the Special Meeting, in person or by proxy, constituting a quorum. At the meeting, the shareholders approved (i) the Services Agreement whereby Sadot Agri-Foods engaged Aggia, to provide certain advisory services to Sadot Agri-Foods for managing Sadot Agri-Foods’ business of wholesaling food and engaging in the purchase and sale of physical food commodities (the “Sadot Agri-Foods Transaction”); (ii) an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock from 50.0 million to 150.0 million; (iii) for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the Shares pursuant to the Services Agreement entered between the Company, Sadot Agri-Foods and Aggia representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules; (iv) for purposes of complying with NASDAQ Listing Rule 5635(c), the issuance of up to 14.4 million Shares of Common Stock to Aggia pursuant to the Services Agreement and net income generated thresholds; (v) the right of Aggia to nominate up to eight directors to the Board of Directors subject to achieving net income thresholds as set forth in the Services Agreement; and (vi) the adoption of the 2023 Equity Incentive Plan.

In April of 2023, the Company recognized a related party relationship between newly appointed directors of the Company and Aggia. As of June 30, 2023, Aggia owned 24.7% of the Company’s commons stock.

During the three and six months ended June 30, 2023, the Company recorded Stock-based consulting expense of $1.1 million and $4.4 million to its related party, Aggia for consulting services rendered.

Additionally, for the three and six months ended June 30, 2023, the Company reimbursed Aggia for all operating costs related to Sadot Agri-Foods of $1.0 million and $1.8 million, respectively.

The Company will continue to monitor and evaluate its related party transactions to ensure that they are conducted in accordance with applicable laws and regulations and in the best interests of the Company and its shareholders.

F-39

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

19. Subsequent Events

Board Issued Stock

On July 11, 2023, the Company authorized the issuance of an aggregate of 32.9 thousand shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2023.

Aggia Deal

On July 14, 2023 with an effective date of April 1, 2023, the Company amended its current Services Agreement with AGGIA. The new addendum, among other features, modifies the formula by which the Company will issue shares of common stock earned by AGGIA for net income generated through the Company’s Sadot Agri-Foods division from 80% of net income to 40% of net income. The overall intended effect will be to reduce, by 50%, the quarterly non-cash expenses related to stock issuances to AGGIA, streamline the reporting processes and is expected to have a favorable impact the Company’s financial performance.

On October 19, 2022, the Company formed Sadot Agri-Foods. On November 14, 2022, the Company, Sadot Agri-Foods and Aggia entered into a Services Agreement (the “Services Agreement”) whereby Sadot Agri-Foods engaged Aggia to provide certain advisory services to Sadot Agri-Foods for creating, acquiring and managing Sadot Agri-Foods’ business of wholesaling food and engaging in the purchase and sale of physical food commodities. The closing date of the Services Agreement was November 16, 2022. The parties entered into Addendum 1 to the Services Agreement on November 17, 2022. Further, on July 14, 2023 (the “Addendum Date”), effective April 1, 2023, the parties entered into Addendum 2 to the Services Agreement (“Addendum 2”) pursuant to which the parties amended the compensation that Aggia is entitled.

Pursuant to Addendum 2, on the Addendum Date, the Company issued 8.9 million shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, which such Shares represent 14.4 million Shares that Aggia is entitled to receive pursuant to the Services Agreement less the 5.6 million Shares that have been issued to Aggia pursuant to the Services Agreement as of the Addendum Date. The Company will not issue Aggia in excess of 14.4 million Shares representing 49.9% of the number of issued and outstanding shares of common stock as of the effective date of the Services Agreement. The Shares shall be considered issued and outstanding as of the Addendum Date and Aggia shall hold all rights associated with such Shares. The Shares vest on a progressive schedule, at a rate equal to the net income of Sadot Agri-Foods, calculated quarterly divided by $3.125, which for accounting purposes shall equal 40% of the net income of Sadot Agri-Foods, calculated quarterly divided by $1.25. During the 30 day period after July 14, 2028 (the “Share Repurchase Date”), Aggia may purchase any Shares not vested. All Shares not vested or purchased by Aggia, shall be repurchased by the Company from Aggia at per share price of $0.001 per share. Further, the parties clarified that the Lock Up Agreement previously entered between the Company and Aggia dated November 16, 2022 shall be terminated on May 16, 2024 provided that any Shares that have not vested or been purchased by Aggia may not be transferred, offered, pledged, sold, subject to a contract to sell, granted any options for the sale of or otherwise disposed of, directly or indirectly. Following the Share Repurchase Date, in the event that there is net income for any fiscal quarter, then an amount equal to 40% of the net income shall accrue as debt payable by Sadot Agri-Foods to Aggia (the “Debt”), until such Debt has reached a maximum of $71.5 million.

Company Name Change

Effective July 27, 2023, the Company changed its name to Sadot Group Inc. The name change was made in accordance with Section 92A.180 of the Nevada Revised Statutes by merging a wholly-owned subsidiary of the Company with and into the Company, with the Company being the surviving corporation in the merger. The Company effectuated the merger by filing Articles of Merger with the Secretary of State of the State of Nevada. In connection with the merger, the Company amended Article I of its Articles of Incorporation to change the Company’s corporate name to Sadot Group Inc. With the exception of the name change, there were no other changes to the Company’s Articles of Incorporation.

Additionally, as of the opening of trading on July 27, 2023, the ticker symbol of the Company’s common stock on The Nasdaq Capital Market will be “SDOT” and the CUSIP number of the Company’s common stock (627333107) will remain unchanged. The Company’s name and ticker symbol change do not affect the rights of the Company’s security holders, creditors, customers or suppliers. Following the name change, any stock certificates that reflect the Company’s prior name, if any, will continue to be valid.

F-40

Muscle Maker, Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Warrant Exercise Agreement

On July 27, 2023 (the “Closing Date”), the Company entered into a Warrant Exercise Agreement (the “Exercise Agreement”) with Altium Growth Fund Ltd. (the “Exercising Holder”), the holder of outstanding warrants to purchase 2.2 million shares of common stock of the Company issued in November 2021 (collectively, the “Original Warrants”), whereby the Exercising Holder exercised the Original Warrants in consideration of 2.2 million shares of common stock (the “Shares”). The Company received aggregate gross proceeds before expenses of approximately $2.2 million. In order to induce the Exercising Holder to exercise the Original Warrants, the Company reduced the exercise price on the Original Warrants from $1.385 to $1.00 per share.

Additional Warrants Issued

In connection with the exercise of the Original Warrants, the Company issued an additional warrant to the Exercising Holder that is exercisable for the number of shares of common stock equal to one hundred percent of the Shares purchased by the Exercising Holder (the “Additional Warrant”). The Additional Warrant is substantially identical to the Original Warrants, except that the exercise price of the Additional Warrant is $2.40. The Company is obligated to file a registration statement covering the shares of common stock underlying the warrants within 30 days and to have the registration statement declared effective within 90 days after filing with the Commission.

Line of Credit

On August 1, 2023, the Company paid off its line of credit in the amount of $3.5 million.

Promissory Notes

On July 12, 2023, the Company issued a Convertible Promissory Note in the principal amount of $0.6 million in consideration of cash in the amount of $0.5 million. The Convertible Promissory Note was paid off in full on July 31, 2023.

On July 18, 2023, the Company issued a Convertible Promissory Note in the principal amount of $0.2 million in consideration of cash in the amount of $0.2 million. The Convertible Promissory Note was paid off in full on July 31, 2023.

On July 18, 2023, the Company issued a Convertible Promissory Note in the principal amount of $0.2 million in consideration of cash in the amount of $0.2 million. The Convertible Promissory Note was paid off in full on August 2, 2023.

Strategic Restructuring

On August 4, 2023 the Company announced its intention to strategically pivot towards the global food supply chain sector. The Company plans to reduce restaurant operating expenses by closing underperforming units while refranchising (selling) most of our remaining company-owned units. We will shift to a franchise, royalty-generating model focused on our successful Pokémoto concept.

F-41

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Muscle Maker, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Muscle Maker, Inc. and Subsidiaries (the “Company”) as of December 31, 2022 and 2021, and the consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kreit & Chiu CPA LLP

(formerly Paris, Kreit & Chiu CPA LLP)

We have served as Muscle Maker Inc.’s auditor since 2021.

New York, NY

March 21, 2023

F-42

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021

Assets
Current Assets:
Cash	$9,898,420	$15,766,703
Accounts receivable, net of allowance for doubtful accounts of $23,400 and $23,693 as of December 31, 2022 and December 31, 2021, respectively	134,914	155,167
Inventory	297,178	258,785
Current portion of loans receivable, net of allowance of $— and $71,184 at December 31, 2022 and 2021, respectively	—	—
Prepaid expenses and other current assets	317,439	1,789,328
Total Current Assets	10,647,951	17,969,983
Right to use assets	2,432,894	—
Property and equipment, net	1,894,962	2,280,267
Goodwill	2,626,399	2,626,399
Intangible assets, net	4,610,856	6,387,464
Deposit on farmland	4,914,191	—
Security deposits and other assets	102,273	167,770
Total Assets	$27,229,526	$29,431,883

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,953,269	$2,208,523
Accrued stock-based consulting expenses	3,601,987	—
Notes payable, current	222,356	347,510
Operating lease liability, current	560,444	—
Deferred revenue, current	95,392	49,728
Deferred rent, current	—	36,800
Other current liabilities	181,615	286,088
Total Current Liabilities	6,615,063	2,928,649
Notes payable, non-current	758,822	1,005,027
Operating lease liability, non-current	2,018,851	—
Deferred revenue, non-current	1,275,778	1,013,645
Deferred rent, non-current	—	91,295
Total Liabilities	10,668,514	5,038,616

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.0001 par value, 50,000,000 shares authorized, 29,287,212 and 26,110,268 shares issued and outstanding as of December 31, 2022, and December 31, 2021, respectively	2,929	2,611
Additional paid-in capital	95,913,147	95,760,493
Accumulated deficit	(79,355,064)	(71,369,837)
Total Stockholders’ Equity	16,561,012	24,393,267
Total Liabilities and Stockholders’ Equity	$27,229,526	$29,431,883

See Accompanying Notes to the Consolidated Financial Statements

F-43

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2022	2021
Revenues:
Commodity sales	$150,585,644	$—
Company restaurant sales, net of discounts	10,300,394	9,320,920
Franchise royalties and fees	726,854	778,181
Franchise advertising fund contributions	80,536	188,539
Other revenues	4,989	61,996
Total revenues	161,698,417	10,349,636

Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	145,671,454	—
Labor	346,750	—
Other commodity operating expenses	19,000	—
Total commodity operating expenses	146,037,204	—
Restaurant operating expenses:
Food and beverage costs	3,940,321	3,532,907
Labor	3,844,140	1,917,979
Rent	1,190,903	1,261,096
Other restaurant operating expenses	2,294,688	2,343,137
Total restaurant operating expenses	11,270,052	9,055,119
Impairment of intangible asset	347,110	1,139,908
Impairment of goodwill	—	86,348
Depreciation and amortization expenses	2,015,048	1,206,505
Franchise advertising fund expenses	80,536	188,539
Preopening expenses	116,728	31,829
Post-closing expenses	197,101	—
Stock-based consulting expenses	3,601,987	—
Sales, general and administrative expenses	6,149,801	8,088,682
Total costs and expenses	169,815,567	19,796,930
Loss from operations	(8,117,150)	(9,447,294)

Other Income:
Other income / (expense)	44,944	(9,097)
Interest expense, net	(6,730)	(69,514)
Change in fair value of accrued compensation	—	127,500
Gain on debt extinguishment	141,279	1,228,308
Total other income, net	179,493	1,277,197

Loss Before Income Tax	(7,937,657)	(8,170,097)
Income tax	24,771	6,033
Net loss	$(7,962,428)	$(8,176,130)

Net Loss Per Share:
Basic and Diluted	$(0.28)	$(0.50)

Weighted average Number of Common Shares Outstanding:
Basic and Diluted	$28,558,586	$16,467,393

See Accompanying Notes to the Consolidated Financial Statements

F-44

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance – December 31, 2020	11,725,764	$1,172	$68,987,663	$(63,193,707)	$5,795,128
Issuance of restricted stock	1,200	—	—	—	—
Common stock issued in connection of the acquisition of SuperFit Foods on March 25, 2021	268,240	27	624,973	—	625,000
Common stock, pre-funded warrants and warrants issued in private placement on April 7, 2021, net of fees $790,000	1,250,000	125	9,181,224	—	9,181,349
Common stock issued in connection of the acquisition of Pokemoto on May 14, 2021	880,282	88	1,249,912	—	1,250,000
Common stock, pre-funded warrants and warrants issued in private placement on November 22, 2021, net of fees $1,289,965	6,772,000	677	13,708,924	—	13,709,601
Restricted common stock issued as compensation to executives and employees	221,783	22	636,495	—	636,517
Common stock issued as compensation to board of directors	73,941	7	114,029	—	114,036
Common stock issued as compensation for services	852,500	86	1,326,941	—	1,327,027
Exercise of pre-funded warrants	4,075,337	408	28,365	—	28,773
Cancellation of share per agreement with shareholder	(11,879)	(1)	(99,999)	—	(100,000)
Common stock issued to investor	1,100	—	1,540	—	1,540
Amortization of restricted common stock	—	—	426	—	426
Net loss	—	—	—	(8,176,130)	(8,176,130)
Balance – December 31, 2021	26,110,268	$2,611	$95,760,493	$(71,369,837)	$24,393,267
Cumulative effect of change in accounting principal	—	—	—	(22,799)	(22,799)
Cash less exercise of pre-funded warrants	2,409,604	241	(241)	—	—
Common stock issued as compensation to board of directors	243,345	24	113,952	—	113,976
Common stock issued as compensation for services	35,000	7	17,545	—	17,552
Common stock issued as compensation for employment	20,000	2	10,798	—	10,800
Exercise of pre-funded warrants	438,085	44	—	—	44
Reconciliation for shares outstanding per transfer agent	30,910	—	—	—	—
Stock-based compensation – options	—	—	10,600	—	10,600
Net loss	—	—	—	(7,962,428)	(7,962,428)
Balance – December 31, 2022	29,287,212	$2,929	$95,913,147	$(79,355,064)	$16,561,012

See Accompanying Notes to the Consolidated Financial Statements

F-45

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2022	2021

Cash Flows from Operating Activities
Net loss	$(7,962,428)	$(8,176,130)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,015,048	1,206,505
Stock-based compensation	152,928	2,207,046
Gain on extinguishments of debt	(141,279)	(1,228,308)
Impairment of intangible asset	347,110	1,139,908
Impairment of goodwill	—	86,348
Stock-based consulting expenses	3,601,987	—
Change in fair value of compensation	—	(127,500)
Loss on disposal of assets	274,097	193,405
Bad debt expense	(47,555)	6,663
Changes in operating assets and liabilities:
Accounts receivable, net	(3,376)	(21,525)
Inventory	(38,393)	(125,461)
Prepaid expenses and other current assets	1,471,889	(1,748,425)
Security deposits and other assets	65,497	(274)
Accounts payable and accrued expenses	(132,985)	622,828
Deferred rent	(128,095)	(3,081)
Operating right of use asset and liability, net	123,602	—
Deferred revenue	307,797	(69,380)
Other current liabilities	(104,473)	(355,330)
Total adjustments	7,763,799	1,783,419
Net cash used in operating activities	(198,629)	(6,392,711)

Cash Flows from Investing Activities
Deposit on farmland	(4,914,191)	—
Purchases of property and equipment	(596,611)	(262,019)
Cash paid-in connection with the acquisition of SuperFit Foods	—	(500,000)
Cash paid-in connection with the acquisition of Pokemoto, net of cash acquired	—	(2,815,390)
Collections from loans receivable	71,184	1,600
Net cash used in investing activities	(5,439,618)	(3,575,809)

Cash Flows from Financing Activities
Proceeds from Private Placement Offering, net of underwriter’s discount and offering costs of $2,079,965	—	22,890,950
Proceeds from exercise of pre-funded warrants	44	28,773
Cash paid-in connection with cancellation of shares	—	(100,000)
Repayments of notes payables	(230,080)	(1,280,432)
Net cash (used in) / provided by financing activities	(230,036)	21,539,291

Net (Decrease) / Increase in Cash	(5,868,283)	11,570,771
Cash – beginning of period	15,766,703	4,195,932
Cash – end of period	$9,898,420	$15,766,703

See Accompanying Notes to the Consolidated Financial Statements

F-46

MUSCLE MAKER, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	For the Years Ended
	December 31,
	2022	2021

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$95,926	$80,697
Cash paid for taxes	$26,567	$—

Supplemental Disclosures of Non-Cash Investing and Financing Activities
Cash less exercise of pre-funded warrants	$241	$—

See Accompanying Notes to the Consolidated Financial Statements

F-47

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Muscle Maker, Inc. (“MMI”), a Nevada corporation was incorporated in Nevada on October 25, 2019. MMI was a wholly owned subsidiary of Muscle Maker, Inc (“MMI-Cal”), a California corporation incorporated on December 8, 2014, but the two merged on November 13, 2019, with MMI as the surviving entity. MMI wholly owns Muscle Maker Development, LLC (“MMD”), Muscle Maker Corp, LLC (“MMC”) and Muscle Maker USA, Inc (“Muscle USA”). MMD was formed on July 18, 2017, in the State of Nevada for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees. MMC was formed on July 18, 2017, in the State of Nevada for the purpose of developing new corporate stores and operating new and existing corporate stores of MMI. Muscle USA was formed on March 14, 2019, in the State of Texas for the purpose of opening additional new corporate stores. Muscle Maker Development International LLC, a directly wholly owned subsidiary of MMI, which was formed in Nevada on November 13, 2020, to franchise the Muscle Maker Grill name and business system to qualified franchisees internationally.

MMI is the owner of the trade name and service mark Muscle Maker Grill® and other trademarks and intellectual property we use in connection with the operation of Muscle Maker Grill® restaurants. We license the right to use the Muscle Maker Grill® trademark and intellectual property to our wholly-owned subsidiaries, MMD, MMC and Muscle USA, and to further sublicense them to our franchisees for use in connection with Muscle Maker Grill®.

Muscle Maker Grill is a fast-casual restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order lean, protein-based meals featuring chicken, seafood, pasta, hamburgers, wraps and flat breads. In addition, our restaurants feature freshly prepared entrée salads and an appealing selection of sides, protein shakes and fruit smoothies. Muscle Maker Grill operates in the fast-casual restaurant segment.

On March 25, 2021, MMI acquired the assets of SuperFit Foods, a subscription based fresh-prepared meal prep business located in Jacksonville, Florida. With this acquisition, we are also the owner of the trade name SuperFit Foods that we use in connection with the operations of SuperFit Foods. SuperFit Foods is differentiated from other meal prep services by allowing customers in the Jacksonville Florida market to order online via the Company’s website or mobile app and pick up their fully prepared meals from 34 Company-owned coolers located in gyms and wellness centers.

On May 14, 2021, MMI acquired PKM Stamford, LLC, Poke Co., LLC, LB Holdings LLC, TNB Holdings, LLC, Poke Co Holdings LLC, GLL Enterprises, LLC, and TNB Holdings II, LLC, each a Connecticut limited liability company (collectively, Pokemoto”), a healthier modern culinary twist on the traditional Hawaiian poke classic. Pokemoto had, at acquisition, 14 locations in four states – Connecticut, Rhode Island, Massachusetts, and Georgia and offers up chef-driven contemporary flavors with fresh delectable and healthy ingredients such as Atlantic salmon, sushi-grade tuna, fresh mango, roasted cashews and black caviar tobiko that appeals to foodies, health enthusiasts, and sushi-lovers everywhere. The colorful dishes and modern chic dining rooms provide an uplifting dining experience for guests of all ages. Customers can dine in-store or order online via third party delivery apps for contactless delivery. Pokemoto Orange Park FL LLC and Pokemoto Kansas LLC (included in “Pokemoto”) were formed in 2022 for the purposes of developing new corporate Pokemoto stores.

On October 19, 2022, MMI formed Sadot LLC, a Delaware limited liability company and a wholly owned subsidiary of MMI. Sadot is focused on international food commodity shipping, farming, sourcing and production of key ingredients such as soy meal, corn, wheat, food oils, etc. A typical shipment contains 25,000 to 75,000 metric tons of product, although some transactions can be smaller. Sadot was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the whole spectrum of the food chain.

MMI and its subsidiaries are hereinafter referred to as the “Company”.

As of December 31, 2022, MMI consisted of five operating segments:

●	Muscle Maker Grill Restaurant Division
●	Pokemoto Hawaiian Poke Restaurant Division
●	Non-Traditional (Hybrid) Division
●	SuperFit Foods Meal Prep Division
●	Sadot Division

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MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Non-Traditional (Hybrid) Division is a combination of the aforementioned brands and provides its own unique experience for the consumer. Non-Traditional (Hybrid) locations are designed for unique locations such as universities and military bases.

The Company operates under the name Muscle Maker Grill, Pokemoto, SuperFit Foods and Sadot and is a franchisor and owner operator of Muscle Maker Grill restaurants, Pokemoto restaurants, SuperFit Foods Meal Prep and Sadot. As of December 31, 2022, the Company’s restaurant and meal prep system included 19 Company-owned restaurants, 25 franchise restaurants and 34 SuperFit Foods pick up locations. As of December 31, 2022, the Company has franchise agreements for 46 Pokemoto franchises that have sold but have not opened.

Liquidity

Our primary source of liquidity is cash on hand. As of December 31, 2022, the Company had a cash balance, a working capital surplus and an accumulated deficit of $9,898,420, $4,032,888, and $79,355,064, respectively. During the year ended December 31, 2022, the Company incurred a Pre-tax net loss of $7,937,657 and Net cash used in operations of $198,629. The Company believes that our existing cash on hand and future cash flows from our franchise operations, will be sufficient to fund our operations, anticipated capital expenditures and repayment obligations over the next 12 months.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiaries and majority-owned subsidiary. Any intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain prior year balances have been reclassified in order to conform to current year presentation. These reclassifications have no effect on the previously reported results of operations or loss per share.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include:

●	the assessment of recoverability of long-lived assets, including property and equipment, goodwill and intangible assets;
●	the estimated useful lives of intangible and depreciable assets;
●	estimates and assumptions used to value warrants and options;
●	the recognition of revenue; and
●	the recognition, measurement and valuation of current and deferred income taxes.

F-49

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Estimates and assumptions are periodically reviewed, and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly-liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2022 or 2021.

Inventory

Inventories, which are stated at the lower of cost or net realizable value, consist primarily of perishable food items and supplies. Cost is determined using the first-in, first-out method.

Deposit on Farmland

Deposit on farmland consists of funds paid as a deposit with the intent to acquire farmland in Africa by our Sadot subsidiary. As of December 31, 2022, the Company recorded a deposit of $4,914,191. The Company has entered into a letter of intent with a deposit to purchase undeveloped farmland. The Company is still in final negotiations with the intent to finalize the agreement by the end of the second quarter of 2023.

Property and Equipment

Property and equipment are stated at cost less accumulated Depreciation and amortization expenses. Major improvements are capitalized, and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation and amortization expenses are calculated on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The estimated useful lives are as follows:

Furniture and equipment	3 – 7 years
Leasehold improvements	1 – 11 years

Intangible Assets

The Company accounts for recorded intangible assets in accordance with the Accounting Standards Codification (“ASC’) 350 “Intangibles – Goodwill and Other”. In accordance with ASC 350, the Company does not amortize intangible assets having indefinite useful lives. The Company’s trademark – Muscle Maker had an indefinite life as of December 31, 2021. The Company determined that as of January 1, 2022, – the trademark – Muscle Maker had a finite life of 3 years and will be amortizing the value over the new estimated life. The Company’s goodwill has an indefinite life and is not amortized, but are evaluated for impairment at least annually, or more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. ASC 350 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment). Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

The useful lives of the Company’s intangible assets are:

Franchisee agreements	13 years
Franchise license	10 years
Trademarks	3 – 5 years
Domain name, Customer list and Proprietary recipes	3 – 7 years
Non-compete agreements	2 – 3 years

F-50

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income.

Convertible Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board (“FASB”).

If the instrument is determined not to be a derivative liability, the Company then evaluates for the existence of a beneficial conversion feature by comparing the market price of the Company’s common stock as of the commitment date to the effective conversion price of the instrument.

As of December 31, 2022 and 2021, the Company deemed the conversion feature was not required to be bifurcated and recorded as a derivative liability.

Revenue Recognition

The Company’s revenues consist of Commodity sales, Restaurant sales, Franchise royalties and fees, Franchise advertising fund contributions, and Other revenues. The Company recognized revenues according to Topic 606 of FASB, “Revenue from Contracts with Customers”. Under the guidance, revenue is recognized in accordance with a five-step revenue model, as follows: (1) identifying the contract with the customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to the performance obligations; and (5) recognizing revenue when (or as) the entity satisfies a performance obligation. In applying this five-step model, we made significant judgments in identifying the promised goods or services in our contracts with franchisees that are distinct, and which represent separate performance obligations.

Commodity Sales

Commodity sale revenue is generated by our Sadot subsidiary and is recognized when the commodity is delivered as evidenced by the bill of lading and the invoice is prepared and submitted to the customer. During the year ended December 31, 2022, the Company recorded Commodity sales revenues of $150,585,644. The Company did not have any Commodity sales revenue during the year ended December 31, 2021.

Restaurant Sales

Retail store revenue at Company-operated restaurants is recognized when payment is tendered at the point of sale, net of sales tax, discounts and other sales related taxes. The Company recorded retail store revenues of $10,300,394 and $9,320,920 during the years ended December 31, 2022 and 2021, respectively.

The Company sells gift cards which do not have an expiration date, and it does not deduct dormancy fees from outstanding gift card balances. The Company recognizes revenues from gift cards as restaurant revenues once the Company performs its obligation to provide food and beverage to the customer simultaneously with the redemption of the gift card or through gift card breakage, as discussed in Other revenues below.

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MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Franchise Royalties and Fees

Franchise revenues consists of royalties, initial franchise fees and rebates. Royalties are based on a percentage of franchisee net sales revenue. The Company recognizes the royalties as the underlying sales occur. The Company recorded revenue from royalties of $485,316 and $434,849 during the years ended December 31, 2022 and 2021, respectively, which is included in Franchise royalties and fees on the accompanying Consolidated Statements of Operations.

The Company provides the franchisees with management expertise, training, pre-opening assistance, and restaurant operating assistance in exchange for the multi-unit development fees and initial franchise fees. The Company capitalizes these fees upon collection from the franchisee. These initial fees are then recognized as franchise fee revenue on a straight-line basis over the life of the related franchise agreements and any exercised renewal periods. Cash payments are due upon the execution of the related franchise agreement. The Company’s performance obligation with respect to franchise fee revenues consists of a license to utilize the Company’s brand for a specified period of time, which is satisfied equally over the life of each franchise agreement. If a franchise location closes or a franchise agreement is terminated for any reason, the unrecognized revenue will be recognized in full at that time. The Company recorded revenue from initial franchise fees of $117,205 and $263,215 during the years ended December 31, 2022 and 2021, respectively, which is included in Franchise royalties and fees on the accompanying Consolidated Statements of Operations.

The Company has supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to the Company based upon the dollar volume of purchases for all company-owned and franchised restaurants from these vendors. Rebates earned on purchases by franchise stores are recorded as revenue during the period in which the related food and beverage purchases are made. The Company recorded revenue from rebates of $124,333 and $80,117 during the years ended December 31, 2022 and 2021, respectively, which is included in Franchise royalties and fees on the accompanying Consolidated Statements of Operations. Rebates earned on purchases by Company-owned stores are recorded as a reduction of Food and beverage costs during the period in which the related food and beverage purchases are made.

Franchise Advertising Fund Contributions

Under the Company’s franchise agreements, the Company and its franchisees are required to contribute a certain percentage of revenues to a national advertising fund. The Company’s national advertising services are provided on a system-wide basis and therefore, not considered distinct performance obligations for individual franchisees. In accordance with Topic 606, the Company recognizes these sales-based advertising contributions from franchisees as franchise revenue when the underlying franchisee Company incurs the corresponding advertising expense. The Company records the related advertising expenses as incurred under Sales, general and administrative expenses. When an advertising contribution fund is over-spent at year-end, advertising expenses will be reported on the Consolidated Statement of Operations in an amount that is greater than the revenue recorded for advertising contributions. Conversely, when an advertising contribution fund is under-spent at a year-end, the Company will accrue advertising costs up to advertising contributions recorded in revenue. The Company recorded contributions from franchisees of $80,536 and $188,539, respectively, during the years ended December 31, 2022 and 2021, which are included in Franchise advertising fund contributions on the accompanying Consolidated Statements of Operations.

Other Revenues

Gift card breakage is recognized when the likelihood of a gift card being redeemed by the customer is remote and the Company determines there is not a legal obligation to remit the unredeemed gift card balance to the relevant jurisdiction. The determination of the gift card breakage rate is based upon the Company’s specific historical redemption patterns. Gift card liability is recorded in other current liabilities on the Consolidated Balance Sheets. The Company recorded $4,989 and $61,996 for gift card breakage for the years ended December 31, 2022 and 2021, respectively.

F-52

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred Revenue

Deferred revenue primarily includes initial franchise fees received by the Company, which are being amortized over the life of the Company’s franchise agreements. Deferred revenue is recognized in income over the life of the franchise agreements. If a franchise location closes or a franchise agreement is terminated for any reason, the remaining deferred revenue will be recognized in full at that time.

Stock-Based Consulting Expense

Stock-based consulting expense are related to consulting fees due to Aggia for Sadot operations. Based on the servicing agreement with Aggia, the consulting fees are calculated at approximately 80% of the Net Income generated by the Sadot business segment. For the year ended December 31, 2022, $3,601,987 is recorded as Stock-based consulting expense in the accompanying Consolidated Statements of Operations and a corresponding liability is recorded as Accrued stock-based consulting expense in the accompanying Consolidated Balance Sheets. This expense is expected to be paid in stock in 2023.

Advertising

Advertising costs are charged to expense as incurred. Advertising costs were $346,932 and $244,186 for the years ended December 31, 2022 and 2021, respectively. For the years ended December 31, 2022 and 2021, advertising cost of $168,574 and $137,054, respectively, are included in Sales, general and administrative expenses and $178,358 and $107,122, respectively, are included in Other restaurant operating expenses in the accompanying Consolidated Statements of Operations.

Net Loss per Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the exercise of warrants, options or the conversion of convertible notes payable.

The following securities are excluded from the calculation of weighted average diluted common shares at December 31, 2022 and 2021, respectively, because their inclusion would have been anti-dilutive:

	December 31,
	2022	2021
Warrants	18,033,640	20,284,016
Options	412,500	100,000
Convertible debt	23,559	32,350
Total potentially dilutive shares	18,469,699	20,416,366

Major Vendor

The Company engages various vendors to distribute food products to their Company-owned restaurants. Purchases from the Company’s largest supplier totaled 33% and 54% of the Company’s purchases for the years ended December 31, 2022 and 2021, respectively.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of the FASB Accounting ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”).

F-53

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities.

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying amounts of accrued liabilities approximate fair value due to the short-term nature of these instruments. The carrying amounts of our short–term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features such as concurrent issuance of common stock and warrants, are comparable to rates of returns for instruments of similar credit risk.

See Note 17 – Equity – Warrant and Options Valuation for details related to accrued compensation liability being fair valued using Level 1 inputs.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in the Company’s financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on the Company’s financial condition, results of operations or cash flows. The Company does not expect any significant changes in its unrecognized tax benefits within years of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as Sales, general and administrative expenses in the Consolidated Statements of Operations.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally recorded on the grant date and re-measured on financial reporting dates and vesting dates until the service period is complete. The fair value amount of the award is then recognized over the period services are required to be provided in exchange for the award, usually the vesting period.

F-54

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which requires companies to recognize lease liabilities and corresponding right-of-use leased assets on the Balance Sheets and to disclose key information about leasing arrangements. Qualitative and quantitative disclosures will be enhanced to better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU No. 2016-02 is effective for annual periods beginning after December 15, 2021, with early adoption permitted.

Additionally, in 2018 and 2019, the FASB issued the following Topic 842–related ASUs:

● ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842, which clarifies the applicability of Topic 842 to land easements and provides an optional transition practical expedient for existing land easements;

● ASU 2018-10, Codification Improvements to Topic 842, Leases, which makes certain technical corrections to Topic 842;

● ASU 2018-11, Leases (Topic 842): Targeted Improvements, which allows companies to adopt Topic 842 without revising comparative period reporting or disclosures and provides an optional practical expedient to lessors to not separate lease and non-lease components of a contract if certain criteria are met; and

● ASU 2019-01, Leases (Topic 842): Codification Improvements, which provides guidance for certain lessors on determining the fair value of an underlying asset in a lease and on the cash flow statement presentation of lease payments received; ASU No. 2019-01 also clarifies disclosures required in interim periods after adoption of ASU No. 2016-02 in the year of adoption.

The Company adopted Topic 842 as of January 1, 2022 and recognized a cumulative-effect adjustment to the opening balance of accumulated deficit of $15,010 as of the adoption date, and recognized an additional $7,789 during the second quarter of 2022, based on updated information on two of our leases, for an aggregate cumulative-effect adjustment to accumulated deficit of $22,799. See Note 11 – Leases for further details.

In October 2021, the FASB issued ASU 2021-08 Business Combinations (“Topic 805”): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The ASU requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, “Revenue from Contracts with Customers”, as if it had originated the contracts. Under the current business combinations guidance, such assets and liabilities were recognized by the acquirer at fair value on the acquisition date. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The adoption of this guidance did not have a material impact on the Company’s Consolidated Financial Statements and related disclosures.

Subsequent Events

The Company evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation and transactions, the Company did not identify any subsequent events that would have required adjustment or disclosure in the Financial Statements, except as disclosed in Note 18 – Subsequent Events.

NOTE 3 – LOANS RECEIVABLE

The Company had no loan receivable balance at December 31, 2022 and 2021. Loans receivable includes loans to franchisees totaling, in the aggregate, net of reserves for uncollectible loans. There were no reserves for uncollectible loans at December 31, 2022 and $71,184 at December 31, 2021. Loans receivable was paid in full during the third quarter of 2022 and the corresponding reserve for loan loss was reversed.

NOTE 4 – PREPAID EXENSES AND OTHER CURRENT ASSETS

At December 31, 2022 and 2021, the Company’s prepaid expenses and other current assets consists of the following:

	December 31,	December 31,
	2022	2021
Prepaid expenses	$89,197	$83,975
Preopening expenses	—	602
Other receivables	228,242	1,704,751
Prepaid and Other Current Assets	$317,439	$1,789,328

F-55

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Included in prepaid and other current assets is a receivable of $228,242 and $1,704,751 for the years ended December 31, 2022 and 2021, respectively. The receivable reduced Labor expense for 2021 is included in Restaurant operating expenses, related to the employee retention tax credits receivable from the Internal Revenue Services (“IRS”) that was made available to companies effected by COVID-19. The Company started to early access the credit in the fourth quarter of 2021 as allowed by the IRS.

NOTE 5 – DEPOSIT ON FARMLAND

At December 31, 2022, the Company’s deposit on farmland balance was $4,914,191. Deposit on farmland consists of funds paid as a deposit with the intent to acquire farmland in Africa by our Sadot subsidiary. The Company has entered into a letter of intent with a deposit to purchase undeveloped farmland. The Company is still in final negotiations with the intent to finalize the agreement by the end of the second quarter of 2023.

NOTE 6 – PROPERTY AND EQUIPMENT, NET

As of December 31, 2022, and 2021, Property and equipment consist of the following:

	December 31,	December 31,
	2022	2021

Furniture and equipment	$1,266,008	$1,397,098
Vehicles	55,000	55,000
Leasehold improvements	2,061,888	1,981,019
Construction in process	5,000	—
Property and equipment, gross	3,387,896	3,433,117
Less: accumulated depreciation	(1,492,934)	(1,152,850)
Property and equipment, net	$1,894,962	$2,280,267

Depreciation expense amounted to $585,550 and $565,599 for the years ended December 31, 2022 and 2021, respectively. During the years ended December 31, 2022 and 2021, the Company wrote off Property and equipment with an original cost value of $519,563 and $347,658, respectively, related to closed locations and future locations that were terminated due to the economic environment as a result of COVID-19 and increased Labor and Food cost and recorded a loss on disposal of $274,098 and $193,405, respectively, after accumulated depreciation of $245,465 and $154,253, respectively, in the Consolidated Statement of Operations.

NOTE 7 – GOODWILL AND OTHER INTANGIBLE ASSETS, NET

The Company’s intangible assets include trademarks, franchisee agreements, franchise license, domain names, customer list, proprietary recipes and non-compete agreements. The Company’s trademark – Muscle Maker had an indefinite life as of December 31, 2021. The Company determined that as of January 1, 2022, the trademark – Muscle Maker had a finite life of 3 years and will be amortizing the value over the new estimate life. The other intangible assets are amortized over useful lives ranging from 2 to 13 years.

F-56

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the intangible assets is presented below:

Intangible Assets	Intangible assets, net at December 31, 2022	Acquisitions	Impairment of intangible assets	Amortization expense	Intangible assets, net at December 31, 2021	Acquisitions	Impairment of intangible assets	Amortization expense	Intangible assets, net at December 31, 2020
Trademark Muscle Maker Grill	$669,992	$—	$(347,110)	$(508,551)	$1,525,653	$—	$(998,347)	$—	$2,524,000
Franchise Agreements	135,659	—	—	(26,780)	162,439	—	(141,561)	(50,278)	354,278
Trademark SuperFit	29,080	—	—	(8,995)	38,075	45,000	—	(6,925)	—
Domain Name SuperFit	80,778	—	—	(24,986)	105,764	125,000	—	(19,236)	—
Customer List SuperFit	90,470	—	—	(27,985)	118,455	140,000	—	(21,545)	—
Proprietary Recipes SuperFit	103,396	—	—	(31,982)	135,378	160,000	—	(24,622)	—
Non-Compete Agreement SuperFit	106,751	—	—	(86,588)	193,339	260,000	—	(66,661)	—
Trademark Pokemoto	117,881	—	—	(34,981)	152,862	175,000	—	(22,138)	—
Franchisee License Pokemoto	2,322,125	—	—	(277,348)	2,599,473	2,775,000	—	(175,527)	—
Proprietary Recipes Pokemoto	866,614	—	—	(161,302)	1,027,916	1,130,000	—	(102,084)	—
Non-Compete Agreement Pokemoto	88,110	—	—	(240,000)	328,110	480,000	—	(151,890)	—

	$4,610,856	$—	$(347,110)	$(1,429,498)	$6,387,464	$5,290,000	$(1,139,908)	$(640,906)	$2,878,278

Amortization expense related to intangible assets was $1,429,498 and $640,906 for the years ended December 31, 2022 and 2021, respectively.

The estimated future amortization expense is as follows:

For the year ended December 31,	2023	2024	2025	2026	2027	Thereafter	Total
Trademark Muscle Maker Grill	$334,997	$334,996	$—	$—	$—	$—	$669,992
Franchise Agreements	26,780	26,853	26,780	26,780	26,780	1,686	135,659
Trademark SuperFit	8,995	9,020	8,995	2,070	—	—	29,080
Domain Name SuperFit	24,986	25,055	24,986	5,751	—	—	80,778
Customer List SuperFit	27,985	28,061	27,985	6,439	—	—	90,470
Proprietary Recipes SuperFit	31,982	32,071	31,982	7,361	—	—	103,396
Non-Compete Agreement SuperFit	86,588	20,163	—	—	—	—	106,751
Trademark Pokemoto	34,981	35,077	34,981	12,842	—	—	117,881
Franchisee License Pokemoto	277,348	278,108	277,348	277,348	277,348	934,625	2,322,125
Proprietary Recipes Pokemoto	161,303	161,744	161,303	161,303	161,303	59,658	866,614
Non-Compete Agreement Pokemoto	88,110	—	—	—	—	—	88,110

Total	$1,104,055	$1,124,702	$594,359	$499,893	$465,430	$995,972	$4,610,856

The Company sustained operating and cash flow losses from inception which formed a basis for performing an impairment test of its Intangible Assets. The Company performed a recoverability test on the Company’s intangible assets based on its projected future undiscounted cash flows. As a result of a failed recoverability test the Company proceeded to measure the fair value of those assets based on the future discounted cash flows and recorded an impairment charge in the aggregate amount of $347,110 and $1,139,908 during the years ended December 31, 2022 and 2021, respectively. The key assumptions used in the estimates of projected cash flows utilized in both the test and measurement steps of the impairment analysis were projected revenues and royalty payments. These forecasts were based on actual revenues and take into account recent developments as well as the Company’s plans and intentions.

F-57

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the goodwill assets is presented below:

Goodwill	Muscle Maker Grill	Pokemoto	SuperFit Food	Total
Goodwill, net at January 1, 2021	$656,348	$—	$—	$656,348
Acquisitions	—	1,798,399	258,000	2,056,399
Impairment of goodwill	(86,348)	—	—	(86,348)
Goodwill, net at December 31, 2021	$570,000	$1,798,399	$258,000	$2,626,399
Acquisitions	—	—	—	—
Impairment of goodwill	—	—	—	—
Goodwill, net at December 31, 2022	$570,000	$1,798,399	$258,000	$2,626,399

During the years ended December 31, 2022 and 2021, the Company performed a quantitative goodwill assessment and determined the fair value of Muscle Maker Grill restaurant using a discounted cash flow model. The discounted cash flow model relied on making assumptions, such as the extent of the economic downturn related to the COVID-19 pandemic, the expected timing of recovery, and the expected growth in profitability and discount rate, which we believed were appropriate. The results of our 2021 goodwill impairment test indicated that the estimated carrying value of Muscle Maker Grill exceeded its fair value amount. As a result, we recorded a goodwill impairment charge of $86,348 during the year ended December 31, 2021. No impairment charge was recorded during the year ended December 31, 2022.

NOTE 8 – ACCOUNTS PAYABLES AND ACCRUED EXPENSES

Accounts payables and accrued expenses consist of the following:

	December 31,	December 31,
	2022	2021
Accounts payable	$1,085,143	$911,415
Accrued payroll and bonuses	551,129	758,732
Accrued expenses	87,382	226,954
Accrued professional fees	185,000	185,872
Sales taxes payable (1)	44,615	125,550
	$1,953,269	$2,208,523

(1)	See Note 15 – Commitments and Contingencies – Taxes for details related to delinquent sales taxes in 2021.

NOTE 9 –ACCRUED STOCK-BASED CONSULTING EXPENSES

At December 31, 2022, Accrued stock-based consulting expenses was $3,601,987. Accrued stock-based consulting expenses are related to consulting fees due to Aggia for Sadot operations. Based on the servicing agreement with Aggia, the consulting fees are calculated at approximately 80% of the Net income generated by the Sadot business segment. For the year ended December 31, 2022, $3,601,987 is also recorded as Stock-based consulting expense in the accompanying Consolidated Statements of Operations. The Stock-based consulting expense is expected to be paid in stock in 2023.

F-58

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 –NOTES PAYABLE

Convertible Notes Payable

On April 6, 2018, the Company issued a $475,000 convertible promissory note (the “2018 ARH Note”) to the Former Parent for services rendered and expense paid on behalf of the Company. The 2018 ARH Note has no stated interest rate or maturity date and is convertible into shares of the Company’s common stock at a conversion price of $3.50 per share at a time to be determined by the lender.

On April 11, 2018, the Former Parent elected to partially convert the 2018 ARH Note for the principal of $392,542 into 112,154 shares of the Company’s common stock.

The Company had an aggregate gross amount of $82,458, as of December 31, 2022 and 2021, respectively, included in notes payable.

As of December 31, 2021, the Company had another convertible note payable in the amount of $100,000, which is included within notes payable. This note was paid in full as of December 31, 2022. See Note 15 – Commitments and Contingencies – Litigation, Claims and Assessments for details related to the convertible note payable.

Other Notes Payable

On October 10, 2019, the Company issued a note payable in connection with the acquisition of the franchisee location in the amount of $300,000. The note has a stated interest rate of 8% with monthly payments payable over 5 years.

On May 9, 2020, the Company entered into a Paycheck Protection Program Promissory Note and Agreement with Greater Nevada Credit Union, pursuant to which the Company received loan proceeds of $866,300 (the “PPP Loan”). The PPP Loan was made under, and is subject to the terms and conditions of, the PPP which was established under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act and is administered by the U.S. Small Business Administration.

On June 21, 2021, the U.S. Small Business Administration (the “SBA”) forgave the Company’s first PPP loan entered into on May 9, 2020. The aggregate amount forgiven is $875,974, consisting of $866,300 in principal and $9,674 in interest expenses during the year ended December 31, 2021. The forgiven amount was accounted for as a Gain on debt extinguishment and was recorded in our Consolidated Statements of Operations.

During the year ended December 31, 2021, as part of the Pokemoto acquisition, the Company acquired $1,171,400 loans issued by the Small Business Administration under its Economic Injury Disaster Loans (“EIDL”). The Company repaid all the loans in full during the year ended December 31, 2021.

During the year ended December 31, 2021, as part of the Pokemoto acquisition the Company acquired $291,053 in paycheck protection loans second draw (the “PPP 2 Loan”). The SBA forgave $151,176 in principal and $1,589 in interest expense during the year ended December 31, 2021. The SBA forgave $139,877 in principal and $1,402 in interest expense during the year ended December 31, 2022. The forgiven amount was accounted for as a Gain on debt extinguishment and was recorded in our Consolidated Statements of Operations.

During the years ended December 31, 2022 and 2021, the Company repaid a total amount of $130,080 and $1,280,432, respectively, of the other notes payables.

As of December 31, 2022, the Company had an aggregate amount of $898,721 in other notes payable. The notes had interest rates ranging between 3.75% - 8% per annum, due on various dates through May 2026.

F-59

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The maturities of notes payable as of December 31, 2022, are as follows:

Principal
Repayments due as of	Amount
12/31/2023	$222,356
12/31/2024	137,159
12/31/2025	79,315
12/31/2026	542,348
$981,178

NOTE 11 – LEASES

The Company adopted Topic 842 as of January 1, 2022. The Company’s leases consist of restaurant locations. We determine if a contract contains a lease at inception. The lease generally has remaining terms of 1-10 years and most lease included the option to extend the lease for an additional 5-year period.

The total lease cost associated with right of use assets and operating lease liabilities for the year ended December 31, 2022, was $945,133 and has been recorded in the Consolidated Statement of Operations as Rent expense within Restaurant operating expenses.

As of December 31, 2022, assets and liabilities related to the Company’s leases were as follows:

December 31,
2022
Assets
Right to use asset	$2,432,894

Liabilities
Operating leases – current	$560,444
Operating leases – non-current	2,018,851
Total lease liabilities	$2,579,295

As of December 31, 2022, the Company’s lease liabilities mature as follows:

Operating Leases
Fiscal Year:
2023	$833,562
2024	769,663
2025	621,298
2026	413,364
2027	248,123
Thereafter	567,519
Total lease payments	$3,453,529
Less imputed interest	(874,234)
Present value of lease liabilities	$2,579,295

F-60

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s lease term and discount rates were as follows:

December 31,
2022
Weighted-average remaining lease term (in years)
Operating leases	4.92
Weighted-average discount rate
Operating leases	12%

NOTE 12 – DEFERRED REVENUE

At December 31, 2022 and 2021, deferred revenue consists of the following:

	December 31,	December 31,
	2022	2021
Deferred revenues, net	$1,371,170	$1,063,373
Less: deferred revenue, current	(95,392)	(49,728)
Deferred revenues, non-current	$1,275,778	$1,013,645

Deferred revenue of $91,881 at December 31, 2021, was recognized in revenue in 2022 within Franchise royalties and fees on the Consolidated Statement of Operations. Deferred revenue of $95,392 at December 31, 2022, is expected to be recognized during 2023.

NOTE 13 – OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	December 31,	December 31,
	2022	2021
Gift card liability	$25,432	$27,633
Co-op advertising fund liability	77,811	126,564
Marketing development brand liability	35,424	14,330
Advertising fund liability	42,948	117,561
	$181,615	$286,088

See Note 2 – Significant Accounting Policies – Revenue Recognition for details related to the gift card liability and advertising fund liability.

F-61

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – INCOME TAXES

The tax effects of temporary differences that give rise to deferred tax assets and liabilities as of December 31, 2022 and 2021 are presented below:

	For the Years Ended
	December 31,
	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$10,614,916	$10,345,422
Receivable allowance	5,057	18,885
Stock-based compensation	14,825	—
Intangible assets	313,546	662,357
Property and equipment	—	—
Deferred rent	—	12,935
Other carryforwards	279	—
Deferred revenues	204,473	177,191
Leases	31,638	—
Gross deferred tax asset	11,184,734	11,216,790

Deferred tax liabilities:
Property and equipment	(159,762)	(447,944)
Gross deferred tax liabilities	(159,762)	(447,944)

Net deferred tax assets	11,024,972	10,768,846

Valuation allowance	(11,024,972)	(10,768,846)

Net deferred tax asset, net of valuation allowance	$—	$—

The income tax expense for the periods shown consist of the following:

	For the Years Ended
	December 31,
	2022	2021
Federal:
Current	$—	$—
Deferred	—	—
State and local:
Current	24,771	6,033
Deferred	—	—
	24,771	6,033
Change in valuation allowance	—	—

Income tax expense	$24,771	$6,033

F-62

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the periods shown, are as follows:

	For the Years Ended
	December 31,
	2022	2021

Federal income tax benefit at statutory rate	21.0%	21.0%
State income tax benefit, net of federal impact	(0.5)%	7.0%
Permanent differences	(0.1)%	(0.0)%
PPP loan forgiveness	0.4%	—
Return to provision adjustments	3.3%	—
Deferred tax asset true up- State	(14.5)%	—
Deferred tax asset true up- Federal	(6.8)%	—
Other	—	(1.7)%
Change in valuation allowance	(3.3)%	(26.3)%

Effective income tax rate	(0.5)%	0.0%

The Company has filing obligations in what it considers its U.S. major tax jurisdictions as follows: Nevada, California, Connecticut, Florida, New Jersey, Texas, Virginia, New York State and New York City. The earliest year that the Company is subject to examination is the year ended December 31, 2015.

The Company has approximately $63.2 million of Federal and State Net operating loss (“NOLs”) available to offset future taxable income. The net operating loss carryforwards generated prior to 2018, if not utilized, will expire from 2035 to 2037 for federal and state purposes.

As of December 31, 2022 and 2021, the Company has determined that it is more likely than not that the Company will not recognize the future tax benefit of the loss carryforwards and has recognized a valuation allowance of $11,024,972 and $10,768,846, respectively. The valuation allowance increased by approximately $256,126.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more “5 percent stockholders” increase their ownership, in the aggregate, by more than 50 percentage points over a 36-month time period testing period or beginning the day after the most recent ownership change, if shorter.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Election of Directors

On October 7, 2021, the Company held its annual shareholders meeting, and the shareholders voted on the directors to serve on the Company’s board of directors. The shareholders elected Kevin Mohan, Stephan Spanos, A.B. Southall III, Paul L. Menchik, Jeff Carl, Major General (ret) Malcolm Frost and Phillip Balatsos to serve on the Company’s board of directors.

On December 22, 2022, the Company held its annual shareholders meeting, and the shareholders voted on the directors to serve on the Company’s board of directors. The shareholders elected Kevin Mohan, Stephan Spanos, A.B. Southall III, Paul L. Menchik, Jeff Carl, Major General (ret) Malcolm Frost and Phillip Balatsos to serve on the Company’s board of directors.

On December 27, 2022, the Board appointed Benjamin Petel to the Board of Directors.

F-63

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Consulting Agreements

On February 7, 2021, the Company entered into a Consulting Agreement with consultants as a strategy business consultant to provide the Company with business and marketing advice as needed. The term of the agreement is for five months from the effective date on February 7, 2021. Pursuant to the terms of the agreement the Company agreed to pay the consultant a total of 100,000 shares of the Company’s common stock. The Company issued 60,000 shares of common stock upon the effective date of the agreement with the remaining 40,000 to be issued upon the successful completion of the agreement. As of December 31, 2021, the Company issued the remaining 40,000 shares of common with a grant date fair value of $42,400 pursuant to the terms of the agreement.

On March 8, 2021, the Company entered into a Consulting Agreement with consultants as a strategy business consultant to provide the Company with financial and business advice. The term of the agreement was for five months from the effective date on March 8, 2021. Pursuant to the terms of the agreement the Company agreed to pay the consultant a total of 100,000 shares of the Company’s common stock. The Company issued 70,000 shares of common stock upon the effective date of the agreement with the remaining 30,000 to be issued upon the successful completion of the agreement. As of December 31, 2022, the Company issued the remaining 30,000 shares of common with a grant date fair value of $31,800 pursuant to the terms of the agreement.

On March 22, 2021, the Company entered into a Consulting Agreement with consultants with experience in the area of investor relations and capital introductions. The term of the agreement is for six months from the effective date on March 22, 2021. Pursuant to the terms of the agreement the Company paid $250,000 in cash and issued 150,000 shares of the Company’s common stock.

On November 14, 2022 (the “Effective Date”), the Company, Sadot and Aggia LLC FC, a company formed under the laws of United Arab Emirates (“Aggia”) entered into a Services Agreement (the “Services Agreement”) whereby Sadot engaged Aggia to provide certain advisory services to Sadot for creating, acquiring and managing Sadot’s business of wholesaling food and engaging in the purchase and sale of physical food commodities.

As consideration for Aggia providing the services to Sadot, the Company agreed to issue shares of common stock of the Company, par value $0.0001 per share, to Aggia subject to Sadot generating net income measured on a quarterly basis at per share price of $1.5625, subject to equitable adjustments for any combinations or splits of the common stock occurring following the Effective Date. Upon Sadot generating net income for any fiscal quarter, the Company shall issue Aggia a number of shares of common stock equal to the net income for such fiscal quarter divided by the per share price (the “Shares”). The Company may only issue authorized, unreserved shares of common stock. The Company will not issue Aggia in excess of 14,424,275 shares representing 49.999% of the number of issued and outstanding shares of common stock as of the Effective Date. Further, once Aggia has been issued a number of shares constituting 19.99% of the issued and outstanding shares of common stock of the Company, no additional shares shall be issued to Aggia unless and until this transaction has been approved by the shareholders of the Company. In the event that the shares cap has been reached, then the remaining portion of the net income, if any, not issued as shares shall accrue as debt payable by Sadot to Aggia until such debt has reached a maximum of $71,520,462. The Company will prepare the shares earned calculation after the annual audit or quarter review is completed by the auditors. The shares will be issued within 10 days of the final calculation.

Board Compensation

For the year ended December 31, 2021, through the third quarter of 2022 the board members were eligible for cash compensation of $12,000 per year to be paid quarterly within 30 days of the close of each quarter. On November 11, 2022, the board of directors approved a new board compensation plan that would increase the cash compensation to $22,000 to be paid quarterly within 30 days of the close of each quarter, which was retroactively applied for the full fourth quarter of 2022.

In addition, on an ongoing basis pursuant to the approved board compensation plan each director will receive $8,000 in value of common stock per year for service as director, $6,000 in value of shares of common stock per year for service on each committee and $4,000 in value of shares of common stock per year for service as chair for such committee. The number of shares to be issued would be based upon the closing price of the last trading date of each calendar quarter. The shares of common stock for committee service will be limited to two committees.

On February 3, 2021, the Company issued an aggregate of 16,126 shares of common stock of the Company to the members of the board of directors as compensation earned through the end of the fourth quarter of 2020.

F-64

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 31, 2021, the Company authorized the issuance of an aggregate of 12,711 shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2021.

On August 24, 2021, the Company authorized the issuance of an aggregate of 20,829 shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2021.

On October 21, 2021, the Company authorized the issuance of an aggregate of 24,275 shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2021.

On January 6, 2022, the Company authorized the issuance of an aggregate of 39,573 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2021. The Company accrued for the liability as of December 31, 2021.

On March 31, 2022, the Company authorized the issuance of an aggregate of 53,961 shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2022.

On July 14, 2022, the Company authorized the issuance of an aggregate of 74,019 shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2022.

On October 12, 2022, the Company authorized the issuance of an aggregate of 75,792 shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2022.

As of December 31, 2022, the Company accrued a total of $28,487 related to board compensation for stock issuance and $33,000 for their portion of cash compensation earned during the fourth quarter of 2022.

Franchising

During the years ended December 31, 2022 and 2021, the Company entered into various Pokemoto franchise agreements for a total of 30 and 17, respectively, potentially new Pokemoto locations with various franchisees. The Franchisees paid the Company an aggregate of $425,222 and $217,500 and this has been recorded in deferred revenue as of December 31, 2022 and 2021, respectively.

Master Franchise Agreement

On October 25, 2021, Muscle Maker Development International LLC (“MMDI”), a wholly-owned subsidiary of Muscle Maker Inc., entered into a Master Franchise Agreement (the “Master Franchise Agreement”) with Almatrouk Catering Company – OPC (“ACC”) providing ACC with the right to grant franchises for the development of 40 “Muscle Maker Grill” restaurants through December 31, 2030 (the “Term”) in the Kingdom of Saudi Arabia (“KSA”).

Under the Master Franchise Agreement, MMDI has granted to ACC an exclusive right to establish and operate Muscle Maker restaurants in the KSA. MMDI will not own or operate restaurants in KSA, grant franchises for the restaurants in KSA, or grant Master Franchise Rights for the restaurants to other persons within the KSA. ACC will be solely responsible for the development, sales, marketing, operations, distribution and training of all franchise locations sold in the KSA.

ACC is required to pay MMDI $150,000 pursuant to the Master Franchise Agreement upon the occurrence of various events. ACC is required to pay MMDI $20,000 upon the execution of each franchise agreement for each individual restaurant and a monthly royalty fee of $1,000 for each restaurant. Further, ACC is to adhere to the agreed upon development schedule as outlined in the master franchise agreement. An initial $50,000 deposit was paid on the agreement and no other amount is due at this time.

F-65

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Taxes

The Company failed in certain instances in paying past state and local sales taxes collected from customers in specific states that impose a tax on sales of the Company’s products during 2017 and 2018. As of the second quarter 2022, all past due tax on sales from 2017 and 2018 has been paid in full. The Company had accrued a sales tax liability for approximately $44,615 and $125,550 as of December 31, 2022, and December 31, 2021, respectively. All current state and local sales taxes from January 1, 2018, for open Company-owned locations have been fully paid and in a timely manner. The Company has completed all the payment plans with the various state or local entities for these past owed amounts.

Litigations, Claims and Assessments

On April 24, 2022, the Company and a convertible note holder entered into an agreement in which the Company will repay a total of $110,000 in connection with the default judgement issued on June 22, 2018, by the Iowa District Court for Polk County #CVCV056029, filed against the Company for failure to pay the remaining balance due on a promissory note in the amount of $100,000, together with interest, attorney fees and other costs of $171,035. The Company agreed to pay $40,000 on or before May 1, 2020 and to make seven installment payments of $10,000 per month starting on or before June 1, 2022. As of December 30, 2022, the Company has paid this note in full.

On or about March 7, 2019, the Company was listed as a defendant to a lawsuit filed by a contractor in the State of Texas in El Paso County #2019DCV0824. The contractor is claiming a breach of contract and is seeking $32,809 in damages for services claimed to be rendered by the contractor. The Company accrued $30,000 for the liability in accounts payable and accrued expenses as of December 31, 2022 and 2021.

On January 23, 2020, the Company was served a judgment issued by the Judicial Council of California in the amount of $130,185 for a breach of a lease agreement in Chicago, Illinois, in connection with a Company-owned store that was closed in 2018. As of December 31, 2022, the Company has accrued for the liability in accounts payable and accrued expenses.

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. In the opinion of management after consulting legal counsel, such matters are currently not expected to have a material impact on the Company’s financial statements.

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements after consulting legal counsel.

Corporate Address Change

During August 2022 the Company relocated its corporate office address from 2600 South Shore Blvd. Suite 300, League City, Texas, to 1751 River Run, Ste 200, Fort Worth, TX 76107.

Employment Agreements

On November 16, 2022, the Company entered into an Executive Employment Agreement with Michael Roper (the “Roper Agreement”), which replaced his prior employment agreement. Pursuant to the Roper Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company on an at will basis. During the term of the Roper Agreement, Mr. Roper is entitled to a base salary at the annualized rate of $350,000. Mr. Roper will be eligible for a discretionary performance bonus to be determined by the Board annually. Further, Mr. Roper will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Roper is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Roper is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Roper will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 18 months following the second anniversary of the Roper Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Roper Agreement will automatically terminate and the prior employment agreement will again be in full effect.

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MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 16, 2022, the Company entered into an Executive Employment Agreement with Jennifer Black (the “Black Agreement”), which replaced her prior employment agreement. Pursuant to the Black Agreement, Ms. Black will continue to be employed as Chief Financial Officer of the Company on an at will basis. During the term of the Black Agreement, Ms. Black is entitled to a base salary at the annualized rate of $190,000. Ms. Black will be eligible for a discretionary performance bonus up to 50% of her annual salary. Further, Ms. Black will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Ms. Black is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Black is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Black will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Black Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Black Agreement will automatically terminate and the prior employment agreement will again be in full effect.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kenn Miller (the “Miller Agreement”), which replaced his prior employment agreement. Pursuant to the Miller Agreement, Mr. Miller will continue to be employed as Chief Operating Officer of the Company on an at will basis. During the term of the Miller Agreement, Mr. Miller is entitled to a base salary at the annualized rate of $275,000. Mr. Miller will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Miller will be entitled to an additional bonus of $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Miller is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Miller is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Miller will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 12 months following the second anniversary of the Miller Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Miller Agreement will automatically terminate and the prior employment agreement will again be in full effect.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kevin Mohan (the “Mohan Agreement”), which replaced his prior employment agreement. Pursuant to the Mohan Agreement, Mr. Mohan will continue to be employed as Chief Investment Officer of the Company on an at will basis. During the term of the Employment Agreement, Mr. Mohan is entitled to a base salary at the annualized rate of $200,000. Mr. Mohan will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Mohan will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Mohan is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Mohan is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Mohan will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Mohan Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Mohan Agreement will automatically terminate and the prior employment agreement will again be in full effect.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Aimee Infante (the “Infante Agreement”), which replaced her prior employment agreement. Pursuant to the Infante Agreement, Ms. Infante will continue to be employed as Chief Marketing Officer of the Company on an at will basis. During the term of the Infante Agreement, Ms. Infante is entitled to a base salary at the annualized rate of $175,000. Ms. Infante will be eligible for a discretionary performance bonus up to 25% of her annual salary. Further, Ms. Infante will be entitled to an additional bonus of $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Ms. Infante is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Infante is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Infante will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Infante Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Infante Agreement will automatically terminate, and the prior employment agreement will again be in full effect.

F-67

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 9, 2022, the Company and Ferdinand Groenewald, the former Chief Accounting Officer, entered a letter agreement providing that Mr. Groenewald will continue to be engaged by the Company on an at-will basis with a base salary at the annualized rate of $175,000 effective February 14, 2022. Mr. Groenewald was entitled to a discretionary performance bonus to be paid in cash or equity of up to 25% of his salary. Within 90 days of the effective date, the Company issued Mr. Groenewald stock options to receive 25,000 shares of common stock which will over a term of five years. If Mr. Groenewald is terminated by the Company for any reason other than cause, including termination without cause in connection with a change in control, he was entitled to a severance package of six months of salary and health and dental benefits paid in accordance with the Company’s payroll schedule and insurance program, but subject to the execution of a valid release in favor of the Company and its related parties. See Note 17 – Equity – Options for details related to the issuance of the stock options.

Departure of Officer

On June 21, 2022, the Company advised Ferdinand Groenewald that the position of Chief Accounting Officer has been eliminated. Mr. Groenewald continued his employment with the Company through July 29, 2022, at which time he became entitled to the severance for termination without cause as outlined in the letter agreement between the Company and Mr. Groenewald dated February 9, 2022.

NASDAQ Notice

On February 1, 2022, the Company received a letter from the Staff therein indicating that, based upon the closing bid price of the Company’s common stock for the prior 30 consecutive business days, the Company was not in compliance with the requirement to the Minimum Bid Price Requirement. Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), the Company was granted 180 calendar days, or until August 1, 2022, to regain compliance. On August 2, 2022, the Company received a second letter from the Staff advising that the Company had been granted an additional 180 calendar days, or to January 30, 2023, to regain compliance with the Minimum Bid Price Requirement, in accordance with NASDAQ Listing Rule 5810(c)(3)(A).

The Company intends to actively monitor the minimum bid price of its common stock and may, as appropriate, consider available options to regain compliance with the Rule. There can be no assurance that the Company will be able to regain compliance with the Rule or will otherwise be in compliance with other NASDAQ listing criteria.

F-68

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – REPORTABLE OPERATING SEGMENTS

See Note 1 – Business Organization and Nature of Operations for descriptions of our operating segments.

The following table sets forth the results of operations for the relevant segments for the years ended December 31, 2022 and 2021:

	December, 31,	December, 31,
	2022	2021
Revenues
Muscle Maker Grill Division	$4,443,177	$5,530,803
Pokemoto Division	4,952,959	2,685,498
Non-Traditional (Hybrid) Division	383,270	665,884
SuperFit Foods Division	1,333,367	1,467,451
Sadot Division	150,585,644	—
	$161,698,417	$10,349,636

Operating Loss
Muscle Maker Grill Division	$(938,261)	$(493,635)
Pokemoto Division	92,884	632,929
Non-Traditional (Hybrid) Division	(328,577)	(1,009,774)
SuperFit Division	37,885	192,789
Sadot Division	4,548,440	—
Corporate and unallocated sales, general and administrative expenses(a)	(6,149,801)	(8,088,682)
Stock-based consulting expenses	(3,601,987)	—
Unallocated operating other income/ (expense)(b)	(1,777,733)	(680,921)
Operating Loss	$(8,117,150)	$(9,447,294)
Other income/ (expense)	44,944	(9,097)
Interest expense, net	(6,730)	(69,514)
Change in fair value of accrued compensation	—	127,500
Gain on debt extinguishment	141,279	1,228,308
Loss before income taxes	$(7,937,657)	$(8,170,097)

(a)	Includes charges related to corporate expense that the Company does not allocate to the respective divisions. For the years ended December 31, 2022 and 2021, the largest portion of this expense related to corporate payroll, benefits and other compensation expenses of $3,682,605 and $3,198,844, respectively, and professional and consulting expense of $1,010,866 and $3,707,773, respectively.

(b)	Includes charges related to the Impairment of intangible assets and goodwill, related to Muscle Maker Grill intangible assets and goodwill, amortization of intangible asset, corporate depreciation of fixed assets, Preopening expenses and Post-closing expenses.

NOTE 17 – EQUITY

Authorized Capital

On October 7, 2021, the shareholders approved to amend the Company’s articles of incorporation to increase the number of authorized shares of common stock from 25,000,000 to 50,000,000 shares of $0.0001 par value share common stock. As of December 31, 2021, the Company was authorized to issue 50,000,000 shares of $0.0001 par value per share common stock. The holders of the Company’s common stock are entitled to one vote per share.

F-69

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock Option and Stock Issuance Plan

2020 Plan

The Company’s board of directors and shareholders approved and adopted on October 27, 2020 the 2020 Equity Incentive Plan (“2020 Plan”), effective on October 27, 2020 under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock Units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2020 Plan, the Company reserved 1,750,000 shares of common stock for issuance. As of December 31, 2022, 889,756 shares have been issued under the 2020 Plan.

2021 Plan

The Company’s board of directors and shareholders approved and adopted on October 7, 2021 the 2021 Equity Incentive Plan (“2021 Plan”), effective on September 16, 2020 under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2021 Plan, the Company reserved 1,500,000 shares of common stock for issuance. As of December 31, 2022, 625,120 shares have been issued and 312,500 options to purchase shares have been awarded under the 2021 Plan.

Common Stock Issuances

On February 3, 2021, the Company issued an aggregate of 20,000 shares of common stock of the Company to a digital marketing consultant with an aggregate fair value of $42,600.

On April 30, 2021, the Company issued an aggregate of 10,000 shares of common stock of the Company to a digital marketing consultant, pursuant to their service agreement, with an aggregate fair value of $14,700.

On May 6, 2021, the Company issued an aggregate of 150,000 shares of common stock of the Company to a digital marketing consultant with an aggregate fair value of $214,500. The Company originally accrued for the liability as accrued compensation expense on the books, as the share were fully earned pursuant to their service agreement. On the date of issues of the shares the Company recorded a gain on the change in fair value of the accrued compensation of $127,500 in the Consolidated Statement of Operations.

On May 27, 2021, the Company cancelled 11,879 shares of common stock previously issued to an investor pursuant to a settlement. The cancellation of the 11,879 shares was part of the settlement agreement. See Note 15 – Commitments and Contingencies – Litigation, Claims and Assessments for further details related to the settlement.

On August 24, 2021, the Company issued an aggregate of 15,000 shares of common stock of the Company to a digital marketing consultant, pursuant to their service agreement, with an aggregate fair value of $20,999.

On August 26, 2021, the Company issued an aggregate of 1,100 shares of common stock of the Company to an investor in the Company, with an aggregate fair value of $1,540.

On October 11, 2021, the Company issued an aggregate of 40,000 shares of common stock of the Company to a consultant for general consulting services, pursuant to their service agreement, with an aggregate fair value of $40,800.

On October 22, 2021, the Company issued an aggregate of 15,000 shares of common stock of the Company to a digital marketing consultant, pursuant to their service agreement, with an aggregate fair value of $15,150.

On December 3, 2021, the Company issued 82,500 shares of common stock of the Company to a consultant for business strategy consulting with a fair value of $84,975.

On December 7, 2021, the Company issued an aggregate of 160,000 shares of common stock of the Company to a consultant for strategic advisory and digital marketing services with an aggregate fair value of $177,600.

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MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 27, 2021, the Company issued 10,000 shares of common stock of the Company to a consultant with a fair value of $7,400.

On January 3, 2022, the Company authorized the issuance of an aggregate of 1,200,000 shares of common stock in connection with the cashless exercise of the pre-funded warrants. Pursuant to the terms of the pre-funded warrants a total of 1,200,215 warrants were exercised.

On January 6, 2022, the Company authorized the issuance of an aggregate of 39,573 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2021. The Company accrued for the liability as of December 31, 2021.

On January 18, 2022, the Company issued an aggregate of 30,000 shares of common stock of the Company to a consultant that assisted with the acquisition of SuperFit Foods and Pokemoto, with an aggregate fair value amount of $15,600. The Company accrued for the liability as of December 31, 2021.

On February 24, 2022, the Company authorized the issuance of an aggregate of 1,209,604 shares of common stock in connection with the cashless exercise of the pre-funded warrants. Pursuant to the terms of the pre-funded warrants a total of 1,210,110 warrants were exercised.

On March 31, 2022, the Company authorized the issuance of an aggregate of 53,961 shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2022.

On April 4, 2022, the Company authorized the issuance of 20,000 shares of common stock to a member of the executive team per the employment agreement. The stock was not fully earned until April 4, 2022.

On June 8, 2022, the Company authorized the issuance of 5,000 shares of common stock to a contractor for work done at a Company owned location.

On June 30, 2022, the Company recognized 30,910 shares of common stock for book purpose to reconcile the shares outstanding to the transfer agent report.

On July 14, 2022, the Company authorized the issuance of an aggregate of 74,019 shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2022.

On October 12, 2022, the Company authorized the issuance of an aggregate of 75,792 shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2022.

On November 29, 2022, the Company authorized the issuance of an aggregate of 438,085 shares of common stock in connection with the exercise of pre-funded warrants.

See Note 15 – Commitments and Contingencies – Consulting Agreements and Board Compensation for details related to additional stock issuances during the years ended December 31, 2022 and 2021.

Private Placements

On April 7, 2021, the Company entered into a Securities Purchase Agreement with an accredited investor (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) pursuant to which the investor agreed to purchase from the Company for an aggregate purchase price of approximately $10,000,000 (i) 1,250,000 shares of common stock of the Company (ii) a common stock purchase warrant to purchase up to 4,115,227 shares of common stock (the “Common Warrant”) and (iii) a pre-funded common stock purchase warrant to purchase up to 2,865,227 shares of common stock (the “pre-funded warrant”). Each share and accompanying common warrant is being sold together at a combined offering price of $2.43 per share and Common Warrant, and each pre-funded warrant and accompanying common warrant is being sold together at a combined offering price of $2.42 per pre-funded warrant and accompanying common warrant. The pre-funded warrant is immediately exercisable, at a nominal exercise price of $0.01 per share, and may be exercised at any time until the pre-funded warrant is fully exercised. The common warrant will have an exercise price of $2.43 per share, are immediately exercisable and will expire 5.5 years from the date of issuance. The Private Placement closed on April 9, 2021.

F-71

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties thereto. Pursuant to the Securities Purchase Agreement, the Company was required to register the resale of the shares and the shares issuable upon exercise of the common warrant and the pre-funded warrant. The Company prepared and filed a registration statement with the Securities and Exchange Commission within 30 days of the date of the Securities Purchase Agreement and to used commercially reasonable efforts to have the registration statement declared effective within 90 days of the closing of the Private Placement.

Pursuant to a placement agency agreement, dated April 6, 2021, between the Company and A.G.P./Alliance Global Partners (the “Placement Agent”) entered into in connection with the Private Offering, the Placement Agent acted as the sole placement agent for the Private Placement and the Company has paid customary placement fees to the Placement Agent, including a cash fee equal to 8% of the gross proceeds raised in the Private Placement and a common stock purchase warrant to purchase shares of common stock in an amount equal to 4% of the Shares and shares of common stock issuable upon exercise of the warrants sold in the Private Placement, the warrant has an exercise price of $2.916 per share and is exercisable commencing six months from the date of the pricing of the Private Placement for a period of five years after such date. Pursuant to the Placement Agency Agreement, the Company has also agreed to reimburse certain expenses of the placement agent incurred in connection with the Private Placement.

On November 17, 2021, the Company entered into a Securities Purchase Agreement with accredited investors (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) pursuant to which the investors (the “Purchasers”) agreed to purchase from the Company for an aggregate purchase price of approximately $15,000,000 (i) 6,772,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “common stock”) (ii) a common stock purchase warrant to purchase up to 10,830,305 shares of common stock (the “common warrant”) and (iii) a pre-funded common stock purchase warrant to purchase up to 4,058,305 shares of common stock (the “pre-funded warrant”). Each share and accompanying common warrant were being sold together at a combined offering price of $1.385 per share and common warrant, and each pre-funded warrant and accompanying Common Warrant is being sold together at a combined offering price of $1.3849 per pre-funded warrant and accompanying common warrant. The pre-funded warrant is immediately exercisable, at a nominal exercise price of $0.0001 per share, and may be exercised at any time until the pre-funded warrant is fully exercised. The common warrant will have an exercise price of $1.385 per share, are immediately exercisable and will expire 5 years from the date of issuance. The Private Placement closed on November 22, 2021.

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties thereto. Pursuant to the Securities Purchase Agreement, the Company is required to register the resale of the shares and the shares issuable upon exercise of the common warrant and the pre-funded warrant. The Company was required to prepare and file a registration statement with the Securities and Exchange Commission within 30 days of the date of the Securities Purchase Agreement and used commercially reasonable efforts to have the registration statement declared effective within 90 days of the closing of the Private Placement.

Pursuant to a placement agency agreement, dated November 17, 2021, between the Company and A.G.P./Alliance Global Partners (the “Placement Agent”) entered into in connection with the Private Offering, the Placement Agent acted as the sole placement agent for the Private Placement and the Company has paid customary placement fees to the Placement Agent, including a cash fee equal to 8% of the gross proceeds raised in the Private Placement and a common stock purchase warrant to purchase shares of Common Stock in an amount equal to 4% of the Shares and shares of common stock issuable upon exercise of the warrants sold in the Private Placement, which warrant has an exercise price of $1.662 per share and is exercisable commencing six months from the date of the pricing of the Private Placement for a period of five years after such date. Pursuant to the Placement Agency Agreement, the Company has also agreed to reimburse certain expenses of the placement agent incurred in connection with the Private Placement. The warrants for the November 17, 2021, private placement for the Placement Agents were issued in the fourth quarter of 2022.

F-72

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted Common Stock

On January 1, 2021, 1,200 shares of restricted common stock vested that was originally issued to employees and consultants in May 2017.

On February 11, 2021, the Company issued an aggregate of 221,783 shares of restricted common stock of the Company to various executives and an employee. The restricted common stock is fully vested upon the date of grant.

On April 4, 2022, the Company authorized the issuance of 20,000 shares of common stock to a member of the executive team per the employment agreement.

At December 31, 2022, there was no restricted common stock outstanding. A summary of the activity related to the restricted common stock for the years ended December 31, 2022 and 2021, respectively, is presented below:

		Weighted-average grant date
	Total	fair value
Outstanding at January 1, 2021	1,200	$65.33
Granted	221,783	2.87
Forfeited	—	—
Vested	(222,983)	3.21
Outstanding at December 31, 2021	—	—
Granted	20,000	0.54
Forfeited	—	—
Vested	(20,000)	0.54
Outstanding at December 31, 2022	—	$—

Warrant and Option Valuation

The Company has computed the fair value of warrants granted and options accrued for as accrued compensation expense using the Black-Scholes option pricing model. The expected term used for warrants and options issued to non-employees is the contractual life. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected term of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

Options

On May 2, 2022, the Company, pursuant to the employment agreements, issued options to purchase an aggregate of 312,500 shares of the Company’s common stock. The options had an exercise price of $0.41 per share and vest ratably over 20 quarters with the first vesting occurring on June 30, 2022.

On October 10, 2022, the Company issued options to purchase 25,000 shares of the Company’s common stock. The options had an exercise price of $0.41 per share and vest ratably over 20 quarters with the first vesting occurring on December 31, 2022.

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MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

There were 25,000 shares forfeited upon the departure of an officer.

A summary of option activity during the years ended December 31, 2022 and 2021 is presented below:

	Number of	Weighted-average	Weighted-average remaining
	options	exercise price	life (in years)
Outstanding, January 1, 2021	300,000	$3.33	1.10
Issued	—	—
Exercised	—	—
Forfeited	(200,000)	2.50
Outstanding, December 31, 2021	100,000	$5.00	1.92
Issued	337,500	0.41	4.40
Exercised	—	—
Forfeited	(25,000)	0.41
Outstanding, December 31, 2022	412,500	$1.52	3.56

Exercisable, December 31, 2022	144,375	$3.59	1.98

The Company has estimated the fair value of the options using the Black-Scholes model using the following assumptions:

For the Year Ended
December 31,2022
Risk free interest rate	1.53-4.33%
Expected term (years)	5
Expected volatility	59.10-156.87%
Expected dividends	—

Warrants

On May 24, 2021, the Company issued 1,465,227 shares of common stock in connection with the exercising of the pre-funded warrant for $14,652.

On May 28, 2021, the Company issued 1,400,000 shares of common stock in connection with the exercising of the pre-funded warrant for $14,000.

On December 23, 2021, the Company issued 1,210,110 shares of common stock in connection with the exercising of the pre-funded warrant for $121.

On January 3, 2022, the Company issued 1,200,000 shares of common stock in connection with the cashless exercise of the pre-funded warrants. Pursuant to the terms of the pre-funded warrants a total of 1,200,215 warrants were exercised.

F-74

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 24, 2022, the Company issued 1,209,604 shares of common stock in connection with the cashless exercise of the pre-funded warrants. Pursuant to the terms of the pre-funded warrants a total of 1,210,110 warrants were exercised.

On November 29, 2022, the Company issued 438,085 shares of common stock in connection with the exercising of pre-funded warrants for $44.

A summary of warrants activity during the years ended December 31, 2022 and 2021 is presented below:

		Weighted-average	Weighted-average
	Number of	exercise	remaining life
	Warrants	price	(in years)
Outstanding, January 1, 2021	2,582,857	$4.08	3.3
Issued	21,869,064	0.46
Exercised	(4,075,337)	0.01
Forfeited	(92,568)	19.99
Outstanding, December 31, 2021	20,284,016	$1.66	4.0
Issued	597,819	2.01
Exercised	(2,848,195)	0.01
Forfeited	—	—
Outstanding, December 31, 2022	18,033,640	$1.93	3.5

Exercisable, December 31, 2022	18,033,640	$1.93	3.5

The grant date fair value of warrants granted during the years ended December 31, 2022 and 2021 was established during the Private Placement.

Stock-Based Compensation Expense

Stock-based compensation related to restricted stock issued to employees, directors and consultants, warrants and warrants to consultants amounted to $140,377 and $2,207,046 for the years ended December 31, 2022 and 2021, respectively, of which $140,377 and $2,200,274, respectively, was recorded in Sales, general and administrative expenses and $— and $6,772, respectively, was recorded in Labor expense within Restaurant operating expenses.

NOTE 18 – SUBSEQUENT EVENTS

Common Stock

On January 5, 2023, the Company authorized the issuance of an aggregate of 31,308 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2022. The Company accrued for the liability as of December 31, 2022.

Stock Options

On February 27, 2023, the Company issued options to purchase an aggregate of 531,072 shares of our common stock. The options had an exercise price of $1.505 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.

On March 15, 2023, the Company issued options to purchase 68,928 shares of our common stock. The options had an exercise price of $1.505 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.

Appointment of Directors

On February 2, 2023, the Board appointed Na Yeon (“Hannah”) Oh and Ray Shankar to the Board of Directors, effective March 1, 2023.

F-75

MUSCLE MAKER, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NASDAQ Notice

On January 31, 2023, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that, based upon the Company’s non-compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on NASDAQ as set forth in NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) as of January 31, 2023, the Company would need to request a hearing to appeal the determination.

The Company requested a hearing before a NASDAQ Hearings Panel (the “Panel”) on February 7, 2023. The hearing was scheduled for March 23, 2023. On March 2, 2023, the Company received notice from Nasdaq confirming that the Company has cured its bid price deficiency and has fully regained compliance with the Minimum Bid Price Rule.

Authorized Capital Stock

The Company’s board of directors and shareholders approved on February 28, 2023 an increase in the authorized capital stock to 150,000,000 shares of common stock, par value of $0.0001.

2023 Equity Incentive Plan

The Company’s board of directors and shareholders approved and adopted on February 28, 2023 the 2023 Equity Incentive Plan (“2023 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock Units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2023 Plan, the Company reserved 2,500,000 shares of common stock for issuance. As of the date of the issuance of these Consolidated Financial Statements no shares have been issued and 68,928 option to purchase shares have been awarded under the 2023 Plan.

Employment Agreement

On March 21, 2023, the Company entered into an Executive Employment Agreement with Jennifer Black (the “Black Agreement”), which replaced her prior employment agreement. Pursuant to the Black Agreement, Ms. Black will continue to be employed as Chief Financial Officer of the Company on an at will basis. During the term of the Black Agreement, Ms. Black is entitled to a base salary at the annualized rate of $250,000. Ms. Black will be eligible for a discretionary performance bonus up to 50% of her annual salary. Further, Ms. Black will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Ms. Black is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Black is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Black will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Black Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Black Agreement will automatically terminate and the prior employment agreement will again be in full effect.

F-76

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby. None of the expenses listed below are to be borne by the Selling Stockholder named in the prospectus that forms a part of this registration statement. All amounts are estimates, except for the SEC registration fee:

Amount to be paid
SEC registration fee	$2,942.05
Legal fees and expenses*	25,000.00
Accounting fees and expenses*	25,000.00
Printing expenses*	15,000.00
Total	$67,942.05

* Except for the SEC registration fee, estimated solely for the purposes of this Item 13, actual expenses may vary.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and our Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada Revised Statutes, or NRS, against all expense, liability and loss (including attorneys’ fees and amounts paid in settlement) reasonably incurred or suffered by such.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Articles of Incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

We have entered into indemnification agreements with our directors and certain officers, in addition to the indemnification permitted under the NRS and provided under our Articles of Incorporation and our Bylaws, and intend to enter into indemnification agreements with any new directors and officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our Articles of Incorporation, Bylaws, indemnification agreements, indemnity agreement, and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Articles of Incorporation, Bylaws, indemnification agreements, indemnity agreement, or law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following issuances of our securities were made pursuant exemptions contained in Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder:

Issuance of Stock

On February 3, 2021, the Company issued an aggregate of 20,000 shares of common stock of the Company to a digital marketing consultant with an aggregate fair value of $42,600.

II-1

On February 3, 2021, the Company issued an aggregate of 16,126 shares of common stock of the Company to the members of the board of directors as compensation earned through the end of the fourth quarter of 2020.

On February 7, 2021, the Company entered into a Consulting Agreement with consultants as a strategy business consultant to provide the Company with business and marketing advice as needed. The term of the agreement is for five months from the effective date on February 7, 2021. Pursuant to the terms of the agreement the Company agreed to pay the consultant a total of 100,000 shares of the Company’s common stock. The Company issued 60,000 shares of common stock upon the effective date of the agreement with the remaining 40,000 to be issued upon the successful completion of the agreement. As of December 31, 2022, the Company issued the remaining 40,000 shares of common with a grant date fair value of $42,400 pursuant to the terms of the agreement.

On February 11, 2021, the Company issued an aggregate of 221,783 shares of common stock the Company to various executives and an employee pursuant to the approval of the compensation committee under the 2020 Plan.

On March 8, 2021, the Company entered into a Consulting Agreement with consultants as a strategy business consultant to provide the Company with financial and business. The term of the agreement is for five months from the effective date on March 8, 2021. Pursuant to the terms of the agreement the Company agreed to pay the consultant a total of 100,000 shares of the Company’s common stock. The Company issued 70,000 shares of common stock upon the effective date of the agreement with the remaining 30,000 to be issued upon the successful completion of the agreement. As of December 31, 2022, the Company issued the remaining 30,000 shares of common with a grant date fair value of $31,800 pursuant to the terms of the agreement.

On March 22, 2021, the Company entered into a Consulting Agreement with consultants with experience in the area of investor relations and capital introductions. The term of the agreement is for six months from the effective date on March 22, 2021. Pursuant to the terms of the agreement the Company paid $250,000 in cash and issued 150,000 shares of the Company’s common stock.

On March 25, 2021, the Company entered into an asset purchase agreement with SuperFit Foods, LLC a Florida limited liability company and SuperFit Foods LLC, a Nevada limited liability company (the “SuperFit Acquisition”). The purchase price of the assets and rights was $1,150,000 which included $475,000 that was paid at closing and the remaining $625,000 paid in 268,240 shares of common stock. The remaining $25,000, which was to be issued in the Company’s common stock, was forfeited as the Company and former owner agreed that not all obligations were met.

On March 31, 2021, the Company authorized the issuance of an aggregate of 12,711 shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2021.

On April 7, 2021, the Company entered into a Securities Purchase Agreement with an accredited investor for a private placement pursuant to which the investor agreed to purchase from the Company for an aggregate purchase price of approximately $10,000,000 (i) 1,250,000 shares of common stock of the Company (ii) a common stock purchase warrant to purchase up to 4,115,227 shares of common stock (the “common warrant”) and (iii) a pre-funded common stock purchase warrant to purchase up to 2,865,227 shares of common stock (the “pre-funded warrant”). Each share and accompanying common warrant were sold together at a combined offering price of $2.43 per share and common warrant, and each pre-funded warrant and accompanying common warrant is being sold together at a combined offering price of $2.42 per pre-funded warrant and accompanying common warrant. The pre-funded warrant is immediately exercisable, at a nominal exercise price of $0.01 per share, and may be exercised at any time until the pre-funded warrant is fully exercised. The common warrant has an exercise price of $2.43 per share, are immediately exercisable and will expire 5.5 years from the date of issuance. The private placement closed on April 9, 2021.

On April 30, 2021, the Company issued an aggregate of 10,000 shares of common stock of the Company to a digital marketing consultant, pursuant to their service agreement, with an aggregate fair value of $14,700.

On May 6, 2021, the Company issued an aggregate of 150,000 shares of common stock of the Company to a digital marketing consultant with an aggregate fair value of $214,500. The Company accrued for the liability as accrued compensation expense on the books as of June 30, 2021, as the share were fully earned pursuant to their service agreement.

On May 14, 2021, the Company and the former owners of the Poke Entities II (as defined below) entered into a Membership Interest Exchange Agreement pursuant to which the Company acquired Poke Co Holdings LLC, GLL Enterprises LLC, and TNB Holdings II, LLC, each a Connecticut limited liability company (collectively, the Poke Entities II”) in exchange for shares of common stock of the Company valued at $1,250,000. The Company issued 880,282 shares of common stock of the Company. The price per share was determine by using the 10-day trading average preceding the date of closing.

On May 27, 2021, the Company cancelled 11,879 shares of common stock previously issued to an investor pursuant to a settlement agreement. The cancellation of the 11,879 shares was part of the settlement agreement.

On August 24, 2021, the Company issued an aggregate of 15,000 shares of common stock of the Company to a digital marketing consultant, pursuant to their service agreement, with an aggregate fair value of $20,999.

On August 24, 2021, the Company authorized the issuance of an aggregate of 20,829 shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2021.

On August 26, 2021, the Company issued an aggregate of 1,100 shares of common stock of the Company to an investor in the Company.

On October 11, 2021, the Company issued an aggregate of 40,000 shares of common stock of the Company to a consultant for general consulting services, pursuant to their service agreement, with an aggregate fair value of $40,800.

On October 21, 2021, the Company authorized the issuance of an aggregate of 24,275 shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2021.

On October 22, 2021, the Company issued an aggregate of 15,000 shares of common stock of the Company to a digital marketing consultant, pursuant to their service agreement, with an aggregate fair value of $15,150.

II-2

On November 17, 2021, the Company entered into a Securities Purchase Agreement with accredited investors for a private placement pursuant to which the investors (the “Purchasers”) purchased from the Company for an aggregate purchase price of approximately $15,000,000 (i) 6,772,000 shares (the “shares”) of common stock of the Company, (ii) a common stock purchase warrant to purchase up to 10,830,305 shares of common stock (the “November common warrant”) and (iii) a pre-funded common stock purchase warrant to purchase up to 4,058,305 shares of common stock (the “pre-funded warrant”). Each share and accompanying November common warrant was sold together at a combined offering price of $1.385 per share and November common warrant, and each pre-funded warrant and accompanying November common warrant was sold together at a combined offering price of $1.3849 per pre-funded warrant and accompanying November common warrant. The November pre-funded warrant is immediately exercisable, at a nominal exercise price of $0.0001 per share, and may be exercised at any time until the November pre-funded warrant is fully exercised. The November common warrant will have an exercise price of $1.385 per share, are immediately exercisable and will expire 5 years from the date of issuance. The private placement closed on November 22, 2021.

On December 3, 2021, the Company issued 82,500 shares of common stock of the Company to a consultant for business strategy consulting with a fair value of $84,975.

On December 7, 2021, the Company issued an aggregate of 160,000 shares of common stock of the Company to a consultant for strategic advisory and digital marketing services with an aggregate fair value of $177,600.

On December 27, 2021, the Company issued 10,000 shares of common stock of the Company to a consultant with a fair value of $7,400.

On January 3, 2022, the Company authorized the issuance of an aggregate of 1,200,000 shares of common stock in connection with the cashless exercise of the pre-funded warrants. Pursuant to the terms of the pre-funded warrants a total of 1,200,215 warrants were exercised.

On January 6, 2022, the Company authorized the issuance of an aggregate of 39,573 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2021. The Company accrued for the liability as of December 31, 2021.

On January 18, 2022, the Company issued an aggregate of 30,000 shares of common stock of the Company to a consultant that assisted with the acquisition of SuperFit Foods and Pokemoto, with an aggregate fair value amount of $15,600. The Company accrued for the liability as of December 31, 2021.

On February 24, 2022, the Company authorized the issuance of an aggregate of 1,209,604 shares of common stock in connection with the cashless exercise of the pre-funded warrants. Pursuant to the terms of the pre-funded warrants a total of 1,210,110 warrants were exercised.

On March 31, 2022, the Company authorized the issuance of an aggregate of 53,961 shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2022.

On April 4, 2022, the Company authorized the issuance of 20,000 shares of common stock to a member of the executive team per the employment agreement. The stock was not fully earned until April 4, 2022.

On June 8, 2022, the Company authorized the issuance of 5,000 shares of common stock to a contractor for work done at a Company owned location.

On June 30, 2022, the Company recognized 30,910 shares of common stock for book purposes to reconcile the shares outstanding to the transfer agent report.

On July 14, 2022, the Company authorized the issuance of an aggregate of 74,019 shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2022.

On October 12, 2022, the Company authorized the issuance of an aggregate of 75,792 shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2022.

On November 29, 2022, the Company authorized the issuance of an aggregate of 438,085 shares of common stock in connection with the exercise of pre-funded warrants.

On January 5, 2023, the Company authorized the issuance of an aggregate of 31,308 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2022. The Company accrued for the liability as of December 31, 2022.

On May 25, 2023, the Company issued 2.7 million shares of common stock to Aggia as consulting fees earned during the first quarter of 2023.

On July 11, 2023, the Company issued of an aggregate of 32.9 thousand shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2023.

On October 19, 2022, the Company formed Sadot Agri-Foods. On November 14, 2022, the Company, Sadot Agri-Foods and Aggia entered into the Services Agreement. The closing date of the Services Agreement was November 16, 2022. The parties entered into Addendum 1 to the Services Agreement on November 17, 2022. Further, on July 14, 2023 (the “Addendum Date”), effective April 1, 2023, the parties entered into Addendum 2 to the Services Agreement (“Addendum 2”) pursuant to which the parties amended the compensation that Aggia is entitled. Pursuant to Addendum 2, on the Addendum Date, the Company issued 8.9 million shares of common stock of the Company (the “Shares”), which such Shares represent 14.4 million Shares that Aggia is entitled to receive pursuant to the Services Agreement less the 5.6 million Shares that have been issued to Aggia pursuant to the Services Agreement as of the Addendum Date. The Company will not issue Aggia in excess of 14.4 million Shares representing 49.9% of the number of issued and outstanding shares of common stock as of the effective date of the Services Agreement. The Shares shall be considered issued and outstanding as of the Addendum Date and Aggia shall hold all rights associated with such Shares. The Shares vest on a progressive schedule, at a rate equal to the net income of Sadot Agri-Foods, calculated quarterly divided by $3.125, which for accounting purposes shall equal 40% of the net income of Sadot Agri-Foods, calculated quarterly divided by $1.25. During the 30 day period after July 14, 2028 (the “Share Repurchase Date”), Aggia may purchase any Shares not vested. All Shares not vested or purchased by Aggia, shall be repurchased by the Company from Aggia at per share price of $0.001 per share.

II-3

On July 27, 2023 (the “Closing Date”), the Company entered into a Warrant Exercise Agreement (the “Exercise Agreement”) with Altium Growth Fund Ltd. (the “Exercising Holder”), the holder of outstanding warrants to purchase 2,153,309 shares of common stock of the Company issued in November 2021 (collectively, the “Original Warrants”), whereby the Exercising Holder and the Company agreed that the Exercising Holder would exercise the Original Warrants in consideration of 2,153,309 shares of common stock (the “Shares”). The Company expects to receive aggregate gross proceeds before expenses of approximately $2,153,309. In order to induce the Exercising Holder to exercise the Original Warrants, the Company agreed to reduce the exercise price on the Original Warrants from $1.385 to $1.00 per share.

The Shares were registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-261497), filed with the U.S. Securities and Exchange Commission under the Securities Act, including Amendment No. 1, thereto, which became effective on December 15, 2021. In connection with the exercise of the Original Warrants, the Company will issue an additional warrant to the Exercising Holder that is exercisable for the number of shares of common stock equal to one hundred percent of the Shares purchased by the Exercising Holder (the “Additional Warrant”). The Additional Warrant will be substantially identical to the Original Warrants, except that the exercise price of the Additional Warrant is $2.40. The Company is obligated to file a registration statement covering the shares of common stock underlying the warrants within 30 days and to have the registration statement declared effective within 90 days after filing with the Commission.

This prospectus relates to the offer and sale, from time to time, by the selling stockholders identified below, or their permitted transferees, of up to 36,468,392 shares of our common stock, par value $0.0001 per share (“common stock”), including (i) up to 34,087,810 shares of our common stock that we may issue and sell to from time to time after the date of this prospectus, pursuant to the dated

On September 22, 2023, the Company entered into Standby Equity Purchase Agreement (“SEPA”)with YA II PN, LTD., a Cayman Islands exempt limited partnership (“Yorkville”) a fund managed by Yorkville Advisors Global, LP. Under the SEPA, the Company agreed to issue and sell to Yorkville, from time to time, and Yorkville agreed to purchase from the Company, up to $25 million of the Company’s common stock. The Company shall not affect any sales under the SEPA and Yorkville shall not have any obligation to purchase shares of common stock under the SEPA to the extent that after giving effect to such purchase and sale (i) Yorkville would beneficially own more than 4.99% of the Company’s outstanding common stock at the time of such issuance (the “Ownership Limitation”), or (ii) the aggregate number of shares of common stock issued under the SEPA together with any shares of common stock issued in connection with any other related transactions that may be considered part of the same series of transactions, would exceed 19.9% of the outstanding voting common stock as of September 22, 2023 (the “Exchange Cap”). Thus, the Company may not have access to the right to sell the full $25 million of shares of common stock to Yorkville.

In connection with the SEPA, and subject to the condition set forth therein, Yorkville has agreed to advance us an aggregate principal amount of $4.0 million (the “Pre-Paid Advance”) which shall be evidenced by convertible promissory notes (the “Convertible Notes”) to be issued to Yorkville at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On September 22, 2203, Yorkville advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to Yorkville in the principal amount of $3.0 million. The balance of $1.0 million of the Pre-Paid Advance will be advanced by Yorkville to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note will be September 22, 2024, 12-months after the closing of the initial Pre-Paid Advance. Yorkville may convert the Convertible Notes into shares of our common stock at a conversion price equal to the lower of (A) (i) with respect to the initial Convertible Note issued on September 22, 2023, $1.1495, and (ii) with respect to the Convertible Note to be issued at the closing of the subsequent Pre-Paid Advance, a price per share equal to 110% of the daily volume weighted average price (“VWAP”) of the common stock on Nasdaq on the last trading day prior to the issuance of such Convertible Note, or (B) 95% of the lowest daily VWAP during the seven consecutive trading days immediately preceding the conversion (the “Conversion Price”), which in no event may the Conversion Price be lower than $0.33 (the “Floor Price”). Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Yorkville at a price per share equivalent to the Conversion Price as determined in accordance with the Convertible Notes in consideration of an offset to the Convertible Notes (“Yorkville Advance”). Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the Ownership Limitation, does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

In connection with the SEPA, we are registering herein 34,315,083 shares of common stock, comprised of (i) 227,273 Yorkville Commitment Shares and (ii) 34,087,810 shares of common stock issuable pursuant to the SEPA. The shares may be issued and sold to Yorkville, either (i) at the election of the Company, at 97% of the Market Price (as defined below) for the three consecutive trading days (the “Pricing Period”) commencing on the date that we direct Yorkville to purchase amounts of our common stock that we specify in a written notice (an “Advance Notice”), or (ii) pursuant to a Yorkville Advance, at a price per share equivalent to the Conversion Price as determined in accordance with the Convertible Notes. “Market Price” is defined as, for any Pricing Period, the daily VWAP of the common stock on Nasdaq during the Pricing Period.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

II-4

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are filed with this registration statement:

Exhibit No	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 14, 2019)
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on November 14, 2019).
3.3	Certificate of Change Pursuant to NRS 78.209 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 11, 2019)
3.4	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on November 16, 2020)
3.5	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrants Current Report on Form 8-K filed on March 7, 2023)
4.1	Form of Additional Warrant – Altium Growth Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on July 27, 2023)
5.1+	Opinion of Fleming PLLC.
10.1	Standby Equity Purchase Agreement, dated September 22, 2023, by and between Sadot Group Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2023).
10.2	Registration Rights Agreement, dated September 22, 2023, dated September 22, 2023, by and between Sadot Group Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2023).
10.3	Form of Convertible Notes issued to YA II PN, Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2023).
10.4	Global Guaranty Agreement, dated September 22, 2023 by and between Sadot Group Inc, Sadot LATAM LLC and Sadot LLC. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2023).
10.5	Warrant Exercise Agreement dated July 27, 2023 between Sadot Group Inc. and Altium Growth Fund Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 27, 2023)
23.1+	Consent of Kreit & Chiu LLP, independent registered public accounting firm.
23.2+	Consent of Fleming PLLC (included in Exhibit 5.1).
24.1+	Powers of Attorney (included on signature page to this registration statement).
107+	Calculation of Registration Fee.

(b) Financial Statement Schedules

See the Index to Financial Statements included on page F-1 for a list of the financial statements included in this prospectus.

(included on the signature page to the Registration Statement)

II-5

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement ( or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee “ table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on October 12, 2023.

SADOT GROUP INC.

By:	/s/Michael J. Roper
Name:	Michael J. Roper
Title:	Chief Executive Officer

By:	/s/ Jennifer Black
Name:	Jennifer Black
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael Roper and Jennifer Black with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Michael Roper	Chief Executive Officer
Michael Roper	(Principal Executive Officer)

/s/ Jennifer Black	Chief Financial Officer
Jennifer Black	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kevin Mohan	Chief Investment Officer and Director
Kevin Mohan

/s/ Jeff Carl	Director
Jeff Carl

/s/ A.B. Southall	Director
A.B. Southall

/s/ Stephen A. Spanos	Director
Stephen A. Spanos

/s/ Philip Balatsos	Director
Philip Balatsos

/s/ Hannah Oh	Director
Hannah Oh

/s/ Marvin Yeo	Director
Marvin Yeo

/s/ Mark McKinney	Director
Mark McKinney

/s/ Dr. Ahmed Khan	Director
Dr. Ahmed Khan

/s/ Paul L. Menchik	Director
Paul L. Menchik

/s/ Major General (ret) Malcolm Frost	Director
Major General (ret) Malcolm Frost

/s/ Benjamin Petel	Director
Benjamin Petel

/s/ Ray Shankar	Director
Ray Shankar

/s/ Paul Sansom	Director
Paul Sansom

/s/ David Errington	Director
David Errington

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